                                                                    EXHIBIT 10.9

                           ASSET PURCHASE AGREEMENT

                         Dated as of December 18, 1998

                                    Between

                         BAXTER HEALTHCARE CORPORATION

                                      and

                          OMNICELL TECHNOLOGIES INC.

                               TABLE OF CONTENTS

                                                                                                   Page
ARTICLE 1      PURCHASE OF ASSETS...............................................................      1
     1.1   Purchased Assets.....................................................................      1
     1.2   Excluded Assets......................................................................      3

ARTICLE 2      CONSIDERATION....................................................................      4
     2.1   Preliminary Purchase Price; Payment of Preliminary Purchase Price....................      4
     2.2   Purchase Price Adjustment............................................................      5
     2.3   Assumption of Liabilities............................................................      6
     2.4   Non-Assignable Contracts.............................................................      7
     2.5   Allocation of Purchase Price.........................................................      7

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................................      8
     3.1   Organization, Qualification and Corporate Power......................................      8
     3.2   Authorization of Transaction.........................................................      8
     3.3   Noncontravention.....................................................................      8
     3.4   No Material Consents.................................................................      9
     3.5   Latest Balance Sheet.................................................................      9
     3.6   Recent Events........................................................................      9
     3.7   Tax Matters..........................................................................     10
     3.8   Title and Condition of Properties....................................................     10
     3.9   Intellectual Property................................................................     10
     3.10  Contracts............................................................................     11
     3.11  Inventory............................................................................     12
     3.12  Litigation...........................................................................     12
     3.13  Employment Matters...................................................................     13
     3.14  Employees and Executive Compensation.................................................     13
     3.15  Licenses, Permits and Approvals......................................................     13
     3.16  Compliance with Laws.................................................................     14
     3.17  Product Warranty.....................................................................     14
     3.18  Installation.........................................................................     14
     3.19  Brokers' Fees........................................................................     14
     3.20  Accounting for Returns...............................................................     14

                                      i.

                               TABLE OF CONTENTS

                                                                                                   Page
     3.21  Year 2000 Compliance Obligations.....................................................     14

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE BUYER......................................     15
     4.1   Corporate Status.....................................................................     15
     4.2   Authority for Transaction............................................................     15
     4.3   No Breach or Default.................................................................     15
     4.4   Financial Statements; Books and Records..............................................     15
     4.5   Recent Events........................................................................     16
     4.6   Brokerage............................................................................     16
     4.7   Litigation...........................................................................     16

ARTICLE 5      COVENANTS PRIOR TO CLOSING.......................................................     16
     5.1   Conduct of Operations................................................................     16
     5.2   Buyer Access to Seller's Records and Premises........................................     16
     5.3   Seller Access to Buyer's Records and Premises........................................     17
     5.4   Buyer Confidentiality................................................................     17
     5.5   Seller Confidentiality...............................................................     17
     5.6   Cooperation..........................................................................     18
     5.7   HSR Approval.........................................................................     18
     5.8   Notice of Developments...............................................................     18
     5.9   Certain Employee and Employee Plan Matters...........................................     18
     5.10  Service and Installation.............................................................     21
     5.11  No Third-Party Beneficiaries.........................................................     21
     5.12  No Negotiation.......................................................................     21
     5.13  Use of Seller's Trademarks...........................................................     21
     5.14  Collection of Accounts Receivable....................................................     22
     5.15  Purchase of Leased Equipment.........................................................     22

ARTICLE 6      CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS..................................     23
     6.1   The Seller's Closing Documents.......................................................     23
     6.2   Representations and Warranties.......................................................     23
     6.3   Obligations..........................................................................     23
     6.4   No Injunction or Restraint...........................................................     23

                                      ii.

                               TABLE OF CONTENTS

                                                                                                   Page
     6.5   Legal Opinion of Counsel for the Seller..............................................     23
     6.6   Consents from Third Parties..........................................................     23
     6.7   HSR Clearance........................................................................     23
     6.8   No Material Adverse Change...........................................................     23
     6.9   Audited Financials...................................................................     24
     6.10  Carve-Out Financials.................................................................     24

ARTICLE 7      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER............................     24
     7.1   Buyer' Closing Documents.............................................................     24
     7.2   Representations and Warranties.......................................................     24
     7.3   Obligations..........................................................................     24
     7.4   No Injunction or Restraint...........................................................     24
     7.5   No Material Adverse Change...........................................................     24
     7.6   HSR Approval.........................................................................     25
     7.7   Legal Opinion........................................................................     25
     7.8   Consents and Approvals...............................................................     25
     7.9   Loan Agreement.......................................................................     25
     7.10  Companion Sale.......................................................................     25

ARTICLE 8      TERMINATION......................................................................     25
     8.1   Termination..........................................................................     25
     8.2   Effect of Termination................................................................     26

ARTICLE 9      CLOSING..........................................................................     26
     9.1   Time and Place of Closing............................................................     26
     9.2   Deliveries by the Seller.............................................................     26
     9.3   Deliveries by the Buyer..............................................................     27
     9.4   Termination of Distribution Agreement; Credit Against Reimburseable Expenses.........     28

ARTICLE 10     POST-CLOSING OBLIGATIONS OF THE PARTIES..........................................     29
     10.1  Further Obligations of the Parties...................................................     29
     10.2  Taxes................................................................................     29
     10.3  Sales Taxes..........................................................................     30

                                     iii.

                               TABLE OF CONTENTS

                                                                                                   Page
     10.4  Delivery of 1998 Audited Financials..................................................     30
     10.5  Seller Covenant Not to Compete.......................................................     30

ARTICLE 11     SURVIVAL OF WARRANTIES AND INDEMNIFICATION.......................................     30
     11.1  Survival.............................................................................     30
     11.2  Indemnification by the Seller........................................................     31
     11.3  Limits on the Seller's Indemnification Obligation....................................     31
     11.4  Indemnification by Buyer.............................................................     32
     11.5  Limits on Buyer's Indemnification Obligations........................................     32
     11.6  Matters Involving Third Parties......................................................     32
     11.7  Additional Limitations...............................................................     33

ARTICLE 12     MISCELLANEOUS PROVISIONS.........................................................     34
     12.1  Certain Definitions..................................................................     34
     12.2  Notices..............................................................................     38
     12.3  Assignability; Binding Effect........................................................     39
     12.4  Governing Law; Venue.................................................................     39
     12.5  Counterparts.........................................................................     39
     12.6  Entire Agreement.....................................................................     39
     12.7  Confidentiality......................................................................     39
     12.8  Number/Gender........................................................................     39
     12.9  Captions.............................................................................     40
     12.10 Allocation of Fees and Expenses......................................................     40
     12.11 Severability.........................................................................     40
     12.12 Construction.........................................................................     40
     12.13 No Public Announcement...............................................................     40

Exhibits

Exhibit A  Bill of Sale
Exhibit B  Loan Agreement
Exhibit C  Assumption Agreement
Exhibit D  Legal Opinion of Seller's Counsel
Exhibit E  Legal Opinion of Buyer's Counsel
Exhibit F  Transition Services Agreement
Exhibit G  Service and Installation Agreement

                                      iv.

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made as of this 18/th/ day of December, 1998, by and between Baxter Healthcare Corporation, a Delaware corporation (the "Seller") and OmniCell Technologies Inc., a California corporation (the "Buyer").

                                   Recitals

     A. The Seller, through the Productivity Systems business unit of its I.V. Systems Division, designs, develops, markets, distributes and sells the Sure-Med System (the "Business").

     B. The Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, pursuant to the terms and conditions of this Agreement, substantially all of the assets and rights owned or held by the Seller and used primarily in the conduct of the Business, together with certain specified liabilities and obligations of the Seller relating to the Business, all as more specifically set forth herein.

     C.   Certain capitalized terms used in this Agreement are defined in
Section 12.1.

     Now Therefore, in consideration of the foregoing recitals, which are hereby incorporated herein, and the mutual promises herein contained, the parties hereby agree as follows:

                                   ARTICLE 1

                              PURCHASE OF ASSETS

     1.1 Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Buyer shall purchase from the Seller and the Seller shall sell, transfer, assign and deliver to the Buyer, pursuant to a Bill of Sale and Assignment (the "Bill of Sale") to be executed and delivered at closing in the form attached hereto as Exhibit A, all of the Seller's right, title and interest in and to the following assets of the Seller to the extent used primarily in the conduct of the Business, wherever located (collectively, the "Purchased Assets") in each case free and clear of any and all Security Interests:

          (a) all machinery, computer equipment and other equipment, together with all parts, tools and accessories relating thereto, and other tangible personal property, including but not limited to those specifically listed on
Schedule 1.1(a) attached hereto ("Equipment");
---------------

          (b) all inventory and supplies reflected on the Latest Balance Sheet (to the extent not sold, leased, consigned or otherwise disposed of in the Ordinary Course of Business prior to Closing) and other inventory and supplies acquired prior to Closing and reflected on the Closing Balance Sheet ("Inventory");

                                       1.

          (c) subject to Section 5.13, all packaging materials and other supplies;

          (d) all goodwill directly incident to or directly associated with the Business, and only the Business, as a going concern, all customer lists and all other information and data relating to the customers or suppliers, and, whether or not registered, all design and product patents, trademarks, tradenames and service marks (including, without limitation, the name "SureMed" and all combinations with the foregoing), together with all goodwill associated therewith, all copyrightable works and works of authorship, whether or not registered, computer programs and software, (inclusive of all source code and related source code documentation), URLs and domain names, computer software documentation, trade secrets, and all processes, ideas, inventions and know how whether or not patentable, engineering drawings, plans and product specifications, promotional displays and materials, including all the Intellectual Property embodied by or otherwise related to any of the foregoing, and any registrations, applications, continuations and continuations-in-part related to any of the foregoing ("Intangible Assets");

          (e) all contracts, arrangements, purchase orders, commitments and other agreements of the Seller ("Contracts") listed in Part 3.10 of the Seller Disclosure Schedule attached hereto and all Contracts which, by virtue of the provisions of Section 3.10, are not required to be disclosed in Part 3.10 of the Seller Disclosure Schedule (collectively, the "Assigned Contracts"), except the Excluded Leases (as defined in Section 1.2(c)), Foreign Customer Contracts, the contract between Seller and Allegiance Healthcare Corporation dated as of October 1, 1996 (the "Allegiance Contract") and other Contracts (the "Excluded Contracts") which are identified on Schedule 1.1(e) attached hereto;
                                    ---------------

          (f) all business and operating Permits (as defined in Section 3.15) and product registrations, to the extent assignable;

          (g) all data, books, files and records (provided that Seller may retain copies thereof), other than the original records, files and other information kept for financial reporting purposes, copies of which shall be provided to Buyer and considered Purchased Assets, or income tax purposes, and other than original records, files, invoices and other information related to the product leases and the Foreign Customer Contracts, copies of which shall be provided to Buyer and considered Purchased Assets, ("Business Records");

          (h) all deposits, refunds, prepaid rentals, leases and licenses, catalog, packaging, promotional, trade show, advertising and royalty expenditures and unbilled charges and credits, and other prepaid assets to the extent reflected on the Latest Balance Sheet (to the extent not exhausted or realized prior to Closing) and other prepaid assets generated prior to Closing as reflected on the Closing Balance Sheet;

          (i) all claims, warranties, choses of action, causes of action, rights of recovery and rights of set-off relating to the Purchased Assets or the Assumed Liabilities or relating primarily to the Business;

          (j) all rights to receive and retain mail and other communications relating to the Purchased Assets, the Assumed Liabilities and/or the Business;

                                       2.

          (k) Seller's right, title and interest in and to all goods produced by the Business that are returned by a customer after the Closing;

          (l) all other properties and assets of every kind, character or description except Excluded Assets.

     1.2 Excluded Assets. Notwithstanding anything in Section 1.1 to the contrary, the Purchased Assets shall not include any of the following assets of the Seller ("Excluded Assets"):

          (a)  all cash and all accounts, notes and loans receivable;

          (b)  all furniture and fixtures;

          (c) all product leases in effect as of the Closing Date and receivables outstanding thereunder (the "Excluded Leases");

          (d)  minute books and stock record books of the Seller;

          (e) any rights under or with respect to any employee benefit plans of the Seller, except to the extent otherwise provided in Section 5.9

          (f) all amounts billable or collectible under customer Contracts with respect to products shipped but not invoiced as of the Closing Date;

          (g) contracts, agreements, understandings and arrangements with customers outside the United States or Canada (the "Foreign Customer Contracts");

          (h) all rights, liabilities and obligations under the Excluded Contracts;

          (i) all claims, warranties, choses of action, causes of action, rights of recovery and rights of set-off relating to the Excluded Assets or the Liabilities Not Assumed;

          (j) all consideration to be received by and the rights of the Seller under this Agreement;

          (k) original records, files and other information kept for financial reporting purposes or information related to the product leases and the Foreign Customer Contracts, provided however that copies of the foregoing shall be provided to Buyer and considered Purchased Assets, and original records, files and other information kept for income tax purposes;

          (l)  all Contracts of insurance and the proceeds thereof;

          (m) Permits not relating exclusively to the Business or that are not transferable to Buyer;

          (n)  non-transferable software listed on Schedule 1.2(n) hereto;
                                                   ---------------

          (o)  all equipment that is subject to any product lease;

                                       3.

          (p)  trademarks, service marks and trade names not set forth in Part
3.9 of the Seller Disclosure Schedule, including the name "Baxter" or the words "Productivity Systems," or any derivation thereof and other marks (other than "SureMed" or any derivation thereof) which serve to identify Seller or Seller's Productivity Systems business unit;

          (q) all rights to claims, refunds and causes of action related to the Excluded Assets or the Liabilities Not Assumed;

          (r) all other assets, properties and rights of Seller not used primarily in the conduct of the Business and assets or properties located outside of the United States of America and Canada which are used in connection with the Foreign Customer Contracts;

          (s) in the event the software license agreement between Seller and Sybase, Inc. dated as of August 29, 1996 (the "Sybase Agreement") is not assigned to Buyer, the amount prepaid thereunder as reflected on the Latest Balance Sheet under the account identified as "Software Licenses" included in the "Other Assets" account shall be an "Excluded Asset"; and

          (t)  the Allegiance Contract.

                                   ARTICLE 2

                                 CONSIDERATION

     2.1  Preliminary Purchase Price; Payment of Preliminary Purchase Price.

          (a) At the Closing, the Buyer shall pay an amount (the "Preliminary Purchase Price") equal to the Value of the Business based on the Latest Balance Sheet, less, if the Sybase Agreement is not assigned to Buyer, the amount prepaid thereunder as reflected on the Latest Balance Sheet under the account identified as "Software Licenses" included in the "Other Assets" account. The Preliminary Purchase Price shall be payable by delivery of (a) Two Million One Hundred Thousand Dollars ($2,100,000) in cash and (b) the Buyer's senior promissory note, in the form attached to the Loan Agreement, in the principal amount equal to the Preliminary Purchase Price less Two Million One Hundred Thousand Dollars ($2,100,000) (the "Purchase Note"). In connection with the issuance of the Purchase Note, the Buyer and the Seller shall also enter into a Loan Agreement as of the Closing Date in the form attached as Exhibit B (the "Loan Agreement"). The Preliminary Purchase Price (and therefore the principal amount due under the Purchase Note) will be subject to post-Closing adjustment pursuant to Section 2.2.

          (b)  For purposes of this Agreement,

               (i) the term "Value of the Business" means the sum of (A) the Net Tangible Asset Value of the Business and (B) the Intangible Asset Value of the Business;

               (ii) the term "Net Tangible Asset Value" means the assets (excluding the Intangible Assets) minus the liabilities as shown on the Latest Balance Sheet or the Closing Balance Sheet, as the case may be, minus (or plus if such amount is a negative number) the sum of the value shown on the applicable balance sheet of following (to the extent such following

                                       4.

items are collectively in excess of reserves already reflected on the applicable balance sheet): (A) all used or damaged equipment or components held in inventory by Seller that is not capable of being refurbished by Seller; and (B) all equipment or components held in inventory by Seller that Seller does not reasonably expect to be sold during calendar year 1999 based upon market demand for such equipment or components during the twelve months preceding the date of this Agreement;

               (iii) the term "Specified Intangible Assets" means the assets included in the accounts identified as (A) "Assets Under Construction Associated with Software Development" and included within the Property, Plant and Equipment account, (B) "Capitalized Software License" and (C) "Capitalized Software Development Costs" included with the "Other Assets" account; and

               (iv) the term "Intangible Asset Value of the Business" means (A) the Specified Intangible Assets as shown on the Latest Balance Sheet, plus (B) capital expenditures for software development made by Seller consistent with its past practices between September 30, 1998 and the Closing Date, minus (C) $3,000,000.

          (c) The service, warranty and installation obligations being assumed by OmniCell pursuant to this Agreement shall be reflected on the Closing Balance Sheet as accrued liabilities in accordance with the methodology set forth in
Schedule 2.1(c) hereto.
---------------

     2.2  Purchase Price Adjustment

          (a) As soon as possible, but in any event on or before the 60/th/ day following the Closing Date, the Seller and its independent accountants ("Seller's Accountants") shall prepare and distribute to the Buyer and Buyer's independent accountants ("Buyer's Accountants") an unaudited statement of assets and liabilities for the Business being acquired hereunder (which shall exclude Excluded Assets and Liabilities Not Assumed) as of the close of business on the Closing Date, including a calculation of Value of the Business (the "Draft Closing Balance Sheet"). The Seller will prepare the Draft Closing Balance Sheet on a basis consistent with the preparation of the Latest Balance Sheet. The Draft Closing Balance Sheet shall also contain a reconciliation to the Audited Carve-out Financial Statements for the year ended December 31, 1997.

          (b) Within thirty (30) calendar days after receiving the Draft Closing Balance Sheet, Buyer will deliver to the Seller and Seller's Accountants a written statement specifying the amount in dispute and describing in reasonable detail the basis for such dispute. The parties shall use reasonable efforts to resolve any such objections in good faith, but if they do not obtain a final resolution within thirty (30) calendar days after the Buyer has delivered the statement of objections and if the items remaining in dispute are such that the Purchase Price would be adjusted by more than $50,000, then an independent accounting firm which shall be mutually acceptable to the parties shall be retained to resolve any remaining objections (the "Arbitrating Accountants") and shall within forty-five (45) calendar days after submission determine and report to the parties upon such remaining disputed items. The parties shall bear the fees and disbursements of the Arbitrating Accountants in the same proportion that their respective positions are confirmed or rejected by the Arbitrating Accountants. The determination of the

                                       5.

Arbitrating Accountants will be conclusive and binding on the parties. The statement setting forth the final determinations pursuant to this Section 2.2(b) is referred to herein as the "Closing Balance Sheet." Notwithstanding anything contained in this Section 2.2 to the contrary, if the items successfully disputed by the Buyer are such that the Purchase Price would be adjusted by less than $50,000, no adjustment to the Purchase Price shall be made and the amount of any adjustment that would otherwise be made shall be counted towards the $300,000 threshold of Buyer Indemnifiable Losses specified in Section 11.3(b). Any item disputed by Buyer that is resolved pursuant to this Section 2.2 may not be asserted as a basis for a claim for indemnity by Seller under Article 11.

          (c) If the Value of the Business calculated from the Closing Balance Sheet exceeds the Preliminary Purchase Price, then the principal amount of the Purchase Note shall be increased by an amount equal to such excess. If the Value of the Business calculated from the Closing Balance Sheet is less than the Preliminary Purchase Price, then the principal amount of the Purchase Note shall be reduced by an amount equal to such difference. In either case, the interest due under the Purchase Note shall be adjusted retroactively to the Closing Date based on the final Purchase Price. The Preliminary Purchase Price, as adjusted pursuant to this Section 2.2, shall be referred to herein as the "Purchase Price." Promptly following the determination of the Purchase Price pursuant to this Section 2.2, Buyer shall execute and deliver to the Seller in exchange for the return of the original Purchase Note an amended and restated Purchase Note reflecting such increase or reduction, as the case may be.

     2.3  Assumption of Liabilities.

          (a) As additional consideration for the Purchased Assets, the Buyer shall, pursuant to an assumption agreement to be executed and delivered at Closing in the form attached hereto as Exhibit C (the "Assumption Agreement"), assume the following liabilities and obligations of the Seller relating to the Business (the "Assumed Liabilities"):

               (i) those obligations and Liabilities arising under the Assigned Contracts;

               (ii) all Liabilities arising out of the operation of the Business after the Closing Date;

               (iii) all repair, maintenance and product warranty claims arising with respect to products of the Business sold before, on or after the date of the Closing, including without limitation, with respect to products leased under the Excluded Leases;

               (iv) the Liabilities of the Seller to the Business Employees (as defined in Section 3.14) to the extent set forth in Section 5.9;

               (v) all Liabilities of the Business that are reflected on the face of the Latest Balance Sheet and Liabilities of the same type which arise out of the operation of the Business through and including the Closing Date in the Ordinary Course of Business and which are reflected on the Closing Balance Sheet;

                                       6.

               (vi) all Liabilities, obligations and commitments related to the Intellectual Property included as part of the Purchased Assets;

               (vii) all Liabilities and obligations with respect to product return claims arising with respect to products of the Business sold before, on or after the Closing Date; and

               (viii) all Liabilities and obligations to continue Seller's program for attaining Year 2000 compliance of the software and other systems included as part of the Purchased Assets.

          (b) Except for the Assumed Liabilities, the Buyer shall not assume any other Liabilities of the Seller, whether due or to become due, absolute or contingent, direct or indirect (the "Liabilities Not Assumed"), including but not limited to the following:

               (i) any liability or obligation arising from any third party product liability claim which claim is based upon an occurrence on or prior to the Closing Date;

               (ii) any liability for Taxes arising from the operation of the Business arising on or prior to the Closing Date; and

               (iii) any obligation or liability arising out of or relating to any employee grievance relating to periods on or prior to the Closing Date.

     2.4  Non-Assignable Contracts.

               (i) Contracts Not Assigned. To the extent that any rights under any Assigned Contracts may not be assigned without the prior consent of any other Person and such consent has not been obtained on or prior to the Closing Date, and if the failure to obtain such consent or such assignment would constitute a material breach of or cause a loss of material benefits under such Contract or result in the imposition of any material liability upon the Buyer or the Business, then, unless and until such consent has been obtained, such Contract shall be deemed not to have been assigned to Buyer and, subject to
Section 2.4(b), neither this Agreement nor any document executed in connection herewith shall constitute an assignment of such Contract.

          (b) Further Assurances Concerning Contracts. The Seller and the Buyer shall use reasonable efforts in good faith to obtain all required third-party consents and approvals necessary to assign to the Buyer, and for the Buyer to assume all of the benefits and Liabilities under, the Assigned Contracts.

     2.5 Allocation of Purchase Price. For Tax purposes with respect to the sale of the Purchased Assets, the Seller and the Buyer shall each report that the Purchase Price and the value of the Assumed Liabilities in accordance with the Schedule of Asset Allocation set forth on Schedule 2.5 attached hereto.
                                              ------------

                                       7.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer that all of the statements contained in this Article 3 are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule prepared by the Seller and delivered herewith (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule will be organized in parts corresponding to the numbered and lettered sections in this Article 3; provided, that an item disclosed on one part of the Seller Disclosure Schedule as an exception to one particular representation or warranty shall be deemed adequately disclosed on all other parts of the Seller Disclosure Schedule as an exception to the representations and warranties corresponding thereto to the extent that it is reasonably apparent that such disclosure is also an exception to such other representations and warranties.

     3.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to carry on the Business and to own and use the Purchased Assets. The Seller is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the Seller's operation of the Business or its ownership of the Purchased Assets requires the Seller to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     3.2 Authorization of Transaction. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and each of the other agreements contemplated hereby to which it may become a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of the Seller has duly authorized the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller enforceable against it in accordance with its terms. Upon the execution of each of the other agreements contemplated hereby at Closing, each of such other agreements to which the Seller is a party will constitute the valid and legally binding obligation of the Seller enforceable against it in accordance with its terms.

     3.3 Noncontravention. Except as set forth in Part 3.3 of the Seller Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any statute, regulation, law, rule, ordinance or common law doctrine to which the Seller is subject, the violation of which would result in a Material Adverse Effect (but no representation is made hereby with respect to the effect of any bulk sales laws or any Federal or State antitrust or similar laws or regulations), (b) violate or conflict in any material respect with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Seller is subject, in connection with the Business, or any provision of the Certificate of Incorporation or By-Laws of the Seller, or (c) conflict with, result in a breach or default under or require any notice, consent or approval under, any contract, agreement, license, franchise, permit, or other arrangement to which the Seller is a party in connection with the Business or to

                                       8.

which any of the Purchased Assets are subject, except for such violations, conflicts, breaches, defaults or other events would not result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated hereby.

     3.4 No Material Consents. Except for any consents which may need to be obtained in connection with the assignment of the Assigned Contracts to the Buyer and the other consents and approvals contemplated by this Agreement, no authorization, consent or approval of, any government, governmental agency or court, or any other Person is required to be made or obtained, in order for the parties hereto to consummate the transactions contemplated hereby, except where the failure to obtain any such consent or approval would not have a material adverse effect upon the assets, business, financial condition or results of operations of the Business.

     3.5  Latest Balance Sheet. Set forth in Part 3.5 of the Seller Disclosure
Schedule is a copy of the unaudited statement of assets and liabilities of the Business being acquired hereunder (which shall exclude Excluded Assets and Liabilities Not Assumed) as of September 30, 1998 (the "Latest Balance Sheet"). The Latest Balance Sheet was prepared in accordance with GAAP.

     3.6 Recent Events. Except as reflected on the unaudited Carve-out Financial Statements or in Part 3.6 of the Seller Disclosure Schedule, since September 30, 1998 the Seller has not, in connection with the Business:

          (a) sold, leased, transferred or assigned any material Purchased Asset, other than the sale of inventory in the Ordinary Course of Business;

          (b) accelerated, terminated, modified, canceled, or committed any material breach of any Assigned Contract involving more than $50,000.

          (c) granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

          (d) changed in any material and adverse respect the manner in which the Business has been conducted;

          (e) made or committed to make any capital expenditures or entered into any other material transaction outside the Ordinary Course of Business and involving any single expenditure in excess of $50,000;

          (f) experienced any work interruptions, labor grievances or claims, or any event or condition which would result in a Material Adverse Affect;

          (g) consummated any material transaction or entered into any material Assigned Contract outside of the Ordinary Course of Business;

          (h) established, adopted or altered any employee benefit plan or changed the compensation of any employee;

                                       9.

          (i) incurred, assumed or otherwise become subject to any liability, other than accounts payable or other liabilities which are not material to the Business incurred by the Seller in transactions entered into in the Ordinary Course of Business except as reflected on the Latest Balance Sheet (or, solely for purposes of determining whether this Section 3.6(i) is true and correct as of the Closing Date pursuant to Section 6.2, as reflected on the Closing Balance Sheet);

          (j) the Seller has not, with respect to the Business, changed any of its methods of accounting or accounting practices, or changed any of the prices of any of its products or any of its pricing policies, in any respect; or

          (k)  committed (orally or in writing) to any of the foregoing.

     3.7 Tax Matters The Seller has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee and independent contractor in connection with work and services performed for the Business.

     3.8  Title and Condition of Properties

          (a) No Real Property. The Seller does not lease any real property in connection with the Business except for the office space located in Grayslake, Illinois, and Seller does not own any real property which is used exclusively in connection with the Business.

          (b) Title to Assets. The Seller owns marketable title, free and clear of Security Interests, to all of the Purchased Assets, except for (i) leased assets which the Seller has the right to use under valid leases identified in
Part 3.8 of the Seller Disclosure Schedule, (ii) licensed assets which the Seller has the right to use under valid licenses identified in Section 3.9 or
3.10 of the Seller Disclosure Schedule, (iii) Security Interests which secure Liabilities set forth on the Latest Balance Sheet, (iv) imperfections of title which are not material in character, amount or extent and which do not materially detract from the value or materially interfere with the present use of the assets affected thereby, and (v) Security Interests for current Taxes not yet due and payable.

     3.9  Intellectual Property

          (a) Part 3.9 of the Seller Disclosure Schedule contains a list and brief description of the following: (i) registered and unregistered trademarks, patents, patent applications, continuations or continuations in part and registered copyrights that are owned by the Seller and used primarily in connection with the conduct of the Business as conducted and (ii) each license providing the Seller with the right to use the intellectual property of other Persons used primarily in connection with the Business ("Licenses-In").

          (b) Except as set forth in Part 3.9(b) of the Seller Disclosure Schedule, none of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Seller, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property. Except pursuant to customer agreements, the Seller has never agreed to indemnify any Person for or

                                      10.

against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

          (c) No breach or default by the Seller exists or has occurred under any License-In and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a forfeiture under, or constitute a basis for termination of, any such License-In.

          (d) The Seller has the unrestricted right to use, and is transferring to the Buyer, all the Intellectual Property, subject in each case to the Licenses-In; and the Intellectual Property covers all patents, trademarks, trade names, service marks and copyrights which are necessary to operate the Business as presently conducted.

          (e) None of the Intellectual Property, and no product or service licensed or sold by the Business, infringes any trademark, trade name, copyright, trade secret, patent, or other intellectual property or proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer. The Seller has not received notice of any adversely held patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Seller's use of any of the Intellectual Property or conduct of the Business infringes upon or is in conflict with any intellectual property or proprietary rights of any third party.

          (f) Seller has taken measures and precautions to protect and maintain the confidentiality and secrecy of all the Intellectual Property (except Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all the Intellectual Property that are consistent with the measures and precautions taken by Seller to protect its other similar Intellectual Property.

     3.10      Contracts

          (a) Part 3.10 of the Seller Disclosure Schedule lists each of the contracts, agreements, licenses, and other documents and instruments of the following types to which the Seller is a party which relates primarily to the
Business:

               (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties with annual payments exceeding $50,000 or with a term exceeding one year (other than the Excluded Leases);

               (ii) any written arrangement concerning a partnership or joint venture;

               (iii) any written arrangement (or group of related written arrangements) under which the Seller has granted a Security Interest on any of the Purchased Assets;

               (iv) any written arrangement imposing an obligation of confidentiality or non-competition on the part of Seller;

                                      11.

               (v) any license or royalty agreement or other Contract relating to the Intellectual Property (other than those disclosed in Part 3.9 of the Seller Disclosure Schedule) involving annual payments to the Seller in excess of $50,000;

               (vi) any contract or group of related contracts with the same Person (or group of related persons) for or relating to the purchase, sale or lease of products or services, either (A) which differs in any material respect from the Seller's standard forms of purchase and lease agreements which the Seller has delivered to the Buyer and its counsel or (B) which has a term of more than five years.

               (vii) any contract or agreement relating to the acquisition or disposal of assets outside of the Ordinary Course of Business;

               (viii) any manufacturer's or supplier's warranty or indemnity relating to any fixed assets included in the Purchased Assets with a net book value in excess of $5,000; and

               (ix) any enforceable oral agreement which modifies any of the foregoing.

          (b) The Seller has delivered or otherwise made available to the Buyer a copy of each written Contract listed in Part 3.10 of the Seller Disclosure Schedule and a summary of the terms of any such Contract that is not written. With respect to each Contract so listed: (i) to the knowledge of Seller, the Contract is legal, valid, binding, enforceable, and in full force and effect;
(ii) neither the Seller nor, to the knowledge of the Seller, any other party to such Contract, is in material breach or default under such Contract; (iii) the Seller has not and, to the knowledge of Seller, no other party has repudiated any material provision of any such Contract; and (iv) to the knowledge of Seller, no event has occurred and no event has occurred, and no circumstance or condition exists, that could reasonably be expected to (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Contract by the Seller, (B) give any Person the right to declare a default or exercise any remedy under any Contract, (C) give any Person the right to accelerate the maturity or performance of any Contract, or (D) give any Person the right to cancel, terminate or modify any Contract. Copies of the general forms of customer invoices, contracts and license agreements used by the Seller primarily in connection with the Business have been delivered to the Buyer.

     3.11 Inventory. All inventory and supplies reflected on the Latest Balance Sheet Inventory consists of (i) items of a quantity and quality useable and/or saleable in all material respects in the Ordinary Course of Business and has a commercial value at least equal to the value shown on the Latest Balance Sheet net of reserves, or (ii) used, damaged or obsolete equipment and components that are not capable of being refurbished and equipment and components that Seller does not reasonably expect to be sold during calendar year 1999 based on market demand for such equipment or components over the twelve months ended on the date of this Agreement, all of which have been written down on the Latest Balance Sheet to estimated realizable market value.

     3.12 Litigation. The Seller is not, in connection with the Business, (a) subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) a party or, to the

                                      12.

knowledge of the Seller, threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation.

     3.13  Employment Matters.

           (a) The Seller is not, in connection with the Business, a party to or bound by any collective bargaining agreement, and the Seller has not experienced any strikes, grievances, other collective bargaining disputes or, to the knowledge of the Seller, material claims of unfair labor practices. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Business.

           (b) The Seller, in connection with the Business, has complied in all material respects with all applicable laws relating to labor and employment, including any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto; to the Seller's knowledge the Seller is not liable for any arrearage, or has Taxes, costs or penalties for failure to comply with any of the foregoing.

     3.14  Employees and Executive Compensation.

           (a) Part 3.14 of the Seller Disclosure Schedule sets forth a complete list of all full-time and part-time employees of Seller conducting the Business (the "Business Employees"), their salaries and wage rates, amounts payable under the Seller's Management Incentive Compensation Plan bonus arrangement, vacation pay schedule as of the date hereof, benefits, positions, and length of service. Set forth in Part 3.14 of the Seller Disclosure Schedule is a description of the Seller's vacation pay, sick pay and paid time off policies.

          (b) Except as set forth in Part 3.14 of the Seller Disclosure Schedule, no Business Employee has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

          (c) To the knowledge of the Seller, except as set forth in Part 3.14 of the Seller Disclosure Schedule, (i) no Business Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have any material adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Seller or as an employee of the Buyer, or (B) the business of the Seller or the Buyer and (ii) as of the date of this Agreement, no Business Employee has tendered a resignation that will take effect after the date hereof.

           (d) The Seller does not contribute, and is not obligated to contribute, to any multiemployer plan (within the meaning of section 4001 of ERISA) with respect to the Business Employees.

     3.15 Licenses, Permits and Approvals. Part 3.15 of the Seller Disclosure Schedule lists all governmental and regulatory licenses, authorizations, franchises, certificates, permits and approvals, and all quality, safety and other industry group certifications necessary to the conduct of the Business and as currently conducted ("Permits"). All such Permits are in full force and

                                      13.

effect to the Seller's knowledge. There are no violations by the Seller of, or any claims or proceedings pending or, to the knowledge of the Seller, threatened, challenging the validity of or seeking to discontinue, any such Permits. The Seller has conducted the Business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Permits, and the Seller is not in violation of any of the foregoing where such non-compliance or violation would result in the revocation of such Permit.

     3.16 Compliance with Laws. The Seller, in connection with the Business, is, and has been for the last three years, in compliance in all material respects with all applicable laws, rules, regulations or orders (including, without limitation, health and safety laws and consumer product safety laws), and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Seller or, to the knowledge of the Seller, threatened, against the Seller, alleging any such violation.

     3.17 Product Warranty. Except as set forth in Part 3.17 of the Seller Disclosure Schedule, each product sold, leased, or delivered by the Business has been in material conformity with all applicable contractual commitments, and the Seller has no Liability for replacement or repair thereof or other damages in connection therewith beyond scope of the warranties set forth in the Assigned Contracts.

     3.18  Installation.

           (a) Part 3.18(a) of the Seller Disclosure Schedule sets forth all equipment which has been shipped but is unbilled and uninstalled as of the date hereof. All equipment set forth in Part 3.18(a) of the Seller Disclosure
Schedule is capable of being installed using commercially reasonable efforts by September 30, 1999.

           (b) Part 3.18(b) of the Seller Disclosure Schedule sets forth in reasonable detail a list of products shipped prior to the date hereof and products that the Seller reasonably expects to ship prior to January 15, 1999 that the Seller does not reasonably expect to have been delivered and installed prior to January 15, 1999 and additionally sets forth the amount reserved on Seller's balance sheet as of the Closing Date for such delivery and installation.

     3.19 Brokers' Fees. Except as set forth in Part 3.19 of the Seller Disclosure Schedule, the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or otherwise obligated.

     3.20 Accounting for Returns. To the knowledge of Seller, there are no liabilities and obligations with respect to product return claims arising with respect to products of the Business sold prior to the date hereof for which the Seller has not established adequate reserves in accordance with customary accounting procedures.

     3.21 Year 2000 Compliance Obligations. Part 3.21 of the Seller Disclosure Schedule sets forth the Seller's program for attaining Year 2000 compliance of the software and other systems included as part of the Purchased Assets and the obligations of which Seller has knowledge to continue such program.

                                      14.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller that all of the statements contained in this Article 4 are true and correct as of the date of this Agreement.

     4.1 Corporate Status. The Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of State of California.

     4.2 Authority for Transaction. The Buyer has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby (including without limitation the Purchase Note) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements contemplated thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes, and on the Closing Date the Purchase Note will constitute, valid and legally binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

     4.3 No Breach or Default. Neither the execution and delivery of this Agreement or the Purchase Note, nor the consummation of the transactions contemplated hereby or thereby, will: (i) violate or conflict in any way with any applicable statute, regulation, law, rule or common law doctrine, or with any judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental body, governmental agency or court, to which the Buyer is bound or affected, or with any provision of the Articles of Incorporation or By-Laws of the Buyer, or (ii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which any of its property or assets are subject. Except as disclosed in Part 4.3 of the Buyer Disclosure Schedule, or as otherwise expressly contemplated hereby, the Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement and in order that such transactions not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Buyer's assets pursuant to the provisions of any of the agreements referenced in the preceding sentence.

     4.4  Financial Statements; Books and Records

          (a) The Buyer has provided the Seller with the following financial statements (collectively the "Buyer Financial Statements"), copies of which are set forth as schedules to Part 4.4 of Buyer Disclosure Schedule: (A) audited balance sheets and related statements of income, changes in stockholders' equity and cash flows for the Buyer as of and for the fiscal year ended December 31, 1997, and (B) unaudited balance sheets and related statements of income for the nine-month period ended September 30,, 1998 (the "Most Recent Period End") (the

                                      15.

"Buyer Balance Sheet"). The Buyer Financial Statements are correct and complete, have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Buyer as of the times and for the periods referred to therein, subject, in the case of the Buyer Balance Sheet, to normal year-end adjustments (none of which will be materially adverse) and the absence of certain footnote information.

     4.5 Recent Events. Since the Most Recent Period End, the Buyer has conducted its business only in the ordinary course of business and has not experienced or suffered any material adverse impact upon its business, assets, operations, financial condition or business prospects.

     4.6 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or the Purchase Note based on any arrangement or agreement made by or on behalf of the Buyer or any of its Affiliates for which the Seller may be held liable.

     4.7 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Buyer's knowledge, threatened against or affecting Buyer, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would prevent or otherwise adversely affect the Buyer's performance under this Agreement or the Purchase Note or the Purchase Note or the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE 5

                          COVENANTS PRIOR TO CLOSING

     5.1 Conduct of Operations. During the period from the date of this Agreement through the Closing Date, the Seller shall operate the Business solely in the Ordinary Course of Business and in compliance with the terms of this Agreement, and all additions, substitutions and changes of form of the Purchased Assets occurring from and after the date hereof shall be deemed to constitute Purchased Assets hereunder. Without limiting the generality of the foregoing, the Seller will use commercially reasonable efforts from the date hereof through the Closing Date, to (a) perform all of its material obligations under all material agreements relating to or affecting the Business or the Purchased Assets; (b) keep in full force and effect all permits, franchises and other rights material to the Business; (c) maintain the books, accounts and records of the Business in all material respects in accordance with past custom and practice as used in connection with the preparation of the unaudited Carve-out Financial Statements; and (d) maintain in full force and effect the existence of all material Intellectual Property.

     5.2 Buyer Access to Seller's Records and Premises. From and after the date hereof through the Closing Date, the Seller shall give to the Buyer and the Buyer's counsel and accountants, all reasonable access during normal business hours and upon reasonable notice to all documents, books, records, properties of the Business, so that the Buyer may, at its sole expense, investigate and inspect them, and the Seller will furnish to the Buyer copies of all such documents and information concerning the Purchased Assets and the Business as Buyer may reasonably request; provided, that Buyer shall have no access to the Seller's employees, customers, suppliers or other third parties without Seller's express prior consent, which shall not

                                      16.

be unreasonably withheld. All information obtained or provided to the Buyer in connection with its investigation of the Seller shall be held subject to Section 5.4.

     5.3 Seller Access to Buyer's Records and Premises. From and after the date hereof through the Closing Date, Seller shall have the right to discuss the finances and accounts of the Buyer with its officers at reasonable times and as often as may be reasonably required.

     5.4 Buyer Confidentiality. Prior to the Closing, the Buyer will treat and hold as confidential all of the confidential information relating to the Business disclosed to the Buyer in the course of the Buyer's investigation of the Business (the "Seller Confidential Information"), and shall refrain from using or disclosing any of the Seller Confidential Information, except (a) to authorized representatives of the Seller expressly in connection with the transactions contemplated hereby, or (b) to counsel or other advisers for such purpose (provided such advisers agree to comply with the confidentiality provisions of this Section 5.4), unless disclosure is required by law or order of any governmental authority under color of law. In the event that, prior to the Closing the Buyer is requested or required (by written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Seller Confidential Information, the Buyer will notify the Seller promptly of the request or requirement so that the Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Buyer is, based on an opinion of counsel, compelled to disclose any Seller Confidential Information to any tribunal or else stand liable for contempt, the Buyer may disclose the Seller Confidential Information to the tribunal; provided, however, that the Buyer shall, upon the request of the Seller, exert
--------  -------
all reasonable efforts to obtain, at the reasonable request of the Seller, an order or other assurance that confidential treatment will be accorded to such portion of the Seller Confidential Information required to be disclosed as the Seller shall reasonably designate.

     5.5 Seller Confidentiality. Until the third anniversary of the Closing (or, with respect to information relating to any Assigned Contract, until the termination date of such contract, if later), the Seller will treat and hold as confidential all of the confidential information relating to the Buyer disclosed to the Seller in the course of the Seller's investigation of the Buyer and all of the confidential information relating to the Purchased Assets previously treated by Seller as confidential (the "Buyer Confidential Information"), and shall refrain from using or disclosing any of the Buyer Confidential Information, except (a) to authorized representatives of the Seller expressly in connection with the transactions contemplated hereby, or (b) to counsel or other advisers for such purpose (provided such advisers agree to comply with the confidentiality provisions of this Section 5.5), unless disclosure is required by law or order of any governmental authority under color of law. In the event that the Seller is requested or required (by written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Buyer Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.5. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, based on an opinion of counsel, compelled to disclose any Buyer Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Buyer Confidential Information to the tribunal; provided, however, that the
                                                --------  -------
Seller shall, upon

                                      17.

the request of the Buyer, exert all reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Buyer Confidential Information required to be disclosed as the Buyer shall reasonably designate.

     5.6 Cooperation. Each party will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including satisfying the closing conditions set forth in Articles 6 and 7.

     5.7 HSR Approval. As promptly as practicable after the date hereof, Buyer and Seller shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act and any such rules and regulations. Each of Buyer and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Seller and Buyer will supply each other with copies of all correspondence, filings or communication (or memoranda setting forth the substance thereof) between either of them or their respective representatives and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency of authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of Section 5.6, each party will use all commercially reasonable efforts to obtain a waiver from the waiting period under the HSR Act, will respond to any governmental inquiries under the HSR Act, and will make any further filings pursuant to the HSR Act that may be necessary, proper, or advisable.

     5.8 Notice of Developments. Prior to Closing, the Seller will give prompt written notice to the Buyer upon learning of any material development affecting the Purchased Assets or the financial condition of the Business taken as a whole. If, after such notice, the Buyer fails to terminate this Agreement pursuant to Section 8.1(b), then such notice shall be deemed to have amended the Seller Disclosure Schedule, to have qualified the representations and warranties contained in Article 3, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development.

     5.9  Certain Employee and Employee Plan Matters.

          (a)  Offers of Employment.  The Buyer shall make offers of employment
               --------------------
on or prior to the Closing Date to the Business Employees on the list that Buyer shall provide to Seller at least 10 days prior to the Closing Date. Any Business Employee who accepts such an offer on or prior to the Closing Date (collectively, the "Transferred Employees") shall be considered to be an employee of the Buyer as of the Closing Date. The terms of employment offered to Business Employees shall be based on the Buyer's existing employment practices and policies and subject to applicable law, provided that it shall be a term of such offer that each such Business Employee

                                      18.

be entitled to receive (a) cash compensation (including bonus) which is no less generous than that provided by the Seller to such employee immediately prior to the Closing Date, (b) employee benefits consistent with the Buyer's plans, programs and policies, and (c) severance benefits equivalent to, and subject to the same terms and conditions as, those under the Seller's severance pay policies in effect immediately prior to the Closing as set forth on the Seller Disclosure Schedule (the "Severance Pay Policies"), which obligations with respect to cash compensation (including bonus) and severance benefits shall expire no sooner than one (1) year following the Closing Date.

          (b)  Remaining Employees; Reimbursement of Severance Payments.  The
               ---------------------------------------------------------
Buyer shall have no obligation to employ Business Employees other than the Transferred Employees (Business Employees other than the Transferred Employees being hereinafter referred to as the "Remaining Employees") following the Closing Date. The eligibility of any Remaining Employee whose employment with the Seller is terminated after the Closing Date to receive severance benefits shall be determined under the terms of the Severance Pay Policies, if any, in effect as of the date of such employee's termination. With respect to all Transferred Employees who become entitled to severance benefits within one (1) year following the Closing Date pursuant to subsection (a) above and all Remaining Employees who become entitled to severance benefits on account of termination of employment occurring on or after the Closing Date and on or before the ninetieth (90/th/) day following the Closing Date, the Buyer and the Seller shall share the costs of such benefits as follows: (i) the Buyer shall be responsible for severance benefits in the amount of one (1) week's base salary for each year of service with the Seller in the case of each Remaining Employee, and, in the case of each Transferred Employee, one (1) week's base salary for each year of such Transferred Employee's aggregate service with Seller and with Buyer and (ii) the Seller and the Buyer shall each be responsible for 50% of the cost of severance benefits payable in excess of the amount set forth in (i). For purposes of the foregoing allocation of severance benefit costs, (i) "base salary" shall have a meaning analogous to "Monthly Compensation," as defined in the Baxter International Inc. and Subsidiaries Severance Pay Plan, but expressed on an annual basis; and (ii) severance benefits which the Buyer and the Seller are obligated to pay to Transferred Employees or Remaining Employees, respectively, on account of the requirements of any state, local or foreign country statute shall be considered as having been paid in accordance with the Severance Pay Policies. The Seller shall make payment of the severance benefits described above to the Remaining Employees eligible to receive such payments, and the Buyer shall make payments of the severance benefits described above to the Transferred Employees eligible to receive such payments. The Buyer or the Seller, as applicable, shall make a reimbursement payment to the other in an amount necessary to allocate the financial responsibility for such payment as set forth above, on the one (1) year anniversary date of the Closing Date; provided, however, that if the Buyer owes a reimbursement payment to the Seller under this Section 5.9(b), the Buyer may set such reimbursement payment off against the Distribution Payable and the Credit Amount pursuant to Section 9.4 hereof. Notwithstanding the foregoing, Seller shall pay the cost of any increased amount of severance benefits attributable to the period of time following the Closing Date during which a Remaining Employee remains in the Seller's employ in order to comply with the Worker Adjustment and Retraining Notification Act ("WARN").

          (c)  Buyer's Assumption of Employee Liability and Indemnity. The Buyer
               ------------------------------------------------------
shall assume responsibility for all accrued liabilities of the Seller relating to accrued vacation pay

                                      19.

and bonuses of Transferred Employees, including the responsibility to make immediate cash payments for such accrued amounts at any time on or after the Closing Date to the extent required under applicable law.

          (d)  Benefit Plans and Pension Plans.  Except to the extent otherwise
               -------------------------------
provided herein, the Buyer shall not assume any obligations arising under any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) which the Seller maintains relating to any Business Employee (collectively the "Plans"). The active participation of the Transferred Employees in the Plans shall terminate as of the Closing Date, in each case except to the extent that any rights under the Plans shall have vested, or may vest upon fulfillment of certain conditions, in accordance with the terms contained therein; provided, however, that Transferred Employees shall be 100% vested in their account balances under the Seller's Savings Plan and in their accrued benefits under the Baxter International Inc. and Subsidiaries Pension Plan.

          (e)  Savings Plans. As soon as practicable after the Closing Date, the
               -------------
Seller shall take any action necessary to distribute to the Transferred Employees their account balances (including loans) under the Seller's Savings Plan, as permitted by Section 401(k)(2)(B)(i)(II) of the Code.

          (f)  Buyer's Plans.  The Buyer shall provide for the participation,
               -------------
commencing on the Closing Date, by such of the Transferred Employees who participated in the Plans prior to the Closing Date in the Buyer's employee benefit plans, provided that for purposes of eligibility to participate and vesting under the Buyer's plans (but not for purposes of benefit accruals), the Buyer shall take any and all action necessary (including amendment of the Buyer's plans) to recognize each Transferred Employee's service with the Seller. The Buyer shall recognize each Transferred Employee's years of service with the Seller for all purposes under the Buyer's sick and disability pay plan. No Transferred Employee's participation in any of the Buyer's employee benefit plans shall be limited or restricted due to a preexisting condition limitation in any such plan.

          (g)  Continuation Coverage.  The Seller shall retain liability for
               ---------------------
employees (and their qualified beneficiaries) receiving or eligible to receive continuation coverage under Part 6 of Title 1 of ERISA and Section 4980B of the Code as of the Closing Date under the Seller's group health plans. All group health plans established or maintained by the Buyer or its Affiliates on or after the Closing Date and for the benefit of Transferred Employees shall comply with all obligations under Part 6 of Title I of ERISA and Section 4980B of the Code applicable to those plans.

          (h)  WARN.  The Buyer shall comply with all notice and other
               -----
requirements under WARN and any similar state, local, or foreign country statute with respect to all Transferred Employees and all other employees of the Buyer. The Seller shall comply with all notice and any other requirements under WARN and any similar state, local, or foreign country statute with respect to all Remaining Employees and all other employees of the Seller. As soon as administratively practicable following the date of this Agreement, Seller shall provide WARN notice to all Business Employees and shall continue to employ all Remaining Employees until the date that is at least 60 days following the date of delivery of such notice to each such employee.

                                      20.

          (i)   Conduct of the Seller Prior to Closing. From the date hereof to
                --------------------------------------
the Closing, the Seller shall not change the compensation or benefits provided to any Business Employee other than in the Ordinary Course of Business. The Seller shall promptly provide written notice to the Buyer of any change to the compensation or benefits provided to any Business Employee regardless of whether such change was made in the Ordinary Course of Business.

          (j)   Canadian Transferred Employees. Notwithstanding any other
                ------------------------------
provision herein to the contrary, the provisions of this Section 5.9(j) shall apply in the case of all Transferred Employees who are persons employed in the Business in Canada (the "Canadian Transferred Employees"). To the extent required under applicable law, the Seller shall offer continued employment as of and following the Closing Date to all Canadian Transferred Employees on substantially the same terms and conditions of employment as in effect with respect to such employees immediately prior to the Closing Date and shall credit each such employee with such employee's prior service with the Seller for all applicable purposes, including a later occurring termination of employment. Subject to Section 5.9(b), the Buyer shall indemnify and save harmless the Seller from any and all claims, liabilities and losses together with all penalties, interest and reasonable legal fees, arising out of or relating to, directly or indirectly, any matters pertaining to any Canadian Transferred Employee for periods on and after the Closing Date.

     5.10 Service and Installation. The Buyer shall perform its service and installation obligations under the Service and Installation Agreement attached as Exhibit G hereto (the "Service and Installation Agreement"). If any equipment is returned to the Seller due to the Buyer's failure to perform under the Service and Installation Agreement, the Buyer agrees to purchase such equipment from Seller at inventory book value, with a reduction for any damage or wear and tear.

     5.11 No Third-Party Beneficiaries. This Agreement is between the parties hereto only, and nothing herein shall establish any enforceable rights, legal or equitable, in any person other than the Buyer and the Seller, including any employee of the Business. Any claim, including claims for benefits asserted by any Person with respect to his or her employment with the Buyer after the date hereof, shall be governed solely by applicable employment policies and such benefit plans which the Buyer shall maintain for its employees, construed under applicable law.

     5.12 No Negotiation. The Seller shall ensure that prior to the Closing, neither the Seller nor any of the Seller's representatives, directors, officers or managers directly or indirectly (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Buyer) relating to the Business or the Purchased Assets; (b) participates in any discussions or negotiations or provides any non-public information to, any Person (other than the buyer) relating to the Business or the Purchased Assets; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Buyer) relating to the Business or the Purchased Assets.

     5.13 Use of Seller's Trademarks. Buyer agrees that neither it not any of its Affiliates shall use any trademark, service mark or trade name of Seller or any of its Affiliates. Buyer

                                      21.

shall, promptly after the Closing Date, make such alterations to the Purchased Assets as may be necessary to, at the Buyer's option, either (i) remove, or (ii) permanently conceal, any markings (including, without limitation, trademarks, service marks and trade names) which reference or suggest any association of the Purchased Assets with Seller. Notwithstanding the inclusion of the packaging materials in the Purchased Assets, Buyer shall be solely responsible for labeling in accordance with all requirements of law, all products sold by it following the Closing Date, and it will indicate on such packaging that it is the manufacturer of such products.

     5.14  Collection of Accounts Receivable.

           (a) Seller shall be entitled to control all collection actions related to the accounts receivable retained by Seller pursuant to Section 1.2(a) or (c), including the determination of what actions are necessary or appropriate and when and how to take any such action. In furtherance thereof, Seller may, in its discretion, bring any action to recover the equipment or other products that are the subject of any such account receivable that may be overdue. In such event, Seller shall be entitled to retain any such recovered equipment or other products in full or partial satisfaction of the indebtedness to Seller represented by such account receivable, and Buyer agrees to deliver to Seller, upon request, Buyer's acknowledgement of Seller's right to retain such equipment and other products or an assignment to Seller of any rights or claims that Buyer may have in or to such equipment or products. In addition, upon request of Seller, Buyer shall purchase any recovered equipment or other products from Seller, on an "as is, where is" basis, at the lower of (i) cost less five year straight line depreciation or (ii) fair market value. Notwithstanding anything to the contrary in this Section 5.14(a) Seller and Buyer shall cooperate to collect such accounts receivable and avoid the recovery of equipment or products in satisfaction of receivables and subsequent required purchase of such recovered equipment by Buyer.

           (b) If, after the Closing Date, Buyer shall receive any remittance from any account debtors with respect to the accounts receivable of Seller, including any accounts receivable included in the Excluded Assets, Buyer shall endorse such remittance to the order of Seller and forward it to Seller immediately upon receipt thereof. In connection with payments received by Buyer, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor owing to either Buyer or Seller.

     5.15 Purchase of Leased Equipment. In the event that the current term of any Excluded Lease retained by Seller pursuant to Section 1.2(c) shall expire without default by the lessee thereunder, Buyer shall upon request of Seller, purchase from Seller all equipment and other products that were the subject of such Excluded Lease. Such purchase shall be on an "as is, where is" basis, without warranties other than as to defects in title arising through Seller, and shall be for a purchase price of $1.00. Upon any such purchase, Seller shall delivery to Buyer any and all instruments and other documents as Buyer may reasonably request to evidence the transfer of such equipment and other products from Seller to Buyer.

                                      22.

                                   ARTICLE 6

                CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Closing Date:

     6.1 The Seller's Closing Documents. The Seller shall have executed and delivered to the Buyer on or before the Closing Date all of the documents to be provided by the Seller pursuant to Section 9.2 hereof.

     6.2 Representations and Warranties. All representations and warranties of the Seller contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on the Closing Date as if made again on the Closing Date (unless such representations and warranties expressly speak as of a specific date other than the date hereof or thereof and in all cases, without giving effect to any standard, qualification or exception with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Buyer or any transaction permitted by Section 5.1.

     6.3 Obligations. The Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by the Seller prior to or on the Closing Date.

     6.4 No Injunction or Restraint. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby and no petition in bankruptcy, insolvency or similar proceeding shall have been instituted against Seller and Seller shall not have made a general assignment for the benefit of creditors.

     6.5 Legal Opinion of Counsel for the Seller. The Buyer shall have received an opinion of counsel for the Seller, addressed to the Buyer and dated the Closing Date, in substantially the form of Exhibit D attached hereto.

     6.6 Consents from Third Parties. All governmental consents, permissions and approvals, if any, necessary to consummate the transactions contemplated herein and to permit the continuation of the Business by the Buyer after the Closing shall have been received by Buyer on or prior to the Closing Date, except where the failure to obtain any such consent, permission or approval would not have a Material Adverse Effect.

     6.7 HSR Clearance. All applicable waiting periods under the HSR Act shall have expired or otherwise been terminated with respect to the transactions contemplated hereby.

     6.8 No Material Adverse Change. Since the date hereof, there shall have occurred no Material Adverse Effect.

                                      23.

     6.9 Audited Financials. The Buyer shall have received from the Seller financial statements relating to the Business for the years ended December 31, 1996 and 1997 meeting the requirements of Rules 3-01 and 3-02 of Regulation S-X (the "Carve-out Financial Statements") which have been audited by PricewaterhouseCoopers LLP, the Seller's independent auditors

     6.10 Carve-Out Financials. The Buyer shall have received from Seller by January 25, 1999 a reconciliation of the Latest Balance Sheet to the unaudited Carve-out Financial Statements, prepared in accordance with GAAP.

     Any conditions specified in this Article 6 may be waived only in writing by the Buyer.

                                   ARTICLE 7

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

     The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

     7.1 Buyer' Closing Documents. The Buyer shall have executed (as appropriate) and delivered to the Seller on or before the Closing Date, all of the documents which are to be delivered to the Seller pursuant to Section 9.3 hereof.

     7.2 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and the Loan Agreement shall be true and correct as of the date hereof and on the Closing Date as if made again on and with respect to the Closing Date (unless such representations and warranties expressly speak as of a specific date other than the date hereof or thereof and in all cases, without giving effect to any standard, qualification or exception with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Seller.

     7.3 Obligations. The Buyer shall have tendered the Purchase Note and shall have performed in all material respects all covenants and obligations required by this Agreement and the Loan Agreement to be performed by Buyer prior to or on the Closing Date.

     7.4 No Injunction or Restraint. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby and no petition in bankruptcy, insolvency or similar proceeding shall have been instituted against Buyer and Buyer shall not have made a general assignment for the benefit of creditors.

     7.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse effect or impact upon the assets, business, financial condition or results of operations of the Buyer other than (a) the assumption of debt in connection with the transactions contemplated hereby and by the Purchase Note or the Loan Agreement, (b) changes (i) relating

                                      24.

to generally applicable economic conditions or the industry of the Buyer in general, (ii) resulting from the announcement by Buyer of its intention to purchase the Purchased Assets or (iii) resulting from the execution of this Agreement or the consummation of the transactions contemplated hereby.

     7.6 HSR Approval. All applicable waiting periods under the HSR Act shall have expired or otherwise been terminated with respect to the transactions contemplated hereby.

     7.7 Legal Opinion. The Seller shall have received an opinion of Cooley Godward LLP, counsel for Buyer, addressed to the Seller and dated the Closing Date, in substantially the form of Exhibit E

     7.8 Consents and Approvals. All governmental consents, permissions and approvals, if any, necessary to consummate the transactions contemplated herein shall have been received on or prior to the Closing Date except where the failure to obtain any such consent, permission or approval would not have a material adverse effect upon the assets, business, financial condition or results of operations of the Seller.

     7.9 Loan Agreement. No Event of Default under the Loan Agreement shall have occurred.

     7.10 Companion Sale. Seller shall have executed an agreement to sell the assets of the Seller's ATC and Optifill businesses, on terms and conditions acceptable to Seller at the time of such execution, on or before December 31, 1998 and such agreement shall be in full force and effect on December 31, 1998.

     Any conditions specified in this Article 7 may be waived only in writing by the Seller.

                                   ARTICLE 8

                                  TERMINATION

     8.1   Termination.  This Agreement may be terminated any time prior to the
Closing:

           (a)  by the mutual written consent of Buyer and the Seller;

           (b) by Buyer at any time after the close of business on December 31, 1998 if Seller shall not have delivered a written notice to Buyer by the close of business on December 31, 1998 that Section 7.10 has been satisfied or waived;

           (c) by Buyer upon written notice to the Seller within fifteen (15) business days of the receipt by Buyer of any notice by Seller pursuant to
Section 5.8 if the development that is the subject of such notice has had or will have a Material Adverse Effect;

           (d) by Buyer, upon written notice to the Seller at any time prior to the Closing, if (i) there has been a material misrepresentation, a material breach of warranty or material breach of a covenant on the part of the Seller which has not been cured to the Buyer's

                                      25.

reasonable satisfaction within ten (10) business days after notice of such breach has been received by the Seller or (ii) at any time after March 31, 1999; or

           (e) by the Seller upon written notice to the Buyer at any time prior to the Closing, if (i) there has been a material misrepresentation, a material breach of warranty or material breach of a covenant on the part of the Buyer which has not been cured to the Seller's reasonable satisfaction within ten (10) business days after notice of such breach has been received by the Buyer, or
(ii) at any time after March 31, 1999.

     8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement will forthwith become void and there will be no further liability on the part of Buyer or the Seller hereunder, except liability of any party for breaches of this Agreement prior to the time of such termination, and except that the covenants and agreements set forth in Sections 5.4, 5.5, 12.7, 12.10, and this Section 8.2, shall survive such termination indefinitely.

                                   ARTICLE 9

                                    CLOSING

     9.1 Time and Place of Closing. The consummation of the purchase and sale of the Purchased Assets and the related transactions contemplated hereby ("Closing") shall take place at 10:00 a.m., local time on the later of January 29, 1999 or the business day immediately following the satisfaction or waiver of the conditions set forth in Article 6 and Article 7, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, 60603 or at such other time, date or place as the parties hereto may mutually agree. The date and time of Closing are referred to herein as the "Closing Date."

     9.2 Deliveries by the Seller. At the Closing the Seller shall deliver the following instruments and documents to the Buyer or their designees:

           (a)  the Bill of Sale as provided in Section 1.1;

           (b) copies of resolutions of the Seller's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions and conveyance of Purchased Assets contemplated herein, which resolutions shall have been certified as true, correct and in full force and effect as of the Closing Date by the Secretary of the Seller;

           (c) Deliver possession to Buyer at the Round Lake, Illinois, location of the Business, all Seller's books, records, documents and other written materials included as part of the Purchased Assets;

           (d)  the opinion of counsel provided for in Section 6.5;

           (e) an executed counterpart to the Assumption Agreement as provided in Section 2.3;

                                      26.

          (f) A certificate, dated as of the Closing Date ("Seller Closing Certificate") and executed by an officer of the Seller, certifying that (i) all representations and warranties of the Seller contained in this Agreement were true and accurate as of the date of this Agreement (unless such representations and warranties expressly speak as of a specific date other than the date hereof, and in any case, without giving effect to any standard, qualification or exception with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Buyer; (ii) all of said representations and warranties are, by the execution and delivery of the Seller Closing Certificate, made again on and as of the Closing Date and are then true and accurate as though then made (unless such representations and warranties expressly speak as to a specific date other than the date thereof and, in any case, without giving effect to any standard, qualification or exception with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Buyer); and (iii) the Seller has performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by the Seller prior to or on the Closing Date;

          (g) An executed counterpart to the Transition Services Agreement in the form attached hereto as Exhibit F (the "Transition Services Agreement"); and

          (h)  An executed counterpart to the Service and Installation
Agreement.

     9.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver the following instruments, documents and consideration:

          (a) copies of resolutions of the Buyer's Board of Directors authorizing the execution of this Agreement, the Loan Agreement, the Purchase Note and the other agreements contemplated hereby and thereby and the consummation of the transactions contemplated herein and therein which resolutions are certified as true, correct and in full force and effect as of the Closing Date by the Secretary of the Buyer;

          (b)  $2,000,000 by wire transfer of immediately available funds;

          (c)  the executed original Loan Agreement;

          (d)  the executed original Purchase Note;

          (e) an executed counterpart of the Assumption Agreement as provided in Section 2.3;

          (f)  the opinion of counsel provided for in Section 7.7;

          (g) a certificate dated the Closing Date (the "Buyer's Closing Certificate"), executed by an officer of the Buyer and certifying that (i) all representations and warranties of the Buyer contained in this Agreement were true and accurate as of the date of this Agreement (unless such representations and warranties expressly speak as of a specific date other than the date hereof, and in any case, without giving effect to any standard, qualification or exception

                                      27.

with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Seller; (ii) all of said representations and warranties are, by the execution and delivery of the Buyer's Closing Certificate, made again on and as of the Closing Date and are then true and accurate as though then made (unless such representations and warranties expressly speaks as of a specific date other than the date thereof, and in any case, without giving effect to any standard, qualification or exception with respect to "materiality"), except as would not have a Material Adverse Effect and except for changes therein specifically permitted or contemplated by this Agreement or expressly consented to in writing by the Seller; and (iii) the Buyer has performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by the Buyer prior to or on the Closing Date;

          (h)  an executed counterpart to the Transition Services Agreement; and

          (i)  an executed counterpart to the Service and Installation
Agreement.

     9.4 Termination of Distribution Agreement; Credit Against Reimburseable Expenses. Seller and Buyer hereby agree that the Distribution Agreement, dated as of the 13/th/ day of August, 1996 between Seller and Buyer (the "Distribution Agreement") shall automatically terminate as of the Closing notwithstanding any terms to the contrary set forth in such Distribution Agreement. The parties agree that $606,968 is due under the Distribution Agreement as of the date hereof and that the sum of such amount and any amounts due from Seller to Buyer pursuant to the Distribution Agreement which are incurred between the date hereof and the Closing, (such sum the "Distribution Payable") shall not be due and payable until the first anniversary of the Closing Date notwithstanding anything to the contrary in the Distribution Agreement. In addition, in consideration for $100,000 of the Purchase Price, Buyer shall also be entitled to a credit in the amount of $100,000 (the "Credit Amount") against its obligation to make a reimbursement payment under Section 5.9(b). To the extent that on the first anniversary of the Closing Date the sum of the Distribution Payable and the Credit Amount exceeds any amounts Buyer owes to Seller under
Section 5.9, Buyer may at its option set off any such excess amount (the "Setoff Amount") against the Purchase Note (as hereinafter described) or require Seller to pay in cash, such excess amount. Buyer shall provide notice to Seller, on the first anniversary of the Closing Date, of its election to setoff the Setoff Amount against the "Obligations" (as defined in the Loan Agreement) owed to Seller. The Setoff Amount shall be applied against the amount due on the first "Interest Payment Date" (as defined in the Loan Agreement) to occur after the first anniversary of the Closing Date. In the event the Setoff Amount exceeds the amount due on such Interest Payment Date, Buyer shall apply and Seller shall accept such excess against each Interest Payment thereafter until the Setoff Amount is reduced to $0. The Seller and Buyer hereby agree to amend such Loan Agreement to allow for the setoff contemplated above in the event Buyer makes such an election. Except as set forth herein, Seller and Buyer each release the other from any and all liabilities and obligations under or arising from the Distribution Agreement.

                                      28.

                                  ARTICLE 10

                    POST-CLOSING OBLIGATIONS OF THE PARTIES

     10.1   Further Obligations of the Parties.  On and after the Closing Date:

            (a) Each party shall execute all certificates, instruments and other documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions herein provided for including, without limitation, such documents as may be required to effectuate the assignment and transfer of the Intangible Assets, including the Intellectual Property. Without limiting the generality of the foregoing, the Seller and the Buyer, agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all United States Federal, state, local, and other Tax returns and Tax elections with respect to the Business.

            (b) The Seller shall take all action reasonably necessary or appropriate to put the Buyer in immediate actual possession and operating control of all of the Purchased Assets.

            (c) The Buyer and the Seller each agree to deliver to the other party (or to such governmental or taxing authority as the other party reasonably directs) any form of document that may be required or reasonably requested in order to obtain an exemption with respect to any Federal, state municipal or other, sales, use or other transfer Taxes that may otherwise be required to be paid on the transfer of the Purchased Assets or that may otherwise be due with respect to such transfer, promptly upon the earlier of (i) reasonable demand by the other party or (ii) learning that such form or document is required.

            (d) The Buyer shall preserve and keep the records of the Business existing on the Closing Date for a period of ten (10) years from the Closing Date, or for any longer period as may be required by any government agency or ongoing litigation, and shall make such records available to the Seller as may be reasonably required by the Seller in connection with any legal proceedings against or governmental investigations of the Seller with respect to the Business. The Buyer shall notify the Seller sixty days prior to destroying such records and shall afford the Seller the opportunity to have such records sent to the Seller at Seller's sole expense.

            (e) The Buyer shall perform its obligations under the Services and Installation Agreement.

     10.2 Taxes. The Buyer will assist the Seller with the preparation of the portion of the Seller's 1998 and 1999 consolidated federal income tax returns and state or local income tax returns relating to the operations of the Business during the period beginning on January 1, 1998 and ending on the Closing Date in a timely manner consistent with prior practices. The Buyer shall be responsible for filing all federal, state and local income Tax returns and other state and local Tax returns for the Business which are due (after taking into account any applicable extensions of time to file) after the Closing Date for periods beginning on or after the Closing Date and for making required payments due with such returns. Without limiting the generality of Section 10.1(a), the Seller and the Buyer agree to cooperate with each other in connection with

                                      29.

any official Tax inquiry, Tax examination or Tax-related legal proceeding with respect to the Business.

     10.3 Sales Taxes. The Seller shall bear and pay, and if assessed against or paid by the Buyer, shall (after receipt of appropriate documentation from the Buyer) reimburse the Buyer for sales taxes, use taxes, transfer taxes, documentary changes, recording fees or similar taxes, charges or fees that may properly become payable in connection with the sale of the Purchased Assets to the Buyer. Buyer shall provide Seller with a reasonable opportunity to review all tax returns relating to such taxes prior to filing such returns.

     10.4 Delivery of 1998 Audited Financials. On or before March 15, 1999 the Seller shall deliver to Buyer financial statements relating to the Business for the year ended December 31, 1998 meeting the requirements of Rules 3-01 and 3-02 of Regulation S-X which have been audited by PricewaterhouseCoopers LLP, the Seller's independent auditors.

     10.5 Seller Covenant Not to Compete. Seller agrees that for a period of three years after the Closing Date, neither it nor any of its Affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business whether in corporate, proprietorship or partnership form or other wise as more than a five percent owner in such business where such business is engaged in the manufacture or sale of storage and dispensing cabinets for medication that include hardware and software designed to track the dispensing of medications ("Competitive Products") provided, however, that the foregoing shall not prohibit Seller or any of such Affiliates from acquiring an interest in an entity or business which manufactures or sells Competitive Products so long as Seller or any such Affiliate divests itself of the assets of such acquired entity or business which manufactures or sells Competitive Products within twelve months of such acquisition; and provided further that nothing in this Section 10.5 shall prevent the Seller from acquiring a passive investment of less than 5% of the outstanding shares of capital stock of such an entity or business so long as Seller does not have rights to hold a seat on the Board of Directors or otherwise have rights to exercise control over such an entity. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 10.5 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

                                  ARTICLE 11

                  SURVIVAL OF WARRANTIES AND INDEMNIFICATION

     11.1   Survival.

            (a) Subject to Section 11.1(b), all of the representations and warranties of each party made in this Agreement shall survive (i) the Closing and the sale of the Purchased Assets to the Buyer; (ii) any sale or other disposition of any or all of the Purchased Assets by the Buyer, provided, however, that such representations and warranties shall not survive the sale or

                                      30.

other disposition of all or substantially all of the Purchased Assets by the Buyer unless the Purchase Note shall have been paid in full; and (iii) the dissolution of any party to this Agreement. The representations, warranties, covenants and obligations of the Seller and the rights and remedies that may be exercised by the Buyer, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, the Buyer or any of its Representatives to the extent that such knowledge was shared with the Seller.

           (b)  The representations and warranties set forth in Article 3 and
Article 4 shall expire on the second anniversary of the Closing; provided, however, that if a Claim Notice relating to any such representation, warranty or rights set forth in Article 3 or Article 4 is given to the party from which indemnification is sought (the "Indemnifying Party") on or prior to the date such representation or warranty would otherwise expire, then, notwithstanding anything to the contrary contained in this Section 11.1(b), the indemnification obligations of the Indemnifying Party arising pursuant to such representation, warranty or rights shall not so expire with respect to matters relating to the subject matter described in such Claim Notice, but rather shall remain in full force and effect until such time as the liability of the Indemnifying Party with respect to matters relating to the subject matter described in such Claim Notice has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Indemnifying Party and the party seeking indemnification, or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

           (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if the party seeking indemnification, acting in good faith, delivers to the Indemnifying Party a written notice stating that the party seeking indemnification believes that there is or has been a breach of such representation or warranty and containing a brief description of the circumstances supporting the such party's belief that there is or has been such a breach.

     11.2 Indemnification by the Seller. Subject to Section 11.3, the Seller shall indemnify and hold the Buyer harmless from and against the entirety of any Adverse Consequences the Buyer may suffer, sustain or become subject to ("Buyer Indemnifiable Losses"), resulting from, arising out of or, relating to (i) any breach or inaccuracy of the representations and warranties of the Seller set forth in this Agreement other than the representation and warranties contained in Section 3.11; (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Seller in this Agreement; (iii) any Liability relating to the Business on or prior to the Closing Date that is not an Assumed Liability; (iv) any claim made by any person who was an employee of Seller prior to Closing which arose out of facts or circumstances occurring or existing prior to Closing; and (v) any liability imposed under WARN with respect to Remaining Employees.

     11.3 Limits on the Seller's Indemnification Obligation. The obligation of the Seller to indemnify the Buyer under Sections 11.2(i) and (ii) above shall be subject to the following limitations:

                                      31.

           (a) The aggregate liability of the Seller hereunder with respect to all Buyer Indemnifiable Losses under Sections 11.2(i) and (ii), other than in connection with its obligations under Sections 5.9 and 9.4, shall not exceed $7,000,000

           (b) The Seller will not have any obligation to indemnify the Buyer with respect to any Buyer Indemnifiable Losses under Sections 11.2(i) and (ii) other than in connection with its obligations under Sections 5.9 and 9.4 until the Buyer shall first have suffered such aggregate Buyer Indemnifiable Losses in excess of $300,000 (at which point the Seller will be obligated to indemnify the Buyer only for Buyer Indemnifiable Losses exceeding such amount).

           (c) Buyer Indemnifiable Losses shall be calculated net of any reserves set forth on the Closing Balance Sheet.

     11.4 Indemnification by Buyer. Buyer shall indemnify and hold the Seller harmless from and against the entirety of any Adverse Consequences the Seller may suffer, sustain or become subject to ("Seller Indemnifiable Losses"), resulting from, arising out of or relating to (i) the Assumed Liabilities and any Liability relating to the Business after the Closing Date, (ii) any breach or inaccuracy of the representations and warranties of the Buyer set forth in this Agreement; (iii) any nonfulfillment or breach of any covenant or agreement on the part of Buyer in this Agreement; and (iv) any liability imposed under WARN with respect to Transferred Employees.

     11.5 Limits on Buyer's Indemnification Obligations. The obligation of Buyer to indemnify the Seller under Sections 11.4(ii) and (iii) above shall be subject to the following limitations:

           (a) The aggregate liability of the Buyer hereunder with respect to all Seller Indemnifiable Losses under Sections 11.4(ii) and (iii), other than in connection with its obligations under Section 5.9 shall not exceed $7,000,000.

           (b) The Buyer will not have any obligation to indemnify the Seller with respect to any Seller Indemnifiable Losses under Sections 11.4(ii) and
(iii) other than in connection with its obligations under Section 5.9 until the Seller shall first have suffered such aggregate Seller Indemnifiable Losses in excess of $300,000 (at which point the Buyer will be obligated to indemnify the Seller only for Seller Indemnifiable Losses exceeding such amount).

     11.6  Matters Involving Third Parties.

           (a) If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party to this Agreement under this Article 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; and the failure to give such timely notice shall relieve the Indemnifying Party of its indemnification obligations under this Article 11 only to the extent such delay or failure materially and adversely affects the defense of such claim.

                                      32.

           (b) The Indemnifying Party will have the right, upon notification to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim, to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may retain separate co-
                   --------
counsel at its own cost and expense and participate in the defense of the Third Party Claim, provided further, that if the Indemnified Party reasonably
             -------- --------
determines that (i) a conflict of interest between it and the Indemnifying Party will exist with respect to the Third Party Claim, or (ii) that the Third Party Claim will adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification, it may, by notice to the Indemnifying Party, assume the exclusive right to defend such Third Party Claim. If the Indemnifying Party does not give such notice within 15 days, the Indemnified Party may proceed with the defense of such claim or proceeding on its own. If the Indemnified Party proceeds with the defense of such claim or proceeding on its own, the Indemnifying Party shall make available to the Indemnified Party any documents and materials in its control or possession that may be necessary to the defense of such claim.

           (c) In connection with any Third Party Claim (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless the judgment or proposed settlement involves only the payment of money damages which will be paid by the Indemnifying Party and contains a release of the Indemnified Party from all Liability with respect to the matter and does not impose an injunction or other equitable relief upon the Indemnified Party and
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (provided that, if the Indemnifying Party has not assumed and is not actively and diligently conducting the defense of such Third Party Claim, then such consent shall not be unreasonably withheld, conditioned or delayed).

     11.7  Additional Limitations.

           (a) In any case where an Indemnified Party recovers from third Persons any amount which in the aggregate equals or exceeds such Indemnified Party's Indemnifiable Losses in respect of a matter with respect to which an Indemnifying Party has indemnified it pursuant to this Article 11 such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

           (b) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article 11 shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained herein) or otherwise in respect of the sale of the Purchased Assets contemplated hereby. In furtherance of the foregoing, Buyer hereby waives, to the fullest extent permitted by law, any and all rights, claims and causes of action it may have against Seller or its

                                      33.

Affiliates arising under or based upon any law (including any such rights, claims or causes of action arising under or based upon common law or otherwise); provided, however, nothing contained in this Agreement shall preclude the assertion by Buyer or its Affiliates of any cause of action that may exist, not based upon breach of contract, for fraud.

           (c) Notwithstanding anything contained herein to the contrary, no party shall have any liability hereunder for any lost profits or any special, indirect, consequential, incidental, exemplary or punitive damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

                                  ARTICLE 12

                           MISCELLANEOUS PROVISIONS

     12.1 Certain Definitions. Unless the context otherwise requires, capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

     "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages (but not consequential or incidental damages), dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including reasonable attorneys, consultants and experts fees and court costs.

     "Affiliate" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person.

     "Agreement" shall have the meaning set forth in the Recitals.

     "Arbitrating Accountants" has the meaning set forth in Section 2.2(b).

     "Assigned Contracts" shall have the meaning set forth in Section 1.1(e).

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

     "Assumption Agreements" shall have the meaning set forth in Section 2.3(a).

     "Bill of Sale" shall have the meaning set forth in Section 1.1.

     "Business" shall have the meaning set forth in the Recitals.

     "Business Employees" shall have the meaning set forth in Section 3.14(a).

     "Business Records" shall have the meaning set forth in Section 1.1(g).

     "Buyer" shall have the meaning set forth in the Introduction.

     "Buyer's Accountants" shall have the meaning set forth in Section 2.2(a).

                                      34.

     "Buyer Balance Sheet" shall have the meaning set forth in Section 4.4.

     "Buyer's Closing Certificate" shall have the meaning set forth in Section 9.3(g).

     "Buyer Confidential Information" shall have the meaning set forth in
Section 5.5.

     "Buyer Financial Statements" shall have the meaning set forth in Section
4.4.

     "Buyer Indemnifiable Losses" shall have the meaning set forth in Section 11.2.

     "Carve-out Financial Statements" shall have the meaning set forth in
Section 6.9.

     "Closing" shall have the meaning set forth in Section 9.1.

     "Closing Balance Sheet" shall have the meaning set forth in Section 2.2(b).

     "Closing Date" shall have the meaning set forth in Section 9.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" shall have the meaning set forth in Section 1.1(e).

     "Credit Amount" shall have the meaning set forth in Section 9.4.

     "Draft Closing Balance Sheet" shall have the meaning set forth in Section 2.2(a).

     "Distribution Agreement" shall have the meaning set forth in Section 9.4.

     "Distribution Payable" shall have the meaning set forth in Section 9.4.

     "Equipment" shall have the meaning set forth in Section 1.1(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" shall have the meaning set forth in Section 1.2.

     "Excluded Contract" shall have the meaning set forth in Section 1.1(e).

     "Excluded Leases" shall have the meaning set forth in Section 1.2(c).

     "Foreign Customer Contracts" shall have the meaning set forth in Section 1.2(g).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied consistently with the principles used in preparing the Financial Statements for the Most Recent Fiscal Year End.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.

                                      35.

     "Intellectual Property" means all of the following which is owned by, licensed by, licensed to, used or held for use by the Seller primarily in connection with the Business (including, without limitation, all intellectual property and proprietary rights listed in Part 3.9 of the Seller Disclosure Schedule): (i) all registered and unregistered trademarks, trade dress, service marks, logos and trade names (including the name "SureMed") and all applications to register the same (the "Trademarks"); (ii) all issued U.S. and foreign jurisdiction patents and pending patent applications, patent disclosures and improvements thereto (the "Patents"); (iii) all registered and unregistered copyrights and all applications to register the same (the "Copyrights"); (iv) all computer software and databases owned or used by the Seller (the "Software"); (v) all licenses and agreements pursuant to which the Seller has acquired rights in or to the Trademarks, Patents, Copyrights or Software (excluding software and databases licensed to the Seller under nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("Licenses-In"); and (vi) trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data and other, copyrightable works and proprietary information.

     "Indemnified Party" shall have the meaning set forth in Section 11.6.

     "Indemnifying Party" shall have the meaning set forth in Section 11.1(b).

     "Intangible Assets" shall have the meaning set forth in Section 1.1(d).

     "Intangible Asset Value of the Business" shall have the meaning set forth in Section 2.1(b)(iv).

     "Inventory" shall have the meaning set forth in Section 1.1(b).

     "Latest Balance Sheet" shall have the meaning set forth in Section 3.5.

     "Licenses-In" shall have the meaning set forth in Section 3.9(a).

     "Liabilities Not Assumed" shall have the meaning set forth in Section
2.3(b).

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) or indebtedness, including any liability for Taxes.

     "Loan Agreement" shall have the meaning set forth in Section 2.1.

     "Material Adverse Effect" means a material adverse effect or impact upon the assets, business, financial condition or results of operations of the Business, other than changes (a) relating to generally applicable economic conditions or the industry of the Business in general, (b) resulting from the announcement by Seller of its intention to sell the Purchased Assets or (c) resulting from the execution of this Agreement or the consummation of the transactions contemplated hereby..

     "Most Recent Fiscal Year End" shall have the meaning set forth in Section 4.4.

                                      36.

     "Net Tangible Asset Value" shall have the meaning set forth in Section 2.1(b)(ii).

     "Ordinary Course of Business" means the ordinary course of the day to day operations of the Business consistent with past custom and practice of the Business, and shall not include matters that must be specifically authorized by Seller's I.V. Systems Division.

     "Permits" shall have the meaning set forth in Section 3.15.

     "Person" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

     "Plans" shall have the meaning set forth in Section 5.9(d).

     "Preliminary Purchase Price" shall have the meaning set forth in Section 2.1(a).

     "Purchase Note" shall have the meaning set forth in Section 2.1(a).

     "Purchase Price" shall have the meaning set forth in Section 2.2(c).

     "Purchased Assets" shall have the meaning set forth in Section 1.1.

     "Security Interest" means any mortgage, pledge, priority, security interest, charge, lien or other encumbrance, right or restriction of any kind, nature and description, of any third party.

     "Seller" shall have the meaning set forth in the Introduction.

     "Seller Closing Certificate" shall have the meaning set forth in Section 9.2(f).

     "Seller Confidential Information" shall have the meaning set forth in
Section 5.4.

     "Seller Disclosure Schedule" shall have the meaning set forth in Article 3.

     "Seller Indemnifiable Losses" shall have the meaning set forth in Section 11.4.

     "Seller's Accountants" shall have the meaning set forth in Section 2.2(a).

     "Service and Installation Agreement" shall have the meaning set forth in
Section 5.10.

     "Setoff Amount" shall have the meaning set forth in Section 9.4.

     "Severance Pay Policies" shall have the meaning set forth in Section
5.9(a).

     "Specified Intangible Assets" shall have the meaning set forth in Section 2.1(b)(iii).

     "Subsidiary" means any corporation, limited liability company, or partnership with respect to which another specified Person has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.

                                      37.

     "Tax" or "Taxes" means any United States Federal, state, local, or foreign income, gross receipts, sales, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real or immovable property, personal or movable property, sales, use, transfer, value added, alternative or add-on minimum, goods and services, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" shall have the meaning set forth in Section 11.6(a).

     "Transferred Employees" shall have the meaning set forth in Section 5.9(a).

     "Transition Services Agreement" shall have the meaning set forth in Section 9.2(g).

     "Value of the Business" shall have the meaning set forth in Section 2.1(b)(i).

     "WARN" shall have the meaning set forth in Section 5.9(b).

     12.2 Notices. All notices, requests, demands or other communications hereunder (including notices of all asserted claims or liabilities) to be effective shall be in writing and shall be either delivered personally, sent by messenger service, sent by guaranteed over night delivery service, charges prepaid sent by fax (with hard copy to follow) or mailed by U.S. mail, certified or registered, with appropriate first class postage prepaid, to the addressees and/or fax numbers herein designated or such other address as may be designated in writing by notice given in the manner provided herein. Notices hereunder shall be effective upon (a) personal delivery thereof, if delivered personally or by messenger service, (b) one (1) business day after deposit for delivery by the overnight delivery service, if delivered by overnight delivery service, (c) when receipt is electronically confirmed, if sent by fax, or (d) three (3) business days following deposit in the mail, if sent by mail as aforesaid, whether or not delivery is accepted.

               If to the Buyer:    OmniCell Technologies, Inc.
                                   1101 E. Meadow Dr.
                                   Palo Alto, California 94303
                                   Attn:  Chief Financial Officer
                                   Facsimile: 650-843-6277

               with a copy to:     Cooley Godward LLP
                                   Five Palo Alto Square
                                   Palo Alto, CA
                                   94306-2155
                                   Attn:  Robert J. Brigham, Esq.
                                   Facsimile: 650-857-0663

                                      38.

               If to Seller:       Baxter Healthcare Corporation
                                   One Baxter Parkway
                                   Deerfield, Illinois 60015
                                   Attn:  General Counsel
                                   Facsimile: 847-948-2025

               With a copy to:     Sidley & Austin
                                   One First National Plaza
                                   Suite 2900
                                   Chicago, Illinois 60603
                                   Attn:  John M. O'Hare, Esq.
                                   Facsimile: 312-853-7036

     12.3 Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted assigns.

     12.4 Governing Law; Venue. This Agreement shall be construed and governed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. The Buyer and the Seller hereby consent to service of process and to the jurisdiction of any appropriate Federal or State court located in Cook or Lake Counties, Illinois in any action to enforce the provisions of this Agreement, and hereby waive any objections they may have as to proper venue or forum non conveniens or similar claims with respect to the jurisdiction and venue of such courts.

     12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     12.6 Entire Agreement. Except as otherwise specifically provided herein, this Agreement, including the Exhibits and Schedules hereto, the Seller Disclosure Schedule and the Buyer Disclosure Schedule constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior communications, writings and other documents with regard thereto. No modification, amendment or waiver of any provision hereof shall be binding upon any party hereto unless it is in writing and executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

     12.7 Confidentiality. Prior to Closing, the terms and conditions of this Agreement and the transactions contemplated herein shall remain confidential shall and not be disclosed by any party except (a) to the extent that a party is advised by counsel that disclosure is required by law ("Legally Required Disclosure"), and (b) for disclosure to employees and agents of a party to the extent necessary to perform due diligence and perform such party's obligations hereunder (provided such employees and agents are made aware of and agree to comply with this provision and that each party is responsible for the violation of such party's employees and agents).

     12.8 Number/Gender. All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case requires and the verb shall be construed as agreeing with the required word and/or pronoun.

                                      39.

     12.9 Captions. The division of this Agreement into articles, sections, subsections, Schedules and Exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     12.10 Allocation of Fees and Expenses. Except as otherwise expressly provided in this Agreement, Buyer and the Seller shall each be responsible for their own respective legal and accounting fees and other charges incurred in connection with the purchase and sale of the Purchased Assets, the completion of the transactions contemplated herein and any post-closing matters in connection with the transactions contemplated herein, except for any fees for filings related to the HSR Act which shall be borne by the Buyer.

     12.11 Severability. In the event that one or more of the provisions, warranties, representations or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid provision, warranty, representation or covenant or portion thereof shall be severed from the remainder of this Agreement.

     12.12 Construction. The parties hereto acknowledge that Buyer and the Seller and their counsel each have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith.

     12.13 No Public Announcement. Neither Buyer nor Seller shall without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

                                  *  *  *  *

                                      40.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

                                        Baxter Healthcare Corporation

                                        By: /s/ Jack McGinley
                                           ----------------------------------
                                        Its:
                                            ---------------------------------
                                        OmniCell Technologies Inc.

                                        By: /s/ Randall Lipps
                                           ----------------------------------
                                        Its: Chairman
                                            ---------------------------------
                                      41.

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF JANUARY 29, 1999

                                     BETWEEN


                          BAXTER HEALTHCARE CORPORATION

                                       AND

                           OMNICELL TECHNOLOGIES INC.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       DEFINITIONS AND TERMS....................................................................................1

         1.1      Definitions.....................................................................................1

         1.2      Accounting Terms................................................................................7

         1.3      Other Terms.....................................................................................7

         1.4      Computation of Time Periods.....................................................................7

2.       LOAN: GENERAL TERMS......................................................................................7

         2.1      The Loan........................................................................................7

         2.2      Interest Rate...................................................................................8

         2.3      Default Rate....................................................................................8

         2.4      Interest Payments...............................................................................8

         2.5      Computation of Interest.........................................................................8

         2.6      Maturity Date; Payment..........................................................................8

         2.7      Voluntary Prepayment Prior to Maturity Date.....................................................8

         2.8      Mandatory Principal Payments....................................................................8

         2.9      Method of Payment...............................................................................9

         2.10     Application of Payments and Collections.........................................................9

3.       COLLATERAL..............................................................................................10

         3.1      Grant of Security Interest; Agreement to Allow for Use of OmniCell Intellectual
                  Property.......................................................................................10

         3.2      Priority of Liens..............................................................................11

         3.3      Inspection of Collateral; Audit of Records.....................................................11

         3.4      Maintain Perfection; Supplemental Documentation................................................11

         3.5      Perfected Security Interest; Location of Collateral............................................12

         3.6      Payment of Claims..............................................................................12

4.       REPRESENTATIONS' WARRANTIES AND COVENANTS RELATING TO COLLATERAL........................................12

         4.1      Representations, Warranties and Covenants Relating to Inventory................................12

         4.2      Sale of Inventory by OmniCell..................................................................13

         4.3      Maintenance of Equipment.......................................................................13

         4.4      Liens on and Sale of Equipment.................................................................13

         4.5      Schedule of Equipment..........................................................................14

                                      i.

                                                                                                               PAGE
                                                                                                               ----
         4.6      Title to Equipment.............................................................................14

5.       GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.......................................................14

         5.1      General Representations, Warranties and Covenants..............................................14

         5.2      Survival of Warranties and Representations.....................................................17

6.       COVENANTS AND CONTINUING AGREEMENTS.....................................................................17

         6.1      Affirmative Covenants..........................................................................17

         6.2      Negative Covenants.............................................................................19

         6.3      Required Notices...............................................................................21

7.       DEFAULT.................................................................................................22

         7.1      Events of Default..............................................................................22

         7.2      Acceleration...................................................................................23

         7.3      Remedies.......................................................................................23

         7.4      Assemble Collateral............................................................................24

         7.5      Notice of Sale.................................................................................24

         7.6      Postponement of Sale...........................................................................24

         7.7      Waiver of Bond.................................................................................24

         7.8      Appointment of Baxter As Attorney-In-Fact After Default........................................24

         7.9      Consent Does Not Create Custom.................................................................25

8.       CONDITIONS TO LOAN......................................................................................25

9.       GENERAL.................................................................................................25

         9.1      Attorneys' Fees and Expenses; Baxter's Expenses................................................25

         9.2      Modification...................................................................................25

         9.3      Strict Compliance..............................................................................25

         9.4      Severability...................................................................................26

         9.5      Successors and Assigns.........................................................................26

         9.6      Loan Agreement Controls........................................................................26

         9.7      Liability Prior to Termination.................................................................26

         9.8      Waiver.........................................................................................26

         9.9      Indemnification................................................................................27

         9.10     Notice.........................................................................................27

                                      ii.

                                                                                                               PAGE
                                                                                                               ----
         9.11     Section Titles, etc............................................................................28

         9.12     Waiver by OmniCell.............................................................................28

         9.13     Governing Law..................................................................................29

         9.14     Representation by Counsel......................................................................29

         9.15     Waiver of Trial by Jury........................................................................29

         9.16     Intercreditor Agreement........................................................................30

                                      iii.

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of January 29, 1999 by and between Baxter Healthcare Corporation, a Delaware corporation ("BAXTER"), with its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015, and OmniCell Technologies Inc., a California corporation ("OMNICELL"), with its principal place of business at 1101 East Meadow Drive, Palo Alto, California 94303.

                                    RECITALS:

         A. OmniCell has entered into an Asset Purchase Agreement, dated as of December 18, 1998, as amended on January 25, 1999, between Baxter and OmniCell (the "ASSET PURCHASE AGREEMENT") pursuant to which OmniCell will purchase certain property of Baxter, comprising substantially all of the assets of the SureMed System product line of the Productivity Systems business unit of Baxter's I.V. Systems Division (the "SUREMED BUSINESS").

         B. Pursuant to the Asset Purchase Agreement, OmniCell is hereby executing and delivering to Baxter a promissory note pursuant to the terms and provisions of this Agreement and in the form attached as EXHIBIT A hereto, in the original principal amount of $17,386,000 (the "NOTE").

         C. This Agreement, together with the Note, sets forth the agreement of the parties with respect to the loan evidenced by the Note.

         NOW THEREFORE, in consideration of the transactions contemplated by the Asset Purchase Agreement, and in consideration of the foregoing recitals, which are hereby incorporated herein, and of the mutual promises set forth herein, the parties hereto agree as follows:

1.       DEFINITIONS AND TERMS

         1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meaning given them in the Asset Purchase Agreement. As used herein:

         "ACCOUNT DEBTOR" means the account debtor on any Account.

         "ACCOUNTS" means all of OmniCell's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with OmniCell. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, by contract or otherwise.

                                     1.

         "APPLICABLE RATE" has the meaning specified in SECTION 2.2.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.).

         "BUSINESS DAY" means any day, other than a Saturday, Sunday, or any other day on which lending institutions located in Chicago, Illinois are authorized or required by law or other governmental action to close.

         "CAPITAL EXPENDITURE" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including capitalized leases and purchase money indebtedness) by OmniCell that are required under generally accepted accounting principles to be included or reflected in the property, plant, equipment, or similar fixed asset accounts reflected in the balance sheet of the Borrower.

         "CHANGE OF CONTROL" means any of the following: (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) who are not as of the date hereof stockholders of OmniCell shall acquire at any time beneficial ownership of more than 35% of the fully diluted common stock of OmniCell (other than as a result of a registered underwritten public offering by OmniCell for cash); (ii) individuals who as of the date hereof constitute OmniCell's Board of Directors (together with any new director whose election by OmniCell's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office; or (iii) any two of the following individuals cease to hold their current positions with OmniCell: Shelly Asher, chief executive officer; Randy Lipps, chairman; Earl Fry, chief financial officer.

         "CHARGES" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments or charges.

         "CLOSING DATE" means the Closing Date under and as defined in the Asset Purchase Agreement.

         "COLLATERAL" has the meaning specified in SECTION 3.1.

         "DEBT SERVICE RATIO" means, with respect to any period, the ratio of
(i) OmniCell's earnings before interest, taxes, depreciation and amortization minus capital expenditures (net of increases in long term debt to finance such capital expenditures) for such period, calculated in accordance with GAAP, to (ii) the sum of all scheduled principal and interest payable on Indebtedness during such period, plus all taxes and dividends to shareholders payable or paid during such period.

         "DEFAULT" means any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         "DEFAULT RATE" means a rate of three percent (3%) per annum PLUS the Applicable Rate.

                                     2.

         "EQUIPMENT" means all of OmniCell's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, motor vehicles, aircraft, dies, tools, jigs, and office equipment as well as all of such types of property leased by OmniCell and all of OmniCell's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 7.1.

         "FINANCIALS" means those financial statements of OmniCell delivered by or on behalf of OmniCell to Baxter pursuant to SECTION 6.1(b).

         "GAAP" means generally accepted accounting principles, consistently applied.

         "GENERAL INTANGIBLES" means all of OmniCell's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of OmniCell of every kind and nature (other than Accounts), including, without limitation, all Intellectual Property Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to OmniCell in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to OmniCell from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which OmniCell is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to OmniCell to secure payment by an account debtor of any of the Accounts.

         "INDEBTEDNESS" means with respect to any Person, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise or any commitment by which such Person assures a creditor against loss, (ii) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (iii) all obligations and liabilities with respect to unfunded vested benefits under any "EMPLOYEE BENEFIT PLAN" or with respect to withdrawal liabilities incurred under ERISA by OmniCell or any ERISA affiliate of OmniCell to a "MULTIEMPLOYER PLAN," as such terms are defined under the ERISA, and (iv) any and all accounts payable, accruals and other items characterized as Indebtedness in accordance with GAAP.

         "INTELLECTUAL PROPERTY RIGHTS" means all United States and foreign patents, trademarks, tradenames, service marks, copyrights, applications, any of the foregoing, now or hereafter owned and or used by OmniCell, including, without limitation the Specified Rights, and all

                                     3.

licenses that allow for the use any patents, trademarks, tradenames, service marks, copyrights, or applications of others.

         "INVENTORY" means all of OmniCell's now owned and hereafter acquired inventory, goods, and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in OmniCell's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

         "LOAN DOCUMENTS" means this Agreement and the Other Agreements.

         "MATURITY DATE" means December 31, 2003 or such earlier date as all Obligations shall be due and payable by acceleration or otherwise.

         "OBLIGATIONS" means all obligations and liabilities of OmniCell to Baxter (including, without limitation, all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, now and from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing as arising under this Agreement or the Other Agreements, including without limitation, all principal and interest payable with respect to the Note.

         "OMNICELL INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights other than the SureMed Intellectual Property Rights.

         "OTHER AGREEMENTS" means all agreements, instruments and documents, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter now or from time to time hereafter executed by or on behalf of OmniCell and delivered to Baxter in connection herewith, including, without limitation, the Note, but excluding the Asset Purchase Agreement and any documents executed in connection therewith.

         "NET EQUITY" means as of any date, the consolidated stockholders' equity of OmniCell and its Subsidiaries as of such date determined in accordance with GAAP.

         "NOTE" has the meaning specified in the Recitals.

         "PERMITTED LIENS" means:

                                     4.

              (A) Liens for taxes not yet payable or statutory Liens for taxes in an amount not to exceed $250,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by proper proceedings diligently pursued, and that reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect;

              (B) Liens in favor of Baxter;

              (C) Liens upon Equipment granted in connection with the acquisition of such Equipment by OmniCell after the Closing Date (including, without limitation, pursuant to capital leases), PROVIDED that (i) the cost of each such acquisition constitutes a capital expenditure permitted by this Agreement and (ii) each such Lien attaches only to the Equipment acquired with the Indebtedness secured thereby;

              (D) The interest or title of a lessor in property subject to an operating lease entered into by OmniCell as lessee with such lessor in the ordinary course of business;

              (E) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or under Environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

              (F) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods or prepaying buyers of goods, or liens in items of any accompanying documents or proceeds of either arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

              (G) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $100,000 in the aggregate;

              (H) Reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any real estate of OmniCell; PROVIDED that they do not in the aggregate materially detract from the value of the real estate or materially interfere with its use in the ordinary conduct of OmniCell's business; and

              (I) Judgment Liens to the extent that the attachment or enforcement of such liens would not result in an Event of Default hereunder; and

              (J) Liens in existence on the Closing Date and reflected on
SCHEDULE 3.2.

         "PERMITTED SENIOR DEBT" means the Indebtedness of OmniCell in an aggregate principal amount of not more than $10,000,000 outstanding at any time pursuant to an agreement and

                                     5.

terms reasonably acceptable to Baxter between OmniCell and a bank or other financial institution; PROVIDED, that such bank or other financial institution has entered into an intercreditor agreement with Baxter reasonably acceptable to Baxter. Baxter agrees that the terms of the proposed financing of OmniCell by Silicon Valley Bank ("SVB") set forth in the Letter of Interest dated January 11, 1999, a copy of which is attached hereto as EXHIBIT D, would be acceptable to Baxter provided that the representations, warranties, covenants and defaults set forth in the definitive credit agreement between SVB and OmniCell and any other documents executed in connection therewith shall in no way impede or restrict OmniCell's ability to perform and pay the Obligations required under this Agreement.

         "PERMITTED SENIOR LIENS" means liens on assets of OmniCell securing any Permitted Senior Debt; provided, however, that any liens on SureMed Assets securing Permitted Senior Debt shall be junior in priority to Baxter's first priority perfected security interest in such SureMed Assets.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

         "PRELIMINARY PURCHASE PRICE" has the meaning specified in the Asset Purchase Agreement.

         "PURCHASED ASSETS" has the meaning specified in the Asset Purchase Agreement.

         "RECORDS" has the meaning specified in SECTION 3.1(g).

         "REPLACEMENT EQUIPMENT" means any Equipment which (i) is purchased with the proceeds from a sale or disposition of existing Equipment, (ii) replaces such sold or disposed of Equipment, and (iii) is used primarily by the same business division as used such sold or disposed of Equipment.

         "REPORT" means any financial statement or report delivered to Baxter in accordance with SECTION 6.1.

         "SPECIFIED RIGHTS" has the meaning set forth in SECTION 5.l(g).

         "SUBSIDIARY" means any Person at least a majority of whose issued and outstanding stock or other ownership interests now or at any time hereafter is owned by OmniCell and/or one or more Subsidiaries.

         "SUPPLEMENTAL DOCUMENTATION" means any and all financing statements, notices, disclosures, agreements, instruments, documents or other written matter, which Baxter may from time to time deem necessary or desirable to maintain or create a valid and perfected security interest in the Collateral.

         "SUREMED ASSETS" means (a) all of the Purchased Assets and all proceeds and products thereof, (b) all Accounts and/or General Intangibles created by the sale or lease of any SureMed

                                     6.

Product, (c) all Inventory consisting of SureMed Products or raw materials, work in process or materials used or consumed in the production of SureMed Products, and (d) all Equipment and General Intangibles and all other properties and assets used primarily in connection with the manufacture, distribution and sale of SureMed Products, but only to the extent used therewith.

         "SUREMED BUSINESS" has the meaning specified in the Recitals.

         "SUREMED INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights which are part of the SureMed Assets.

         "SUREMED PRODUCTS" means those products consisting of the SureMed System product line as it exists on the date hereof and any extensions of such product line.

         "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

         1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements for the period ended December 31, 1997.

         1.3 OTHER TERMS. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

         1.4 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

2.       LOAN: GENERAL TERMS

         2.1 THE LOAN. Subject to the satisfaction of the conditions precedent set forth in ARTICLE VIII, on the Closing Date, Baxter shall loan to OmniCell and OmniCell shall accept from Baxter a loan in the amount of $17,386,000 (the Preliminary Purchase Price MINUS $2,000,000) (the "LOAN") under the terms and conditions of this Agreement. To further evidence the Loan, OmniCell shall execute and deliver the Note to Baxter on the Closing Date. The principal amount of the Loan shall be adjusted upon determination of the Purchase Price in accordance with Section 2.2 of the Asset Purchase Agreement. Upon such adjustment of the principal

                                     7.

amount of the Loan, if any, the interest due under the Note shall be proportionately adjusted retroactively to the Closing Date based on the final Purchase Price. Promptly following the determination of the Purchase Price pursuant to Section 2.2 of the Asset Purchase Agreement, Baxter and OmniCell shall execute and deliver an amendment to this Agreement, amending SECTIONS
2.6 hereof, if applicable, and OmniCell shall deliver to Baxter, in exchange for return of the original Note, an amended and restated Note reflecting such increase or reduction, as the case may be.

         2.2 INTEREST RATE. The unpaid principal balance of the Loan shall bear interest the fixed rate of eight percent (8%) per annum from the Closing Date through and including January 31, 2001 and thereafter at the fixed rate of thirteen percent (13%) per annum until the Loan has been paid in full (such rate as in effect from time to time being referred to herein as the "APPLICABLE RATE").

         2.3 DEFAULT RATE. After the earlier of (i) the Maturity Date, whether by acceleration or otherwise, or (ii) the occurrence of an Event of Default, the Obligations shall bear interest at the Default Rate.

         2.4 INTEREST PAYMENTS. OmniCell shall make payments of interest quarterly in arrears, on the last day each of March, June September and December of each year, beginning on March 31, 1999, until such time as no amounts are outstanding under this Agreement.

         2.5 COMPUTATION OF INTEREST. Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed.

         2.6 MATURITY DATE; PAYMENT.

         Subject to the provisions relating to adjustment of the Note set forth in SECTION 2.1, the principal balance of the Loan shall be payable in twelve equal installments equal to one-twelfth of the original principal amount of the Note, beginning on the last day of March, 2001 and on the last day of each June, September, December and March thereafter. The unpaid principal balance plus all accrued but unpaid interest, fees, charges and costs shall be due and payable on the Maturity Date or on such earlier date on which said amount shall become due and payable on account of acceleration by Baxter.

         2.7 VOLUNTARY PREPAYMENT PRIOR TO MATURITY DATE. The Loan may be prepaid in whole or in part, without premium or penalty.

         2.8 MANDATORY PRINCIPAL PAYMENTS. Upon the occurrence of any of the following OmniCell shall repay to Baxter, to the extent required below, the outstanding principal amount of the Loan along with any accrued and unpaid interest or other amounts then due and owing in respect of the Loan (a "MANDATORY PREPAYMENT"):

              (A) Upon the issuance or sale by OmniCell or any subsidiary of OmniCell of any shares of capital stock or other equity securities of OmniCell, or any obligations convertible into or exchangeable therefor, or giving any Person a right, option or warrant to acquire such securities or convertible or exchangeable obligations, including, without limitation, an initial public offering or private placement of the capital stock (an "EQUITY ISSUANCE"), OnmiCell shall

                                     8.

make a Mandatory Prepayment to the extent of fifty percent (50%) of the net proceeds of such Equity Issuance on the day of the closing of any such Equity Issuance; PROVIDED that (x) sales or issuances of common stock or options, which common stock and options, in the aggregate, shall not exceed two million (2,000,000) shares, to employees, officers, directors or consultants under OmniCell's employee stock option plan and stock purchase plans, or as otherwise approved by OmniCell's Board of Directors or (y) private placements in any single year of equity securities in an amount not exceeding 10% of OmniCell's outstanding paid-in capital as of its most recently completed fiscal year, shall not require any Mandatory Prepayment under this SECTION 2.8;

              (B) Upon (i) the sale of all or substantially all of the assets of OmniCell in any single or series of related transactions; (ii) the sale of all or substantially all of the assets comprising the SureMed Business in any single or series of related transactions; or (iii) the occurrence of any Change in Control, the entire principal balance plus all accrued interest on the Note and other Obligations shall become immediately due and payable; or

              (C) OmniCell, pursuant to SECTION 4.4, shall make a Mandatory Prepayment of 100% of any proceeds of a sale or other disposition of Equipment unless such proceeds are used to acquire Replacement Equipment; PROVIDED, HOWEVER, that OmniCell shall not be required to make a Mandatory Prepayment as a result of any sale of Equipment consisting of non-SureMed Assets unless the Permitted Senior Lender, if any, consents to such prepayment.

         2.9 METHOD OF PAYMENT. All payments to Baxter hereunder and under the Other Agreements shall be payable in lawful money of the United States of America in same day funds at Baxter's principal place of business specified at the beginning of this Agreement or at such other place or places as Baxter may designate in writing to OmniCell.

         2.10 APPLICATION OF PAYMENTS AND COLLECTIONS.

              (A) Prior to an Event of Default, Baxter shall allocate any and all payments received from OmniCell or any other Person with respect to the Obligations, as follows: (i) to the payment of any costs and expenses reasonably incurred by Baxter to enforce any rights hereunder or under the Other Agreements or to preserve or protect the Collateral; (ii) to accrued but unpaid interest, fees and expenses, including, but not limited to, legal fees and expenses; and (iii) to principal. Upon the occurrence of an Event of Default and during the continuation thereof, Baxter may apply any and all payments received from OmniCell or any other Person with respect to the Obligations in such order or priority to the Obligations as Baxter shall elect, in its sole and exclusive discretion and OmniCell (y) irrevocably waives the right to direct the application of payments and collections received by Baxter from or on behalf of OmniCell, and (z) agrees that Baxter shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Obligations then due and payable in such manner as Baxter may deem appropriate, notwithstanding any entry by Baxter upon any of its books and records.

              (B) To the extent that Baxter receives any payment on account of the Obligations or any proceeds of Collateral are applied on account of the Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee,

                                     9.

receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Baxter and applied on account of the Obligations.

3.       COLLATERAL

         3.1 GRANT OF SECURITY INTEREST; AGREEMENT TO ALLOW FOR USE OF OMNICELL INTELLECTUAL PROPERTY. (i) To secure the prompt payment and performance to Baxter of all Obligations, OmniCell hereby grants to Baxter a security interest in and rights of set-off against, and hereby mortgages, conveys, transfers, assigns and pledges to Baxter, all of OmniCell's now existing and hereafter arising or acquired interest in and to the following:

              (A) Accounts;

              (B) General Intangibles, other than the OmniCell Intellectual Property Rights;

              (C) Inventory;

              (D) Equipment;

              (E) all chattel paper, instruments, notes, documents, documents of title and investment property;

              (F) all moneys, investment property, securities and other property of any kind of OmniCell in the possession or under the control of Baxter, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

              (G) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property evidencing or relating to any of the foregoing items ("RECORDS");

              (H) all accessions to any of the foregoing items and all substitutions, renewals, improvements and replacements of and additions thereto; and

              (I) all products and proceeds of the foregoing.

         All of the foregoing is referred to herein individually and collectively as the "COLLATERAL." It is the intent of the parties that the Collateral shall include all of the property of OmniCell, real, personal or intangible, whether now existing or hereafter acquired or arising, whether specifically enumerated herein or not, and that the broadest possible interpretation should be given to the term Collateral, to the fullest extent permitted by applicable law; provided, however, that in no event shall the Collateral include any OmniCell Intellectual Property Rights.

              (II) For the purpose of enabling Baxter to exercise rights and remedies under the Loan Documents (including, without limiting the terms and conditions set forth herein, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale,

                                     10.

sell or otherwise dispose of Inventory) at such time as Baxter shall be entitled to exercise such rights and remedies, OmniCell shall enter into on the date hereof a license agreement, substantially in the form of EXHIBIT F; such license agreement to grant to Baxter an irrevocable, non-exclusive, and fully paid-up license (exercisable without payment of royalty or other compensation to OmniCell) to use, license or sublicense any OmniCell Intellectual Property Rights wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that each customer for the Inventory is made subject to a written agreement that is consistent with and no less protective of the OmniCell Intellectual Property Rights than the terms of OmniCell's standard forms of Master Purchase Agreement and Master Rental Agreement.

         3.2 PRIORITY OF LIENS. OmniCell hereby covenants and agrees that the Liens granted pursuant to SECTION 3.1 are and shall hereafter at all times be
(a) with respect to those items of Collateral consisting of SureMed Assets, perfected, first priority liens and security interests, subject only to Permitted Liens set forth on SCHEDULE 3.2, if any, and (b) with respect to those items of Collateral that do not consist of SureMed Assets, perfected liens and security interests, subject only to (i) Permitted Senior Liens, if any, with respect to which Baxter agrees that its Liens against non-SureMed Assets shall be second in priority, and (ii) Permitted Liens, if any. Baxter hereby acknowledges that OmniCell may grant Permitted Senior Liens against SureMed Assets so long as such Permitted Senior Liens are junior in priority to Baxter's liens and security interests in SureMed Assets.

         3.3 INSPECTION OF COLLATERAL; AUDIT OF RECORDS.

              (A) Baxter (by any of its officers, accountants, employees and/or agents) shall have the right, at any time or times during OmniCell's usual business hours, after not less than two Business Days prior notice during normal business hours (unless a Default or Event of Default then exists, in which event no notice shall be required) to inspect the Collateral (and the premises upon which it is located) and all related Records and to verify the amount and condition of or any other matter relating to the Collateral.

              (B) In addition to the right to inspect set forth herein, Baxter (by any of its officers, accountants, employees and/or agents) shall have the right to audit the books and Records of OmniCell. All reasonable costs, fees and expenses incurred by Baxter, or for which Baxter becomes obligated, in connection with such inspection, verification or audit shall constitute part of the Obligations, payable by OmniCell to Baxter within five
(5) Business Days after demand therefor; PROVIDED, HOWEVER, that unless an Event of Default is outstanding, OmniCell's annual responsibility for such costs, fees and expenses shall be limited to the cost of no more than round-trip coach class airline tickets and one (1) night's accommodations for no more than two (2) auditors sent by Baxter on an inspection, verification and audit.

         3.4 MAINTAIN PERFECTION; SUPPLEMENTAL DOCUMENTATION. OmniCell shall perform all the acts requested by Baxter which are necessary or desirable to maintain a valid, perfected security interest in the Collateral, including but not limited to, executing and/or delivering to Baxter, at any time and from time to time hereafter, any and all Supplemental Documentation that Baxter may request, in form and substance reasonably acceptable to Baxter, to perfect and

                                     11.

maintain perfected Baxter's security interest, lien and/or encumbrance in and/or assignment and pledge of the Collateral, and to consummate the transactions contemplated in or by this Agreement and/or the Other Agreements. OmniCell agrees that Baxter, to the extent permitted by then prevailing applicable law, may execute, on behalf and in the name of OmniCell, any supplemental documentation covering all or any of the Collateral and file the same in each and every appropriate jurisdiction. To the extent permitted by applicable law, Baxter may file, without OmniCell's signature, one or more financing statements disclosing Baxter's Liens, including, limitation, by electronic means with or without a signature as permitted or required by applicable law or filing procedures. OmniCell agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         3.5 PERFECTED SECURITY INTEREST; LOCATION OF COLLATERAL. OmniCell hereby warrants and represents to and covenants with Baxter that: (a) Baxter's security interest in the Collateral is now and at all times hereafter shall be perfected and, except as set forth in SECTION 3.2, shall have a first priority; (b) the offices and/or locations where OmniCell keeps the Collateral and the Records are at the locations specified on SCHEDULE
3.5. OmniCell has no other offices or locations and OmniCell shall not remove such Records and/or the Collateral therefrom and shall not keep any such Records and/or the Collateral at any other office or location unless OmniCell gives Baxter notice thereof at least thirty (30) days prior thereto and the same is within the continental United States of America. OmniCell, by written notice delivered to Baxter at least thirty (30) days prior thereto, shall advise Baxter of OmniCell's opening or acquisition of any new office, place of business or place where any of the Collateral is to be stored or kept, or its closing of any then existing office, place of business or place where any of the Collateral is to be stored or kept and any new office or place of business shall be within the continental United States of America.

         3.6 PAYMENT OF CLAIMS. Baxter, in its sole and absolute discretion, without waiving or releasing any of the Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Baxter in respect thereof and all reasonable costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Baxter or for which Baxter becomes obligated on account thereof shall be part of the Obligations payable by OmniCell to Baxter on demand.

4.       REPRESENTATIONS' WARRANTIES AND COVENANTS RELATING TO COLLATERAL

         4.1 REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO INVENTORY. OmniCell hereby represents, and warrants and covenants as follows:

              (A) OmniCell shall keep correct and accurate Records itemizing and describing the kind, type, quality and quantity of Inventory, OmniCell's cost therefor and selling price thereof and the withdrawals therefrom and additions thereto, all of which Records shall be available (during OmniCell's usual business hours), upon notice in accordance with the terms of SECTION 3.3, to any of Baxter's officers, employees or agents for inspection and copying thereof.

                                     12.

              (B) Inventory shall be kept only at the locations set forth on
SCHEDULE 4.l(b). Except as disclosed on SCHEDULE 4.l(b), Inventory is not now and shall not at any time or times hereafter be stored with a prospective purchaser, bailee, warehouseman or similar party without Baxter's prior written consent. In the event any Inventory is so stored with a bailee, warehouseman or similar party, OmniCell will concurrently therewith cause the prospective purchaser, warehouseman, bailee or similar party to acknowledge in writing OmniCell's ownership of and Baxter's security interest in such Inventory and to cause its records to reflect such security interest, and, in the case of a bailee, warehouseman or similar party, which issues warehouse receipts covering bailed goods shall cause any such bailee, warehouseman or similar party to issue and deliver non-negotiable warehouse receipts or non-negotiable bills of lading in OmniCell's name, and in the case of a prospective purchaser or a bailee or other third party other than a warehouseman, shall cause such prospective purchaser, bailee or other third party to execute a UCC-1 financing statement in favor of OmniCell, with such financing statement assigned to Baxter.

              (C) Inventory is not now and shall not be at any time or times hereafter be consigned to third parties, without Baxter's prior written consent and, in any such event, OmniCell will cause such consignment to be properly perfected to ensure the priority of Baxter's security interest in such Inventory and will cause the consignee to issue and deliver, in form and substance satisfactory to Baxter, a written agreement recognizing Baxter's prior rights in the Inventory. All reasonable out of pocket costs, fees and expenses incurred by Baxter in connection therewith (or which Baxter becomes obligated to pay) shall be part of the Obligations, payable by OmniCell to Baxter on demand.

         4.2 SALE OF INVENTORY BY OMNICELL. OmniCell may sell Inventory only in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sales on consignment, sales on approval or sale on a return basis, except system validation and approval arrangements with potential customers in the ordinary course of business). Sales in the ordinary course do include sales of Inventory consisting of system validations and demonstration materials for less than cost.

         4.3 MAINTENANCE OF EQUIPMENT. OmniCell shall keep and maintain the Equipment in good operating condition and repair in all material respects and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved in all material respects. OmniCell shall not permit any such items to become a fixture to real estate or an accession to other personal property.

         4.4 LIENS ON AND SALE OF EQUIPMENT. OmniCell shall not grant or permit to exist a security interest in or other Lien upon the Equipment (other than a Permitted Lien or, in the case of Equipment not consisting of SureMed Assets, at any time that any Permitted Senior Debt is outstanding, the Permitted Senior Lien). OmniCell will not sell, lease or otherwise dispose of the Equipment or any part thereof to any Person, without Baxter's prior written consent, which may be withheld in the sole discretion of Baxter; PROVIDED THAT OmniCell may sell Equipment (i) reasonably determined by OmniCell not to be necessary for the efficient and effective conduct of its business in arms-length transactions for the fair market value thereof in an amount not to exceed $50,000 in any single fiscal year or (ii) so long as the proceeds of such sale are (a) used to purchase Replacement Equipment, (b) used to prepay the Loan or (c) if such assets are non-

                                     13.

SureMed Assets, used for such purposes as are permitted under the Permitted Senior Debt. In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this SECTION 4.4, OmniCell shall notify Baxter of such fact and deliver all of the cash proceeds of such sale, transfer or disposition that are not used in accordance with clause (a) or (c) above to Baxter, which proceeds shall be applied to the repayment of the Obligations in accordance with SECTION 2.8.

         4.5 SCHEDULE OF EQUIPMENT. SCHEDULE 4.5 sets forth all material Equipment owned by OmniCell as of the date hereof, including the location of each item of Equipment listed thereon. For purposes of this SECTION 4.5 only, material Equipment shall mean any single piece of Equipment (including all component parts thereof) having a fair market value in excess of $50,000. OmniCell shall deliver notice to Baxter amending SCHEDULE 4.5 on a quarterly basis.

         4.6 TITLE TO EQUIPMENT. OmniCell, subject to Baxter's representations and warranties in Section 3.8 (b) of the Asset Purchase Agreement, represents and warrants to Baxter that OmniCell has good, indefeasible, and merchantable title, free and clear of all liens, claims and encumbrances (other than the Permitted Liens and Permitted Senior Liens, provided that such Permitted Senior Liens are junior in priority to any lien and security interest granted to Baxter hereunder), to and ownership of the Equipment described and/or listed on SCHEDULE 4.5 and that all Equipment is and shall be kept only at the locations set forth on SCHEDULE 3.5. OmniCell, immediately on demand by Baxter, shall deliver to Baxter any and all evidence of ownership of, including without limitation, certificates of title and any applications for title to, any Equipment.

5.       GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

         5.1 GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS. OmniCell warrants and represents to and covenants with Baxter as follows:

              (A) OmniCell is and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of California and is qualified or licensed to do business and in good standing in all states in which the failure to be so qualified or licensed would have a material adverse effect upon OmniCell or its ability to perform and pay its Obligations under this Agreement and the Other Agreements.

              (B) OmniCell has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements.

              (C) Each of the names, if any, used by OmniCell in the United States during the five (5) year period preceding the date of this Agreement are set forth on SCHEDULE 5.1(C) attached hereto and none of such names are registered tradenames with the U.S. Patent and Trademark Office except as disclosed on SCHEDULE 5.1(C).

              (D) The execution, delivery and/or performance by OmniCell of this Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in OmniCell's Articles of Incorporation or By-Laws, or contained in any agreement, instrument or document to which OmniCell is now or hereafter a party or by which it or any of its assets are or

                                     14.

may become bound, or result in or require the creation of any lien, security interest, charge or other encumbrance upon or with respect to any now-owned or hereafter arising or acquired properties of OmniCell, except for the liens contemplated by this Agreement and/or created hereby.

              (E) This Agreement and the Other Agreements are and will be the legal, valid and binding agreements of OmniCell enforceable in accordance with the their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

              (F) OmniCell has and at all times hereafter shall have good and valid title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except as, and to the extent contemplated by SECTION 3.2.

              (G) Attached hereto as SCHEDULE 5.1(G) is a true, accurate and complete list of all United States and foreign patents, registered trademarks, tradenames and service marks, registered copyrights and applications therefor owned or used by OmniCell as of the Closing Date (the "SPECIFIED RIGHTS"). Except as set forth on SCHEDULE 5.1(G), the Specified Rights are (or after the Closing Date) will be owned by OmniCell or OmniCell will own or possess the licenses or other rights to use all Specified Rights. To the best of OmniCell's knowledge, none of the products or processes of OmniCell conflicts with or infringes or has infringed upon any United States patents, registered trademarks, trade names or service marks or registered copyrights of any other person or entity; and to the best of OmniCell's knowledge, OmniCell has the full right to conduct its business as heretofore conducted by OmniCell, as applicable, without incurring license fees or royalty or other payment obligations to any person or entity in respect of the Specified Rights, except as may be set forth in the agreement(s) pursuant to which OmniCell has obtained its rights to such Specified Rights. This paragraph shall not apply with respect to the SureMed Assets acquired by OmniCell pursuant to the Asset Purchase Agreement as of the date hereof, but will apply with respect to the effect of any changes arising out of the conduct of the SureMed Business by OmniCell.

              (H) OmniCell is now, and at all times hereafter shall be, solvent and generally able to pay its debts as they mature; OmniCell now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debts; and OmniCell now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

              (I) Except as disclosed on SCHEDULE 5.l(I), there are no actions or proceedings which are pending or threatened against OmniCell which might result in any material adverse change in its financial condition or materially affect OmniCell's assets or the Collateral or OmniCell's ability to fully perform the Obligations.

              (J) OmniCell has obtained and is in good standing with respect to all material governmental permits, certificates, consents and franchises necessary to continue to conduct its

                                     15.

business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it.

              (K) No authorization, approval or other action by, and no notice to or filing with, any governmental authority is or will be necessary
(a) for the grant by OmniCell of the security interest in the Collateral hereunder or for the execution, delivery or performance of this Agreement by OmniCell; (b) to ensure the validity, perfection or priority of the security interest in the Collateral granted hereunder, or (c) for the exercise by Baxter of any of its rights or remedies hereunder, except for the filing of financing statements and continuation statements in the jurisdictions set forth in SCHEDULE 5.1(K) pursuant to the UCC as in effect in such jurisdictions.

              (L) OmniCell is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

              (M) OmniCell is not in violation of any applicable statute, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof (including, but not limited to any environmental law) in any respect which might materially and adversely affect its business, property, assets, operations or condition, financial or otherwise.

              (N) OmniCell has filed or caused to be filed all tax returns which are required to be filed; and OmniCell has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority; PROVIDED, HOWEVER, that OmniCell need not if it is contesting the foregoing in good faith and by proper proceedings diligently pursued and that reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor, and any Lien asserted in connection with such charges is a Permitted Lien.

              (O) Except as set forth on SCHEDULE 5.1(O), OmniCell has no Indebtedness (except for trade payables arising in the ordinary course of its business since September 30, 1998), has not guaranteed (other than as a result of the endorsement of any instrument or items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person, and there are no actions or proceedings which are pending or, to OmniCell's knowledge, threatened against OmniCell which, in any of the foregoing cases, are reasonably likely to result in any material adverse change in its financial condition or materially adversely affect its assets or the Collateral or its ability to fully perform and satisfy the Obligations hereunder.

              (P) OmniCell is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of money to which it is a party, by which it or any of its property is bound.

              (Q) The audited financial statements of OmniCell as of December 31, 1997 and for the fiscal year then ended, fairly and accurately present the assets, liabilities and financial conditions and results of operations of OmniCell as of and for the periods ending on such dates

                                     16.

set forth therein and have been prepared in accordance with GAAP, applied on a basis consistently followed in all material respects throughout the periods involved.

              (R) There has been no material adverse change in the assets, liabilities or financial condition of OmniCell since September 30, 1998, other than changes resulting from the consummation of the transactions contemplated hereby and by the Asset Purchase Agreement.

              (S) Attached hereto as SCHEDULE 5.l(S) is a true, accurate and complete schedule of all Subsidiaries and Affiliates of OmniCell.

         5.2 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. OmniCell covenants, warrants and represents to Baxter that all representations and warranties of OmniCell contained in this Agreement and the Other Agreements shall be true at the time of date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

6.       COVENANTS AND CONTINUING AGREEMENTS.

         6.1 AFFIRMATIVE COVENANTS. OmniCell shall, unless Baxter otherwise consents thereto in writing, do all of the following during the term hereof:

              (A) INSURANCE. OmniCell will at all times maintain or cause to be maintained insurance in such amounts, on such terms and conditions and insuring against such risks as are ordinarily insured against by other Persons in similar businesses similarly situated and in any event, including property casualty insurance, comprehensive commercial general liability insurance (including products liability coverage), worker's compensation insurance and business interruption insurance.

         All policies of insurance on the Collateral or otherwise required hereunder shall be in form, amount and terms, and shall be issued by companies reasonably satisfactory to Baxter. OmniCell shall deliver to Baxter a certificate of insurance and evidence of payment of all premiums therefor and shall deliver renewals of all such policies to Baxter at least thirty
(30) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Baxter, showing all losses payable to Baxter or, in Baxter's reasonable discretion, OmniCell shall execute a separate assignment thereof, in form and substance reasonably acceptable to Baxter. Baxter shall be named as loss payee, mortgagee and secured party in all policies of property insurance and as an additional insured in all policies of liability insurance. Such endorsement shall provide that the insurance companies will give Baxter at least thirty (30) days' prior notice before any such policy shall be materially modified or canceled and that no act or default of OmniCell or any other Person (other than Baxter) shall affect the right of Baxter to recover under such policy in case of loss or damage. OmniCell hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Baxter. During such times that an Event of Default has occurred and is continuing, OmniCell irrevocably makes, constitutes and appoints Baxter (and all officers, employees or agents designated by Baxter) as OmniCell's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies, endorsing the name of OmniCell in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of

                                     17.

such policies and for making all determinations and decisions with respect to such policies, in each such case.

         (B) FINANCIAL REPORTS. OmniCell shall keep books of account and prepare financial statements and furnish to Baxter the following (all of the foregoing and following to be kept and prepared in accordance with GAAP, in each case consistent with the audited financial statements for the fiscal year ended December 31, 1997 previously delivered by OmniCell to Baxter, unless OmniCell's independent certified public accountants concur in any changes therein and such changes are disclosed in writing to Baxter):

              (I) ANNUAL. As soon as available, but not later than ninety
(90) days after the close of each fiscal year of OmniCell, financial statements of OmniCell (including a balance sheet, statement of cash flow and statement of changes in financial position, with supporting footnotes) as at the end of such year and for the year then ended all in form and detail as reasonably required by Baxter, prepared by a firm of independent certified public accountants selected by OmniCell and reasonably acceptable to Baxter and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements and accompanied by a statement by such accountant that, as of the date thereof, there are no Events of Default under this Agreement.

              (II) QUARTERLY REPORT. As soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, financial statements of OmniCell (including a statement of cash flow, a balance sheet and profit and loss statement with supporting footnotes) as at the end of such quarter and for the prior quarters in such fiscal year, all in form and detail as reasonably required by Baxter, prepared by the chief financial officer of OmniCell.

              (III) OTHER INFORMATION. Such other data and information (financial and otherwise) as Baxter, from time to time, may reasonably request bearing upon or related to the Collateral, OmniCell's financial condition and/or result of operations.

         (C) CERTIFICATE WITH ANNUAL AND QUARTERLY REPORT. Concurrently with the delivery of the financial statements described in SECTION 6.1(B), a certificate of the president or chief financial officer of OmniCell certifying to Baxter that: (i) such officer is not aware of the occurrence or existence of any Default or Event of Default or, if such officer is aware thereof, the nature thereof and the steps OmniCell has proposed to cure the same; and (ii) OmniCell is in compliance with the covenants set forth in
SECTION 6.1 and setting forth the detail required to determine OmniCell's compliance with said covenants, in such form and detail as Baxter shall reasonably require.

         (D) WAREHOUSE AGREEMENTS. OmniCell shall deliver to Baxter copies of all agreements between OmniCell and any warehouse or other third party location at which any Inventory may, from time to time, be kept and all similar agreements between OmniCell and any Person relating thereto promptly after entering into the same and shall take such actions as are necessary, in Baxter's reasonable discretion, to insure the continuous perfection of Baxter's security interest in Collateral stored in such warehouses.

                                     18.

         (E) RECORDS. OmniCell shall keep accurate and complete records relating to the Collateral and the operation of OmniCell's business which records shall be made available to Baxter in accordance with SECTION 3.3 for Baxter's inspection, copying, verification or otherwise. Upon the request of Baxter, OmniCell shall furnish with respect to any Account identified on any schedule, certificate or report provided pursuant to this Agreement (i) a true and correct copy of the invoice evidencing such Account and (ii) evidence of shipment or performance. OmniCell shall also deliver to Baxter, upon demand, a copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Baxter shall reasonably request.

         (F) PAY DEBTS. OmniCell shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent, PROVIDED THAT OmniCell shall not be required to pay any Indebtedness which is unsecured while the same is being contested by it in good faith and by appropriate proceedings so long as OmniCell shall have set aside on its books reserves in accordance with GAAP with respect thereto.

         (G) PAYMENT OF CHARGES. OmniCell shall pay promptly when due all of the Charges. Notwithstanding the foregoing, OmniCell may dispute, without prior payment thereof, the Charges; PROVIDED that (A) OmniCell, in good faith, shall be contesting the same in an appropriate proceeding, (B) enforcement thereof against any assets of OmniCell shall be stayed and (C) appropriate reserves therefor shall have been established on the Records of OmniCell in accordance with GAAP. In the event OmniCell, at any time or times hereafter, shall fail to pay the Charges required herein, OmniCell shall so advise Baxter thereof in writing; Baxter may, without waiving or releasing any of OmniCell's Obligations or any Event of Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, and take any other action with respect thereto which Baxter deems advisable. All sums so paid by Baxter and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Obligations, payable by OmniCell to Baxter on demand.

         (H) COMPLIANCE WITH LAWS. OmniCell shall comply in all material respects with all laws, rules, regulations and governmental orders (federal, state and local), including all environmental laws, having applicability to it or to the business or businesses at any time conducted by it.

6.2      NEGATIVE COVENANTS.  OmniCell shall not do any of the following:

         (A) ATTACHMENT. Permit or suffer any levy, attachment or restraint to be made affecting any of its assets or the Collateral.

         (B) SUBSIDIARIES. Create or acquire any subsidiaries unless (i) such subsidiary shall have executed and filed UCC financing statements or amendments, substantially in the form of EXHIBIT E, granting Baxter a first priority (except as otherwise provided under SECTION 3.2) perfected security interest in the Collateral, and (ii) such subsidiary shall have guaranteed, in a manner reasonably acceptable to Baxter, the repayment of all of the Obligations hereunder.

                                     19.

         (C) RECEIVERS. Permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of OmniCell's assets or any of the Collateral.

         (D) ADVERSE TRANSACTIONS. Enter into any transaction not in the ordinary course of business which materially and adversely affects OmniCell's ability to repay the Obligations, or materially and adversely affects the Collateral.

         (E) GUARANTY DEBT. Guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any other Person, including, without limitation, by any agreement to (i) maintain net worth or working capital, other than pursuant to any Permitted Senior Debt, (ii) purchase the obligations or property of any such Person, or to furnish funds to any such Person, directly or indirectly, through the purchase of goods, supplies or services, in any such case with the intent to provide such a guaranty or otherwise become so liable, other than the making of loans to employees, so long as the aggregate amount of such loans does not exceed $100,000 per employee or $500,000 in the aggregate outstanding at any time, or (iii) obtain upon its credit the issuance of any letter or letters of credit for the obligations of any such Person; PROVIDED THAT the foregoing limitations shall not apply to (x) endorsement of instruments or items of payment for deposit or collection in the ordinary course of business or (y) guaranties outside the ordinary course of business in an aggregate amount not to exceed $2,000,000 outstanding at any time MINUS the amount of Indebtedness outstanding under SECTION 6.2(G)(VI) at such time.

         (F) TRANSACTIONS WITH AFFILIATES. Enter into any transactions with any Affiliate, except a transaction which is in the ordinary course of business, is otherwise permitted by this Agreement and is upon fair and reasonable terms, consistent with prior practices, no less favorable than would be obtained in a comparable arms-length transaction with a Person not an Affiliate.

         (G) INCUR INDEBTEDNESS. Incur or become liable in respect of any Indebtedness, other than (i) the Obligations; (ii) Permitted Senior Debt;
(iii) obligations or liabilities created or arising under trade payables arising in the ordinary course of business; (iv) obligations as a lessee under operating leases; (v) Indebtedness to fund Capital Expenditures so long as such Capital Expenditures do not exceed $5,000,000 in the aggregate in any calendar year, and (vi) other Indebtedness in the aggregate principal amount outstanding at any time not to exceed $2,000,000 MINUS the dollar amount of any obligation guaranteed outside the ordinary course pursuant to clause (y) of the proviso set forth in SECTION 6.2(E).

         (H) SALE OF ASSETS. Sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of OmniCell's assets or the Collateral, except (i) sales or leases of inventory in the ordinary course of business; (ii) sale or disposal of unused or obsolete assets in the ordinary course of business pursuant to SECTION 4.4.

         (I) DIVIDENDS; PAYMENT OF FEES, ETC. Any time during the term hereof
(i) make any distributions or pay any dividends or make any distributions of property or assets with respect to its capital stock, (ii) redeem or repurchase any of its capital stock, other than redemptions of (x) Series J Preferred Stock according to the terms of such Series J Preferred

                                     20.

Stock in existence on December 16, 1998 and (y) the stock of terminated employees pursuant to the terms of the agreements under which such stock was issued, and (iii) pay any director's fees or any salaries to any director or shareholder unless such shareholder or director is directly and actively employed by OmniCell, and (iv) make any loans, advances and/or extensions of credit to any Affiliate, except as permitted in SECTION 6.2(E) or (F).

         (J) ENCUMBRANCES. Create or suffer to exist any lien, mortgage or encumbrance or security interest to exist with respect to any of the Collateral, except (i) Permitted Liens, (ii) second priority Permitted Senior Liens on Collateral consisting of SureMed Assets and first priority Permitted Senior Liens on Collateral consisting of non-SureMed Assets, and (iii) liens securing purchase money Indebtedness.

         (K) ACQUISITIONS. Purchase any assets outside of the ordinary course of business, or acquire any business (whether by purchase of stock, merger or purchase of assets or otherwise) unless (i) no Indebtedness shall be assumed in connection therewith which would not be permitted by SECTION 6.2(G); (ii) no Default or Event of Default shall have occurred and be continuing or shall result from such acquisition; (iii) OmniCell shall have first delivered to Baxter a PRO FORMA compliance certificate dated as of the last day of the most recent fiscal quarter for which Baxter has delivered to the Agent the Financial Statements pursuant to Section 6.1, demonstrating that if such acquisition had occurred on the last day of such fiscal quarter, no Default or Event of Default would have resulted therefrom; and (iv) in connection with the acquisition of a future subsidiary, OmniCell has complied with
SECTION 6.2(B).

         6.3 REQUIRED NOTICES. In addition to those notices required elsewhere in this Agreement, OmniCell shall notify Baxter promptly after obtaining knowledge of:

         (A) except as otherwise previously disclosed, any event or occurrence which OmniCell has determined has caused a material loss or decline in value of the Collateral due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

         (B) the institution of any suit or administrative proceeding which, if determined adversely to OmniCell, could reasonably be expected to materially and adversely affect the operations, financial condition or business of OmniCell or which is reasonably likely to materially and adversely affect Baxter's security interest in the Collateral;

         (C) OmniCell's becoming subject to any Charge, restriction, judgment, decree or order which materially and adversely affects its business operations, property, assets or financial condition;

         (D) the commencement of any lockout, strike or walkout relating to any labor contract to which OmniCell is a party;

         (E) any material default under any material lease or other contract or the occurrence of any event which constitutes or, with the giving of notice of the passage of time, or both, would constitute an event of default under the terms of any such lease or other contract; and

                                     21.

         (F) the occurrence of a Default or Event of Default, such notice to include the written statement of the chief financial officer of OmniCell setting forth the details of such event and the action which OmniCell proposes to take with respect thereto.

7.       DEFAULT

         7.1 EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Agreement:

         (A) if OmniCell fails to pay the Obligations, or any part thereof, on the due date thereof.

         (B) OmniCell breaches any of the covenants set forth in SECTIONS 6.1(F) through 6.1(H), inclusive, or 6.2.

         (C) OmniCell shall default in the performance or observance of any other of OmniCell's covenants or agreements in this Agreement or any of the Other Agreements and such default shall continue unremedied for a period of thirty (30) days after the first to occur of (i) Baxter having delivered written notice of such default to OmniCell; or (ii) OmniCell obtaining actual knowledge of such default.

         (D) any representation or warranty on the part of OmniCell contained in this Agreement or any of the Other Agreements shall have been incorrect in any material respect when made or deemed made.

         (E) all of the Collateral, or a material portion thereof, is attached, seized, subjected to a writ of distress, warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

         (F) a petition under the Bankruptcy Code, or any similar law or regulation shall be filed by OmniCell or OmniCell shall make an assignment for the benefit of its creditors, or any case or proceeding is filed by OmniCell for its dissolution or liquidation, or OmniCell shall take any corporate action to authorize or effect any of the foregoing.

         (G) OmniCell is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under the Bankruptcy Code, or any similar law or regulation is filed against OmniCell, or any case or proceeding is filed against OmniCell for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof, or an order for relief is entered in any case commenced against OmniCell under the Bankruptcy Code or any similar law.

         (H) a proceeding is commenced for the appointment of a receiver, trustee, or custodian for any material portion of OmniCell's assets and such proceeding is not dismissed or stayed within sixty (60) days after its commencement.

         (I) one or more judgments or decrees shall be entered against OmniCell, involving, individually, or in the aggregate, a liability of $250,000 or more and either (i)

                                     22.

enforcement action shall have been commenced by any creditor upon any such judgment or decree, or (ii) such judgment or decree shall not have been vacated, discharged or stayed pending appeal within thirty (30) days after the entry thereof.

         (J) this Agreement or any of the Other Agreements shall cease for any reason to be in full force and effect (other than by reason of the payment in full of all of the Obligations or voluntary release by Baxter of any Other Agreement) or OmniCell or any other Person (other than Baxter) shall disavow its obligations thereunder, or shall contest the validity or enforceability of any thereof.

         (K) Baxter's lien or security interest in any Collateral, the value of which exceeds $250,000 in the aggregate shall for any reason cease to be a legal, valid, perfected or enforceable lien on and security interest in such Collateral, in the respective priorities contemplated by this Agreement (other than by reason of the payment in full of all of the Obligations or voluntary release by Baxter of such Collateral).

         (L) OmniCell is in default in the payment of any Indebtedness for borrowed money in an aggregate principal amount outstanding in excess of $250,000 (other than the Obligations), or is in breach of any agreement evidencing such Indebtedness (other than any Loan Document), and the effect of such default or breach, as the case may be, is to enable the holder thereof then to accelerate the maturity of such Indebtedness, unless the same is waived or otherwise ceases to exist.

         7.2 ACCELERATION. Upon an Event of Default, Baxter may declare all of the Obligations be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default described in SECTIONS 7.1(F) or 7.l(G), all Obligations shall automatically become due and payable, without notice or demand of any kind.

         7.3 REMEDIES. Upon the occurrence of an Event of Default and the continuation thereof, Baxter, in its sole and absolute discretion may:

         (A) exercise any one or more of the rights and remedies of a secured party under the UCC of the relevant state or states and any other applicable law upon default by a debtor;

         (B) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Baxter therefor seize and remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral;

         (C) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, PROVIDED, HOWEVER, that OmniCell shall be credited with the net proceeds of such sale only when such proceeds are actually received by Baxter; and

         (D) exercise any or all rights or remedies under any of the Other Agreements.

         All of Baxter's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

                                     23.

         7.4 ASSEMBLE COLLATERAL. Upon the occurrence of an Event of Default and the continuation thereof, OmniCell, immediately upon demand by Baxter, shall assemble the Collateral and make it available to Baxter at a place or places to be designated by Baxter which are reasonably convenient to Baxter and OmniCell.

         7.5 NOTICE OF SALE. Any notice required to be given by Baxter of a sale, lease, other disposition of the Collateral or any other intended action by Baxter, deposited in the United States mail, postage prepaid and duly addressed to OmniCell at its principal place of business specified in SECTION
8.10 not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to OmniCell thereof.

         7.6 POSTPONEMENT OF SALE. Upon the occurrence of an Event of Default and the continuation thereof, OmniCell agrees that Baxter may, if Baxter deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. OmniCell agrees that Baxter has no obligation to preserve rights against prior parties to the Collateral. Further, OmniCell waives and releases any cause of action and claim against Baxter as a result of Baxter's possession, collection or sale of the Collateral, any liability or penalty for failure of Baxter to comply with any requirement imposed on Baxter relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale.

         7.7 WAIVER OF BOND. In the event Baxter seeks possession of the Collateral through replevin or other court process, OmniCell hereby irrevocably waives (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

         7.8 APPOINTMENT OF BAXTER AS ATTORNEY-IN-FACT AFTER DEFAULT. OmniCell, hereby irrevocably designates, makes, constitutes and appoints Baxter (and all Persons designated by Baxter) as OmniCell's true and lawful agent and attorney-in-fact from and after an Event of Default and during the continuation thereof, with power, without notice to OmniCell and at such time or times hereafter as Baxter, in its sole and absolute discretion, may determine, in OmniCell's or Baxter's name: (a) to demand payment of the Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of OmniCell's rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Baxter deems advisable; (g) to discharge and release the Accounts; (h) to take control, in any manner, of any item of payment related to or proceeds of, any Account; (i) to prepare, file and sign OmniCell's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (j) to prepare, file and sign OmniCell's name on any proof of claim in bankruptcy or similar document against any account debtor; (k) to do all acts and things necessary, in Baxter's sole discretion, to fulfill OmniCell's Obligations under this Agreement; and (I) to prepare, file and sign OmniCell's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts.

                                     24.

         7.9 CONSENT DOES NOT CREATE CUSTOM. No authorization given by Baxter pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Baxter in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

8.       CONDITIONS TO LOAN

         The obligation of Baxter to make the Loan hereunder shall be subject to the satisfaction of the following conditions precedent:

         (A) The conditions precedent to the Closing under the Asset Purchase Agreement shall have been satisfied and Closing under the Asset Purchase Agreement shall have taken place, or the shall take place simultaneously with the making of the Loan; and

         (B) Baxter shall have received all items on the List of Closing Documents attached hereto as EXHIBIT B, such items to be in form and substance satisfactory to Baxter and to be executed by all parties thereto when the nature of the item so requires.

9.       GENERAL

         9.1 ATTORNEYS' FEES AND EXPENSES; BAXTER'S EXPENSES. OmniCell hereby agrees that it shall reimburse Baxter, as part of the Obligations, for any and all costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) reasonably incurred by Baxter at any time, in connection with:
(a) the preparation, negotiation and execution of any amendment of or modification of this Agreement or the Other Agreements; (b) any intercreditor agreement with a Permitted Senior Lender, other than the initial intercreditor agreement to be negotiated between Baxter, OmniCell and the initial Permitted Senior Lender, and any litigation, contest, dispute, suit, proceeding or action (whether instituted by Baxter, OmniCell or any other Person) in any way relating to the Collateral, this Agreement, or the Other Agreements; (c) any attempt to enforce any rights of Baxter against OmniCell or any other Person which may be obligated to Baxter by virtue of this Agreement or the Other Agreements, including, without limitation, the Account Debtors; (d) subject to the terms of SECTION 3.3(b), any inspection, verification or audit of any of the Collateral in accordance with this Agreement; (e) any action to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and (f) performing any of the obligations relating to or payment of the Obligations hereunder in accordance with the terms hereof.

         9.2 MODIFICATION. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by OmniCell and Baxter.

         9.3 STRICT COMPLIANCE. Baxter's failure at any time or times hereafter to require strict performance by OmniCell of any provision of this Agreement shall not waive, affect or diminish any right of Baxter thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Baxter of a Default or Event of Default under this Agreement or the Other Agreements shall not suspend, waive or affect any other Default or Event of Default under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties,

                                     25.

covenants and representations of OmniCell contained in this Agreement or the Other Agreements and no Default or Event of Default by under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Baxter unless such suspension or waiver is by an instrument in writing signed by an officer of Baxter and directed to OmniCell specifying such suspension or waiver.

         9.4 SEVERABILITY. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         9.5 SUCCESSORS AND ASSIGNS. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of OmniCell and Baxter; PROVIDED that this Agreement and any interest or right hereunder may not be assigned by OmniCell without prior written consent which may be withheld in Baxter's sole and exclusive discretion. OmniCell hereby consents to the flee and unrestricted sale, assignment, transfer or other disposition by Baxter, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof, including, without limitation, Baxter's rights, titles, interests, remedies, powers and/or duties thereunder and hereunder; PROVIDED, HOWEVER, that Baxter shall not sell, assign, transfer or dispose of its rights, titles, interests, remedies, powers and/or duties hereunder to any Person engaged in the same line of business as OmniCell's business.

         9.6 LOAN AGREEMENT CONTROLS. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         9.7 LIABILITY PRIOR TO TERMINATION. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of OnmiCell or Baxter in any way or respect relating to any transaction or event occurring prior to such termination or cancellation with respect to Collateral and/or any of the undertakings, agreements, covenants, warranties and representations of OmniCell or Baxter contained in this Agreement or any of the Other Agreements.

         9.8 WAIVER.

         (A) OmniCell, for itself and for its successors, transferees and assigns hereby irrevocably (i) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever; (ii) agrees that this Agreement and the Note and any or all payments coming due hereunder or under any of the Other Agreements may be extended from time to time

                                     26.

in the sole discretion of Baxter without in any way affecting or diminishing OmniCell's liability hereunder; and (iii) waives any rights, remedies or defenses arising at law or in equity relating to guarantees or suretyships.

         (B) No extension of the time for any payment due hereunder or under any of the Other Agreements made by agreement with any Person now or hereafter liable for payment hereunder or under the Note or any of the Other Agreements shall operate to release, discharge, modify, change or affect the original liability under this Loan or the Note or any Other Agreement, either in whole or in part.

         (C) No delay in the exercise of any right or remedy hereunder by Baxter shall be deemed to be a waiver of such right or remedy, nor shall the exercise of any right or remedy hereunder by Baxter be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of Baxter promptly after the occurrence of any default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such default continues nor a waiver of such right in connection with any future default.

         (D) No waiver or limitation of any right or remedy hereunder by Baxter shall be effective unless (and any such waiver or limitation shall be effective only to the extent) expressly set forth in a writing, signed and delivered by Baxter to OmniCell. No notice to or demand on OmniCell in any case shall entitle OmniCell to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of any rights or remedy of Baxter to any other or further actions. In its sole discretion, Baxter may, at any time and from time to time, waive any one or more of the rights or remedies contained herein, but such waiver in any instance or under any particular circumstance shall not be deemed to be a waiver of such rights or remedies in any other instance or under any other circumstance.

         9.9 INDEMNIFICATION. OmniCell shall indemnify, defend, and hold Baxter harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, other than those caused by Baxter's gross negligence or willful misconduct, that result from or arise out of (a) the breach of any representation or warranty of OmniCell set forth in this Agreement or in any certificate, schedule, or other instrument by OmniCell pursuant hereto, (b) the breach of any of the covenants of OmniCell contained in or arising out of this Agreement or the transactions contemplated hereby, or (c) any third party claims relating to Baxter's capacity as a lender under this Agreement.

         9.10 NOTICE. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, or by telecopy. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the

                                     27.

postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

         (A) If to Baxter, at:

                                   Baxter Healthcare Corporation
                                   One Baxter Parkway
                                   Deerfield, Illinois 60015
                                   Attn: General Counsel and Treasurer
                                   Facsimile: 847/948-2025

                with a copy to:    Sidley & Austin
                                   One First National Plaza
                                   Chicago, Illinois 60603
                                   Attn: John M. O'Hare
                                   Facsimile: 312/853-7036

         (B) If to OmniCell, at:

                                   OmniCell Technologies, Inc.
                                   1101 East Meadow Drive
                                   Palo Alto, California 94303
                                   Attn: Chief Financial Officer
                                   Facsimile: 650/843-6277

                 with a copy to:   Cooley Godward LLP
                                   Five Palo Alto Square
                                   Palo Alto, California 94306-2155
                                   Attn: Robert J. Brigham, Esq.
                                   Facsimile: 650/857-0663

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

         9.11 SECTION TITLES, ETC. The Section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         9.12 WAIVER BY OMNICELL. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, OMNICELL WAIVES (a) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BAXTER ON WHICH OMNICELL MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER BAXTER MAY DO IN THIS REGARD; (b) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO

                                     28.

BAXTER'S TAKING POSSESSION OR CONTROL OF, OR TO BAXTER'S REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BAXTER TO EXERCISE ANY OF BAXTER'S REMEDIES; AND (c) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

         9.13 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY BAXTER IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. OMNICELL HEREBY (a) IRREVOCABLY SUBMITS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT OMNICELL MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BAXTER OR ANY OF BAXTER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BAXTER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BAXTER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST OMNICELL OR OMNICELL'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         9.14 REPRESENTATION BY COUNSEL. OmniCell hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Other Agreements; that it has read and fully understood the terms hereof, OmniCell and its counsel have been afforded an opportunity to review, negotiate and modify, the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

         9.15 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, OMNICELL AND BAXTER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. OMNICELL HEREBY

                                     29.

EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BAXTER TO MAKE THE LOAN.

         9.16 INTERCREDITOR AGREEMENT. Baxter hereby agrees that it shall act reasonably and cooperate with OmniCell and the Person who proposes to extend Permitted Senior Debt to negotiate and enter into an intercreditor agreement on terms reasonably satisfactory to Baxter and such Person.

                              * * * * * * * *

                                     30.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                       OMNICELL TECHNOLOGIES INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



                                       BAXTER HEALTHCARE CORPORATION

                                       By:      /s/ John F. Gaither, Jr.
                                          ------------------------------------
                                       Name:    John F. Gaither, Jr.
                                       Title:   Vice President

                                     31.

                   OMNICELL TECHNOLOGIES INC. PROMISSORY NOTE

$17,386,000                                             Dated:  January 29, 1999
Chicago, Illinois

         FOR VALUE RECEIVED, OMNICELL TECHNOLOGIES INC., a California corporation ("BORROWER"), hereby promises to pay to the order of BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("PAYEE"), the principal sum of SEVENTEEN MILLION, THREE-HUNDRED EIGHTY-SIX THOUSAND DOLLARS ($17,386,000) in installments on the dates set forth below, together with interest on the unpaid principal balance hereof at the rates set forth below.

         This Note is the "Note" referred to in and was executed and delivered pursuant to that certain Loan and Security Agreement dated as of January 29, 1999 (as amended from time to time, the "LOAN AGREEMENT") between the Borrower and the Payee, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid. The Loan Agreement, among other things, contains certain provisions for acceleration of the maturity hereof, the prepayment of the principal balance hereof, and for changes in the interest rates hereof upon the terms and conditions specified therein. Capitalized terms used herein and otherwise undefined shall have the meanings given them in the Loan Agreement.

         The Borrower shall the amount hereof in twelve (12) quarterly installments. Each repay principal installment shall be in an amount equal to $___________ and shall be payable on the last day of each March, June, September and December, commencing on March 31, 2001 and ending on December 31, 2003.

         All amounts evidenced hereby shall bear interest at a rate of eight percent (8.00%) per annum from the date hereof through and including January 31, 2001, and thereafter at a rate of thirteen percent (13.00%) per annum; PROVIDED, HOWEVER, if any amounts evidenced hereby are not paid when due (whether by acceleration or otherwise), or after the occurrence of an Event of Default, then all amounts evidenced hereby shall bear interest at the Default Rate applicable thereto until so paid. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed. Interest shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 1999.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds as set forth in Section 2.9 of the Loan Agreement. Until notified in writing of the transfer or assignment of this Note in accordance with the terms of the Loan Agreement, Borrower shall be entitled to deem Payee or any subsequent assignee of this Note as the owners and holder of this Note. Payee and any subsequent assignee of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect

                                     32.

the obligations of Borrower hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         This Note is assignable by the Payee as provided in Section 9.5 of the Loan Agreement.

         Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         The payment of this Note is secured as described in the Loan
Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       OMNICELL TECHNOLOGIES INC.

                                       By:
                                          ------------------------------------
                                       Title:

                                     33.

                          TRANSITION SERVICES AGREEMENT

         TRANSITION SERVICES AGREEMENT, dated as of January 29, 1999 (this "Agreement"), by and between Baxter Healthcare Corporation, a Delaware corporation, ("Baxter"), and OmniCell Technologies Inc., a California corporation, (the "Purchaser").

         WHEREAS, Baxter and the Purchaser have entered into an Asset Purchase Agreement, dated as of December 18, 1998, as amended January 25, 1999 (the "Purchase Agreement"; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement), pursuant to which Baxter agreed to sell and the Purchaser agreed to purchase certain assets of Baxter relating to the Business (as defined in the Purchase Agreement), all as more particularly set forth in the Purchase Agreement;

         WHEREAS, it is contemplated under the Purchase Agreement that following the Closing Date, Baxter will provide, or will cause to be provided, to the Purchaser, certain services set forth on Schedule A attached hereto which are currently provided by Baxter in connection with the operation of the Business; and

         WHEREAS, Baxter is willing to provide, or cause to be provided, such services to the Purchaser, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Purchase Agreement, Baxter and the Purchaser hereby agree as follows:

1. PROVISION OF SERVICES; REIMBURSEMENT OF EXPENSES. (a) Baxter agrees to provide, or cause to be provided, to the Purchaser the services set forth on Schedule A hereto (the "Services"), for the period of time following the Closing set forth on Schedule A hereto with respect to each such Service (the "Term").

         (B) Baxter shall cause the Services to be provided pursuant to this Agreement in a manner generally consistent with the manner and level of care with which such services were previously provided by Baxter in connection with the operation of the Business. Baxter shall use all reasonable efforts to assist the Purchaser in the transfer of responsibility for Services to the Purchaser.

         (C) The Purchaser, shall promptly upon written request, pay to Baxter the fees for the Services set forth in Schedule A. Any payments pursuant to this Agreement shall be made in U.S. Dollars within thirty business days after the date of receipt by the Purchaser of Baxter's invoice. Baxter reserves the right to suspend performance under this Agreement upon failure of the Purchaser to make any payment pursuant to this Agreement when due except to the extent that such payment is being disposed of in good faith. Any payment required to be made under this Agreement that is not paid when due shall bear interest at an interest rate equal to the London Interbank Offered Rate for three-month Eurodollar deposits plus 5%.

         (D) The Purchaser agrees to indemnify Baxter and its officers, directors, shareholders, employees, agents or other representatives, successors assigns and for and hold them harmless from any and all liabilities, losses, damages, costs and expenses (including attorney's fees) incurred by them arising out of the provision by or on behalf of Baxter of the Services (except for any such liabilities, losses, damages, costs and expenses arising out of their gross negligence or willful misconduct in the performance of the Services).

2. FORCE MAJEURE. The obligations of Baxter to perform Services shall be suspended during the period and to the extent that Baxter or any of its Affiliates is prevented or hindered from complying therewith by any Requirements of Law or Court Order or by any cause beyond its control, including, without limitation, acts of God, strikes, lock outs and other labor and industrial disputes and disturbances, civil disturbances, accidents, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation. In such event, Baxter shall give notice of suspension as soon as reasonably practicable to the Purchaser stating the date and extent of such suspension and the cause thereof, and Baxter shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.

3. CONFIDENTIALITY. During the term of this Agreement and for one (1) year following termination each of Baxter and the Purchaser agrees to keep confidential the information which is disclosed to it by the other party hereto. The confidentiality obligations of this Agreement shall not apply to information which: (a) at the time of disclosure is reasonably available to the public; (b) becomes reasonably available to the public through no fault of the party required to keep information confidential; (c) is possessed by the party required to keep information confidential, as evidenced by written or other tangible evidence, prior to receipt of the information from the party providing information; or (d) becomes known to the party required to keep information confidential from a third party who has no obligation of confidentiality to the party providing information.

4. LIMITATION ON LIABILITY, ETC. Baxter shall not have any duties or responsibilities hereunder other than those specifically set forth herein and no implied obligations shall be read into this Agreement. Neither Baxter nor any of its Affiliates nor any of their respective officers, directors, shareholders, employees, agents or other representatives, successors or assigns shall be liable for any action taken or omitted to be taken by Baxter under or in connection with this Agreement, except for losses incurred by the Purchaser arising out of the gross negligence or willful misconduct of Baxter in the performance of the Services.

5. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (A) if to Baxter:

                           Baxter Healthcare Corporation
                           1 Baxter Parkway
                           Deerfield, Illinois 60015-4633
                           Attention: General Counsel

                           Telecopy: 847-948-2450

                           with copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois 60603
                           Attention: John M. O'Hare, Esq.
                           Telecopy: 312-853-7036

         (B) if to the Purchaser:

                           OmniCell Technologies Inc.
                           1101 E. Meadow Dr.
                           Palo Alto, California 94303
                           Attention: Chief Financial Officer
                           Telecopy: 650-843-6277

                           with a copy to:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           Palo Alto, California 94306-2155
                           Attention: Robert J. Brigham, Esq.
                           Telecopy: 650-857-0663

6. HEADINGS. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning of interpretation of this Agreement.

7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

9. ASSIGNMENT. This Agreement shall not be assigned without the express written consent of Baxter and the Purchaser (which consent may be granted or withheld in the sole discretion of Baxter and the Purchaser).

10. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by Baxter and the Purchaser.

11. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed and governed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. Baxter and Purchaser hereby consent to service of process and to the jurisdiction of any appropriate Federal or State court located in Cook or Lake Counties, Illinois in any action to enforce the provisions of this Agreement, and hereby waive any objections they may have as to proper venue or forum non conveniens or similar claims with respect to the jurisdiction and venue of such courts.

12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Baxter and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               BAXTER HEALTHCARE CORPORATION

                               By:      /s/ John F. Gaither, Jr.
                                  -------------------------------
                                        John F. Gaither, Jr.
                                        Vice President



                               OMNICELL TECHNOLOGIES INC.

                               By:      /s/ Earl E. Fry
                                  -------------------------------
                                        Name:    Earl E. Fry
                                        Title:   VP & CFO

                                                                     SCHEDULE A

                                    SERVICES

DESCRIPTION OF SERVICES

1.         Facilities and facilities management
2. Telephones and telephone services (excluding 800 and long distance service)
3.         Computer
4.         LAN access
5.         Internet access
6.         Postal service (excluding federal express and courier services)
7.         Cafeteria access
8.         Facsimile
9.         Office supplies (excluding supplies exceeding $500 per item)
10.        Copy machines and service
11.        800 telephone service
12.        Long distance telephone service
13.        Federal express and other courier services
14.        Office supplies exceeding $500 per item
15.        Batch/large volume copy services

In addition, Baxter will provide Purchaser such other corporate support services as may be requested by Purchaser (at Baxter's internally allocated costs), provided that Baxter is able and willing to perform such services at the time of the applicable request.

COSTS

Baxter shall be reimbursed for all of the above-referenced Services in accordance with the following:

         1. With respect to the Services described in numbers 1 through 10 above, Baxter shall be reimbursed by Purchaser $32,500 per month, plus (if and to the extent there are more than 50 Transferred Employees) an amount equal to $650 per each Transferred Employee (over 50 Transferred Employees) per month.

         2. With respect to Services described in numbers 11 through 15 above, Baxter shall be reimbursed by Purchaser Baxter's out-of-pocket expenses associated with providing such Services.

TERM

This Agreement shall commence on the date hereof and shall remain in full force and effect for a period of 90 days. This Agreement may be extended by Purchaser for up to 3 additional consecutive 30 day periods upon 30 days prior written notice to Baxter.

                       SERVICE AND INSTALLATION AGREEMENT

         THIS SERVICE AND INSTALLATION AGREEMENT (this "Agreement"), made and entered into as of January 29, 1999, is by and between Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), and OmniCell Technologies Inc., a California corporation ("OmniCell").

         WHEREAS, concurrently with the execution of this Agreement, Baxter and OmniCell have entered into an Asset Purchase Agreement, dated as of December 18, 1998, as amended on January 25, 1999 (the "Purchase Agreement"), pursuant to which Baxter agreed to sell to OmniCell and OmniCell agreed to purchase from Baxter certain of the assets of Baxter associated with the Business, together with certain liabilities related thereto, all as more particularly set forth in the Purchase Agreement; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

         WHEREAS, pursuant to the terms of the Purchase Agreement, Baxter has agreed to retain, among other things, (a) the leases between Baxter, or an Affiliate (as hereinafter defined) of Baxter, and a customer of the Business covering one or more products of the Business (the "Product Leases") and (b) all amounts billable or collectible under customer Contracts with respect to Products (as hereinafter defined) shipped but not invoiced as of the Closing Date (the "Shipped but Unbilled Accounts"); and

         WHEREAS, as an inducement for Baxter to enter into the Purchase Agreement, OmniCell has agreed to enter into this Agreement to provide, or cause to be provided, certain services set forth on Exhibit A attached hereto with respect to the Product Leases and the Shipped but Unbilled Accounts, all on the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baxter and OmniCell hereby agree as follows:

                                   ARTICLE I

                                   ENGAGEMENT

         SECTION 1.1 GENERAL. OmniCell agrees to Service (as defined in
SECTION 3.1) the products, equipment, apparatus and instruments subject to the Product Leases or the Shipped but Unbilled Accounts ("Products") and all accessories for all Products, and Baxter agrees to retain OmniCell to Provide Service, or cause Service to be provided, with respect to the Products. OmniCell agrees to use commercially reasonable efforts in the performance of its service obligations and agrees to do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for itself, its Affiliates and its other customers. In performing its obligations under this Agreement, OmniCell will accord Baxter the same priority under comparable circumstances as it provides itself and its Affiliates. Without limiting the generality of the foregoing, OmniCell will not discriminate against Baxter. Baxter and OmniCell will cooperate in planning the scope and timing of services provided hereunder in order to minimize or eliminate interference with the conduct of OmniCell's business activities.

                                      1.

Notwithstanding any contrary indication herein, if such interference is unavoidable, OmniCell will apportion the available services in a fair and reasonable manner.

         SECTION 1.2 "AFFILIATE" DEFINED. As used in this Agreement, the term "Affiliate" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or governmental authority which directly or indirectly controls, is controlled by or is under common control with a party. OmniCell agrees that its affiliates will, and that it will cause its affiliates to, observe, perform and refrain from taking action where the nonobservance, failure to perform or action, if by OmniCell, would result in a breach hereunder.

                                   ARTICLE II

                                    TRAINING

         SECTION 2.1 OMNICELL TRAINING. OmniCell will be responsible for training its employees and any third party with whom OmniCell subcontracts or otherwise delegates any obligation of performance hereunder on how to service, repair, refurbish and conduct preventive maintenance on all Products, on all other matters and skills needed or appropriate for OmniCell to fulfill its obligations hereunder. OmniCell will maintain, or cause to -be maintained, records of such training sufficient for compliance with applicable laws and governmental regulations.

                                  ARTICLE III

                             SERVICE TO BE PROVIDED

         SECTION 3.1 "SERVICE" DEFINED. As used in this Agreement, the term "Service," when used in connection with the Products, means OmniCell's duty to Baxter to perform such in-warranty and out-of-warranty repair work with respect to the Products requested by a customer as Baxter may have agreed to provide, or cause to be provided, to a customer, such installation work as may be required by the complex nature of the Products, as listed on Exhibit B attached hereto, including but not limited to installing the Products listed in Part 3.18(a) of the Seller Disclosure Schedule by December 31, 1999, such preventive maintenance work as Baxter or any of its affiliates may have agreed to provide, or cause to be provided, to a customer and such refurbishment work as Baxter may request on a Product for its own account.

         SECTION 3.2 SERVICE LOCATIONS. OmniCell will provide refurbishment work at a repair depot specified by Baxter. All other work will typically be provided at the site of the Product. In some cases it may be necessary to return a Product to OmniCell for Service.

         SECTION 3.3 SERVICE LEVELS. OmniCell will provide Service in accordance with the service levels provided on Exhibit A attached hereto.

         SECTION 3.4 BAXTER WARRANTIES TO CUSTOMERS. Baxter has provided the following information concerning such warranties including, without limitation, (a) the name, address and telephone number of each customer with a Product under warranty, showing as to each such customer the identity of each such Product and as to each such warranty the expiration date therefor and (b) a copy of each such warranty identified to each such Product.

                                      2.

         SECTION 3.5 BAXTER SERVICE AGREEMENTS WITH CUSTOMERS. Baxter has provided the following information concerning such service agreements including, without limitation, the name, address and telephone number of each customer with a Product for which Baxter or any of its affiliates has agreed to provide, or cause to be provided, out-of-warranty repair or preventive maintenance work, showing as to each such customer the identity of each such Product and a complete description or copy of each such agreement including, without limitation, the term and duration thereof and the nature and scope of the work to be provided; provided, however, that such description and such copy need not show the amount, if any, to be paid by such customer to Baxter for such work.

         SECTION 3.6 TERM OF PRODUCT LEASES AND SERVICE AGREEMENTS. Baxter hereby agrees not to extend or renew the term of any of the Product Leases or service agreements covered by this Agreement (or allow for any extension or renewal thereof).

                                   ARTICLE IV

                              PAYMENT FOR SERVICES

         SECTION 4.1 PAYMENT RATES. OmniCell agrees to provide the Services performed hereunder for no charge, it being recognized that OmniCell is undertaking its obligations hereunder in consideration of the transaction contemplated by the Purchase Agreement.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RETROFITS. The parties agree that changes, upgrades, retrofits, exchanges, recalls and similar events with respect to any Product are beyond the scope of this Agreement. Nonetheless, OmniCell agrees to advise Baxter, by notice, of each such matter and provide Baxter with full particulars and information with such advice.

         SECTION 5.2 PARTS. OmniCell agrees to supply for the benefit of Baxter all parts necessary to ensure the commercially reasonable operation of any Product.

         SECTION 5.3 EXHIBITS. Attached and incorporated herein by this reference are Exhibits A & B hereto which specify matters concerning (a) Products, (b) Services including, without limitation, additional services, if any, (c) Service Levels and (d) Utilized Parts.

         SECTION 5.4 FAILURE TO PROVIDE SERVICE. In the event that OmniCell fails to provide Service to Baxter in accordance with the terms and conditions contained in this Agreement for any reason (other than an event of Force Majeure as described in Section 7.3 of this Agreement) , OmniCell shall reimburse Baxter the cost of obtaining substitute services from an alternative source, as described below:

         (I) Baxter shall take all commercially reasonable steps to obtain services with respect to the Product from an alternative service provider at the lowest price available during any period in which OmniCell is unable to provide Service.

                                      3.

         (II) Along with any request for reimbursement by Baxter pursuant to this Section 5.5, Baxter will supply OmniCell with the invoice relating to services obtained pursuant to clause (i) above. OmniCell shall reimburse Baxter for the cost of obtaining alternate services within thirty (30) days of the date of receiving a copy of the invoice for services.

Nothing contained in this Section 5.5 shall preclude Baxter from enforcing its rights under this Agreement in a court of law or equity.

         SECTION 5.5 INDEMNIFICATION. Each party agrees to protect, defend, hold harmless and indemnify the other party from and against any and all damages, claims, losses, liabilities ("Losses") , and to reimburse the other party for all expenses (including, without limitation, all fees and expenses of counsel, travel costs and other out-of-pocket costs) to the extent such Losses or expenses result from or are caused by any fault or negligence of the indemnifying party or any breach by such party hereunder.

         SECTION 5.6 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, THE OTHER PARTY'S CUSTOMERS, OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF DATA OR FOR ANY OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES INCURRED BY SUCH PARTY (WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, OR UNDER ANY OTHER THEORY OF LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. The foregoing limitations on liability for damages shall apply notwithstanding any failure of essential purpose of any limited remedy.

         SECTION 5.7 BASIS OF BARGAIN. The foregoing limitations on liability and limited remedies set forth in this Agreement, along with the execution of the Purchase Agreement form the essential part of the bargain between the parties, without which OmniCell would not enter into this Agreement.

                                   ARTICLE VI

                  TERM, TERMINATION, WIND-UP, PRODUCT DELETION

         SECTION 6.1 TERM . Except as otherwise provided herein, the term of this Agreement shall commence on the date hereof and, unless sooner terminated as provided herein, shall continue until November 30, 2004.

         SECTION 6.2 BREACH. In the event either party materially breaches this Agreement and fails to cure such breach within ninety (90) days after notice thereof, the other party may, at any time within ninety (90) days thereafter, terminate this Agreement upon at least thirty (30) days prior written notice.

         SECTION 6.3 INACCURATE REPRESENTATION. Either party may terminate this Agreement at any time upon at least thirty (30) days prior notice to the other party if a representation or warranty of the other party is or becomes materially inaccurate, false or misleading.

                                      4.

         SECTION 6.4 INSOLVENCY, ETC.. Either party may terminate this Agreement immediately upon notice to the other party (a) if the other party ceases to do business or otherwise terminates its business operations; (b) if the other party becomes insolvent or seeks protection under any insolvency, bankruptcy, receivership, creditors arrangement or reorganization, composition or comparable proceeding; or (c) if any such proceeding is instituted against the other party and is not dismissed or withdrawn within sixty (60) days.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1 EFFECT OF TERMINATION. The termination of this Agreement shall not relieve the parties hereto of any rights or obligations respectively accrued by or vested in them hereunder prior to such termination, or as expressly provided herein.

         SECTION 7.2 EXPENSES. The parties have considered the possibility that one or both of them will incur expenses in preparing for performance of this Agreement and that one or both of them will incur expenses and suffer losses as a result of termination, and the parties have nevertheless agreed that neither party shall be liable for any damages by reason of the termination of this Agreement pursuant to its terms.

         SECTION 7.3 FORCE MAJEURE. Neither party shall be liable to the other party for failure or delay in the performance of any obligation under this Agreement during the time and to the extent such failure or delay is caused by reason of acts of God or other cause beyond its reasonable control, including but not limited to, acts of government, riots, war, interruption of transportation, strikes or other labor trouble, shortages of labor, fire, storm, flood, earthquake, inability to obtain suitable raw materials, products, parts, components, fuel or power or extraordinary price increases. The performance of obligations hereunder shall be suspended during the existence of such cause, and upon cessation of such cause, shall again be required.

         SECTION 7.4 NONWAIVER. The failure of any party hereto to enforce at any time any provision of this Agreement, in case of breach by the other party of any provision of this Agreement, shall not constitute a waiver of any other provision of this Agreement nor of any subsequent breach of the same provision.

         SECTION 7.5 ASSIGNMENT. This Agreement shall not be assigned by either of the parties to any third party without the prior written consent of the other party; provided, however, that OmniCell may subcontract or otherwise delegate to any third party any obligation or performance hereunder, in which case OmniCell shall remain primarily responsible hereunder for any such obligation or performance; provided further that Baxter may assign its rights hereunder to any party to which it assigns all or substantially all of the Product Leases.

         SECTION 7.6 NOTICES. All notices, requests, demands or other communications hereunder (including notices of all asserted claims or liabilities) to be effective shall be in writing and shall be either delivered personally, sent by messenger service, sent by guaranteed overnight delivery service, charges prepaid, sent by fax (with hard copy to follow) or mailed by U.S. mail, certified or registered, with appropriate first class postage prepaid, to the addresses and/or fax

                                      5.

numbers herein designated or such other address as may be designated in writing by notice given in the manner provided herein. Notices hereunder shall be effective upon (a) personal delivery thereof, if delivered personally or by messenger service, (b) one (1) business day after deposit for delivery by the overnight delivery service, if delivered by overnight delivery service, (c) when receipt is electronically confirmed, if sent by fax, or (d) three (3) business days following deposit in the mail, if sent by mail as aforesaid, whether or not delivery is accepted.

         If to the Buyer:                OmniCell Technologies Inc.
                                         1101 E. Meadow Drive
                                         Palo Alto, California 94303
                                         Attn: Chief Financial Officer
                                         Facsimile: 650-843-6277

         with a copy to:                 Cooley Godward LLP
                                         Five Palo Alto Square
                                         Palo Alto, California 94306-2155
                                         Attn:  Robert J. Brigham, Esq.
                                         Facsimile:  650-857-0663

         If to Baxter:                   Baxter Healthcare Corporation
                                         One Baxter Parkway
                                         Deerfield, Illinois 60015-4633
                                         Attn: General Counsel
                                         Facsimile:  847-948-2450

         with a copy to:                 Sidley & Austin
                                         One First National Plaza
                                         Chicago, IL 60603
                                         Attn: John M. O'Hare, Esq.
                                         Facsimile: 312-853-7036

         SECTION 7.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, and the Purchase Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior communications, writings or other documents between the parties hereto, and neither party shall be bound by any condition, definition, warranty or representation otherwise than as expressly provided for in this Agreement or the Purchase Agreement.

         SECTION 7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

         SECTION 7.9 AMENDMENT. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         SECTION 7.10 SEVERABILITY. In the event that one or more provisions contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such

                                      6.

unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid provision shall be severed from the remainder of this Agreement.

         SECTION 7.11 CONSTRUCTION. The parties hereto acknowledge that OmniCell and Baxter and their counsel have reviewed and revised this Agreement, and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         SECTION 7.13 CONFIDENTIALITY. During the term of this Agreement and for one (1) year following termination OmniCell agrees to keep confidential the information which is disclosed to it by Baxter pursuant to this Agreement and Baxter agrees to keep confidential information contained in reports provided by OmniCell to Baxter pursuant to this Agreement. OmniCell's use of Baxter's confidential information will be solely for the purpose of performing its obligations under this Agreement. The confidentiality obligations of this Agreement shall not apply to information which: (a) at the time of disclosure is reasonably available to the public; (b) becomes reasonably available to the public through no fault of the party required to keep information confidential; (c) is possessed by the party required to keep information confidential, as evidenced by written or other tangible evidence, prior to receipt of the information from the party providing information; or
(d) becomes known to the party required to keep information confidential from a third party who has no obligation of confidentiality to the party providing information. Each of OmniCell and Baxter hereby agrees to keep confidential the terms and conditions of this Agreement.

                                      7.

         IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed and delivered this Agreement as of the date first above written.

Baxter Healthcare Corporation                      OmniCell Technologies Inc.



By:      /s/ John F. Gaither, Jr.                  By:
    ------------------------------                     -----------------------
         John F. Gaither, Jr.                      Name:
         Vice President                            Title:

                                      8.

         IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed and delivered this Agreement as of the date first above written.

Baxter Healthcare Corporation                        OmniCell Technologies Inc.
IV Systems Division



By:                                                  By:      /s/ Earl E. Fry
    ------------------------------                     -----------------------
                                                     Name:    Earl E. Fry
                                                     Title:   VP & CFP

                                      9.

                                    EXHIBIT A

PRODUCTS

The Products are limited to the products, equipment, apparatus and instruments that are subject to the Product Leases and the Shipped but Unbilled Accounts.

TERRITORY

The Territory is the 50 states of the United States and the District of Columbia.

SERVICES

In addition to Product Service, OmniCell will provide a number of services at no additional charge to Baxter. A listing of these services is as follows.

     - Call management center for the receiving of service requests and dispatching to Field Service Representatives
     -    Accumulation of mutually agreed upon failure data
     -    Generation of service bulletins, where and when appropriate
     - Issuance of service repair bulletins within 45 days of issuance by Baxter
     -    Customer technical assistance hot lines
     - Performance of any activities per part 820 of 21 CFR and the IV Systems Quality Manual
     -    Customer technical training (requested by customer)
     -    Parts order entry for purchasing customers
     - Customer satisfaction surveying in coordination with Baxter, annual review of results and methods
     -    Marketing liaison
     - Monthly listing of all significant component shortages and estimated dates to eliminate back orders
     -    Maintain inventory management to enhance customer satisfaction
     -    Maintain inventory segregation and control as required by GMPs
     -    Management of self-service customers
     - Provide access to same level of information as exists prior to date of contract execution
     - Provide customers with upgrades for the software and other systems related to the Products consistent with OmniCell's provision of such upgrades to itself, its Affiliates and its other customers pursuant to its obligations under the Purchase Agreement to continue Baxter's program for attaining year 2000 compliance

                                      1.

OmniCell agrees to provide additional special services on an as needed basis for which Baxter agrees to pay a mutually agreed upon fee. Examples of these special services are listed below.

-        Installations as requested by Baxter
-        Inventory rework, inspection or reprocessing
-        Out-of-box failure and PAL analysis/evaluation
-        Off-site storage
-        Product upgrades, only as requested
-        Baxter-requested customer training
-        Trade show or product evaluation set-up/take down
-        Special projects outside the scope of this agreement

                                      2.

LEVEL OF SERVICE/SERVICE COMMITMENT

PRODUCTIVITY SYSTEMS

Telephone response by the FSR within 2 hours.
On-site by the FSR within 6 hours ("All calls) or 12 hours ("B" calls). Repair completed within 24 hours.

If OmniCell should fail to meet these service commitments, Baxter will be reimbursed according to the following schedule.

------------------------------- ---------------------------- ---------------------------- ----------------------------
      Telephone Response             On-site Response             Repair Completion            Quarterly Penalty
------------------------------- ---------------------------- ---------------------------- ----------------------------
       98.00 - 100.00%                95.00 - 100.00%              95.00 - 100.00%                   $     0
------------------------------- ---------------------------- ---------------------------- ----------------------------
        97.50 - 97.99%                94.50 - 94.99%               94.50 - 94.99%                     $  500
------------------------------- ---------------------------- ---------------------------- ----------------------------
        97.00 - 97.49%                94.00 - 94.49%               94.00 - 94.49%                     $1,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
        96.50 - 96.99%                93.50 - 93.99%               93.50 - 93.99%                     $1,500
------------------------------- ---------------------------- ---------------------------- ----------------------------
        96.00 - 9.49%                 93.00 - 93.49%               93.00 - 93.49%                     $2,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
        95.50 - 95.99%                92.50 - 92.99%               93.50 - 92.99%                     $2,500
------------------------------- ---------------------------- ---------------------------- ----------------------------
    Each additional -0.5%          Each additional -0.5%        Each additional -0.5%                 $  250
------------------------------- ---------------------------- ---------------------------- ----------------------------

PAYMENT FOR SERVICES

None

FREIGHT

Baxter shall be responsible for all transportation costs related to returning a repaired product from an OmniCell repair facility to the customer except in those instances where OmniCell has failed to meet the six (6) calendar day turnaround commitment. In those instances OmniCell will be responsible for return transportation costs.

PRICING

FLAT RATE LABOR CHARGE PER MONTH

Any service calls that are the result of problems generated by the customer's computer network will be billed to Baxter at an hourly rate and parts at cost plus 10%. Parts prices are firm for year 1 of the contract and will be reviewed in November of each year for the upcoming year.

                                      3.

                                    EXHIBIT B

See attached.

                                      1.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   1 of 11
-------------------------------------------------------------------------------

Index Description


 PRODUCTIVITY SYSTEMS INSTALLATION PROCEDURE FOR SURE-MED-Registered Trademark-
-------------------------------------------------------------------------------
                                  CURRENT ISSUE
-------------------------------------------------------------------------------
DOCUMENT LIST
-------------------------------------------------------------------------------
                  N/A
-------------------------------------------------------------------------------
EFFECTIVE DATE
-------------------------------------------------------------------------------
                             DESCRIPTION OF CHANGE
--------------------------------------- ---------------------------------------
FROM                                    TO
--------------------------------------- ---------------------------------------
                                         NEW DOCUMENT
-------------------------------------------------------------------------------
                              REASON FOR CHANGE
-------------------------------------------------------------------------------
New Document.

-------------------------------------------------------------------------------
INITIATOR NO.              FIRST OF CODE           PQA FILE NO.
---------------------------------------------------------------
N/A                        YES                     N/A
-------------------------------------------------------------------------------
                           APPROVALS ON FILE IN IVS
-------------------------------------------------------------------------------
TECH APPR                  REQ                     IVS
-------------------------------------------------------------------------------
G. Young                   C. Buhner               T. Werenski
-------------------------------------------------------------------------------
                              CHANGE HISTORY
-------------------------------------------------------------------------------
   CHANGE                          INITIATION
   NUMBER        ISSUE DATE          NUMBER                 REASON RO CHANGE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


1.0      PURPOSE

         To establish the process to be followed by Productivity Systems business of the IV Systems Division of Baxter Healthcare, in the installation and implementation of the Sure-Med-Registered Trademark-product.

2.0      SCOPE AND APPLICABILITY

         This procedure applies to all employees or consultants contracted by Productivity Systems who are involved in the implementation process of the Sure-Med-Registered Trademark- product. This document is the standard procedure for a new installation of the Sure-Med-Registered Trademark- System, therefore some sections of this document may not apply to an add on of additional Sure-Med-Registered Trademark-equipment to an existing Sure-Med-Registered Trademark- account.

3.0      APPLICABLE DOCUMENTS

         3.1    ?????? Sure-Med-Registered Trademark- Pre-Implementation Manual
------------------------------------------------------------------------------
        For Use Only By Affiliates of Baxter Healthcare Corporation
   THIS DOCUMENT CONTAINS PROPRIETARY INFORMATION-IT MUST NOT BE REPRODUCED
            OR DISCLOSED TO OTHERS WITHOUT PRIOR WRITTEN APPROVAL
        THE USER IS RESPONSIBLE FOR CHECKING THE CURRENT ISSUE DATE
                      BEFORE USING THIS DOCUMENT
SPECFORM/N                                                            Rev A

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   2 of 11
-------------------------------------------------------------------------------

         3.2      ??????   Sure-Med-Registered Trademark- Field Service manual

         3.3      PHG-133 Sure-Med-Registered Trademark- PA Process

         3.4 07-19-03-525 Sure-Med-Registered Trademark- Version 5.2.1 Install/Upgrade Manual

4.0      ATTACHMENTS

         4.1      Sure-Med-Registered Trademark- Account Information Sheet

         4.2      Sure-Med-Registered Trademark- System Order/Return Form

         4.3      Productivity Systems Training Form

         4.4      Sure-Med-Registered Trademark- Security Configuration Form

         4.5      Clinical Request Form (CRF)

         4.6      FACE Document

         4.7      Sure-Med-Registered Trademark- Dispenser Location Grid Form

         4.8      Sure-Med-Registered Trademark- Inservice Information Form

         4.9      Sure-Med-Registered Trademark- Equipment Checklists:
                           Unit Dose/Expansion Cabinet Stack
                           Dispensing Center Cabinet
                           Supply Center Cabinet
                           Supply Cabinet
                           Refrigerated Supply Cabinet
                           Expansion Cabinet
                           Pharmacy Workstation (Host)

         4.10     Sure-Med-Registered Trademark- Exit Interview Form

         4.11     Sure-Med-Registered Trademark- Installation Report

         4.12     Sure-Med-Registered Trademark- Account Installation Report

5.0      DEFINITIONS:

         5.1 Chicago Trainees: Sure-Med-Registered Trademark- Customers attending off site training session in Chicago.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   3 of 11
-------------------------------------------------------------------------------

         5.2 Pre-Implementation: A process that occurs prior to installation of the Sure-Med-Registered Trademark- equipment.

         5.3 Consultant: A Productivity Systems business unit employee or consultant contracted by Productivity Systems who leads the implementation and installation process of the Sure-Med-Registered Trademark- product for each account.

         5.4 Field Application Engineer (FAE) : A Productivity Systems business unit employee or consultant contracted by Productivity Systems who is responsible for all technical aspects of the installation process for the Sure-Med-Registered Trademark- product.

         5.5 Nurse Consultant: A Productivity Systems business unit employee who supports the Consultant during the installation and implementation process as related to nursing, resolves nursing issues, develops nursing procedures, the training of account nursing staff and management of Network nurses.

         5.6 Project Leader: A project leader is a account designated employee who has the ultimate responsibility for organizing and overseeing the implementation process and continued eternal maintenance support of the
                  Sure-Med-Registered Trademark- system.

         5.7 Information systems (IS) : A department within the account that is responsible for the accounts computer system(s).

         5.8 Field Interface Engineer (FIE): A Productivity Systems business unit employee who supports the Consultant with field interface issues relating to each specific account.

         5.9 Interface: An interface is a communication link between two or more computer systems.

         5.10 Security Configuration Form: A form that the Consultant will complete as described in this document and utilize to identify and program levels of users end allowable functions with the Sure-Med-Registered Trademark- System.

         5.11 Clinical Request Form (CRF): A form that the Consultant will complete as described in this document and is utilized to request nurse training support from the Nursing Network.

         5.12 Host: A Sure-Med-Registered Trademark- Computer Pharmacy Workstation that is a key component to the Sure-Med-Registered Trademark- system.

         5.13 Equipment: All hardware provided by Productivity System that makes up the Sure-Med-Registered Trademark- system.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   4 of 11
-------------------------------------------------------------------------------

         5.14 DID line: Dedicated Direct Inward Dial phone line used for incoming calls to the modem that is connected to the Sure-Med-Registered Trademark- host. This DID line is used for technical support to the Sure-Med-Registered Trademark-system.

         5.15 Resource Nurse: Account users who with additional training provided by Baxter will in turn support and or train other account staff.

         5.16 Users: Any account personnel who are permitted access to the Sure-Med-Registered Trademark- system.

         5.17 FACE Document: Information complied by the FIE to summarize the interface installation and implementation for each specific account.

         5.18 Drug List: A compiled list of all items to be stocked within the Sure-Med-Registered Trademark- system.

         5.19 Dispenser Grid Form: A physical layout of the unit dose compartment that the Consultant will utilize to define locations of dispensers and cassettes.

         5.20 Backorder: An ordered item from Customer Operations that is out of stock and can not be filled at the time of order placement.

         5.21 Cabinet Communication Lines: A point to point communication line from Host to cabinet.

         5.22 Interface Communication Lines: A communication line utilized to connect communications from the
                  Sure-Med-Registered Trademark- host to the account computer system(s).

         5.23 Network Nurse: A trainer contracted by Productivity Systems supplied by Nursing Network to institute training of users at the account.

         5.24     Nursing Network: A Baxter group that manages network nurses.

         5.25 In-Service Information Form: A document that is to be completed by the Consultant as described in this document and used to communicate customer account training information to the assigned network nurse(s).

         5.26 Installation Team: A Productivity Systems business unit, employee(s) or consultant(s) contracted by Productivity Systems assembled to complete the on site installation process and meet the needs of the account.

         5.27 Cabinet: A Sure-Med-Registered Trademark- cabinet is a computer-controlled storage unit.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   5 of 11
-------------------------------------------------------------------------------

         5.28 System: All hardware and software that bring together the Sure-Med-Registered Trademark- Distribution System.

         5.29 Account Sales Specialist: Productivity Systems employee who completes sales process per account. They are account manager once completion of installation has occurred.

6.0      PROCEDURE

         6.1 Phase I-Planning: The first and one of the more critical phases of the implementation process of the Sure-Med-Registered Trademark- product is the planning phase. This phase begins upon approved purchase order of Sure-Med-Registered Trademark- During this planning phase the Consultant is assigned to the account and information that is critical to the installation begins to be gathered. Phase II may not begin until all planning is complete.

                  6.1.1 Customer operations receives the approved sales documentation from marketing. Customer Operations will then generate a Sure-Med-Registered Trademark-System Order/Return Form with the approved equipment identified on order. This will be sent to the appropriate Consultant Regional Manager and will serve as notification of equipment to be installed.

                  6.1.2 During this same time period of an approved sale, the Account Sales Specialist generates an Account Information sheet that `is also sent to the appropriate Consultant Regional Manager.

                  6.1.3 Once the Consultant Regional Manager receives both documents, they are then sent to the, assigned Consultant. The Consultant now becomes the project leader of that installation.

                  6.1.4 The Consultant will contact the Account Sales Specialist to acknowledge receipt of account documents. This is to be done within the first 2-3 weeks.

                  6.1.5 The Consultant will contact the account within the same 2-3 weeks to introduce themself, and discuss the implementation process of the
                           Sure-Med-Registered Trademark- System. This conversation will include setting realistic expectations, and answering any questions the account might have.

                  6.1.6 At this time the Consultant will determine the type of installation to occur (pre-assembly or traditional).

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   6 of 11
-------------------------------------------------------------------------------

                  If pre-assembly is chosen refer to document PHG-133 Sure-Med-Registered Trademark- Pre-Assembly Process. Sure-Med-Registered Trademark- order submitted by Account Sales Specialist may have been identified as Pre-Assembly upon placement of order.

                  6.1.7 After initial contact with the account the Consultant will then document conversation(s) in a follow up letter. This letter will be sent to the account with copies to the Consultant's Regional Manager and Account Sales Specialist.

                  6.1.8 The Consultant will notify the Interface Group of the account and will check Field Interface Engineer (FIE) availability to attend the pre-implementation meeting

                  6.1.9 The Consultant will contact the account to schedule the pre-implementation meeting, tentative installation date(s), the Round Lake training date and identify the Chicago trainees. Once the Consultant receives this information (s)he will complete and submit the Productivity Systems Training form to the Training Center.

                  6.1.10 The Consultant will order Pre-Implementation Manuals and Nurse Training Kits from Customer Operations. These are to he sent to the account prior to the preimplementation meeting.

                           6.1.10.1     If Unit Dose
                                        Sure-Med-Registered Trademark-
                                        cabinet(s) are a part of the
                                        installation the Consultant will also
                                        order a drug list to be sent to the
                                        account.

                  6.1.11 The Consultant is to notify the Sales Specialist, Nurse Consultant and FIE of the scheduled pre-implementation meeting and tentative installation date(s).

                  6.1.12 These dates are to be reflected on the Consultant's personal calendar and submitted to his/her Regional Manager. The Consultant Regional Manager will in turn submit a regional calendar to the National Manager Field Engineer for addition to National Field Calendar. This calendar will be sent to all appropriate Productivity System employees. National Manager Field Engineer will assign the Field Application Engineer (FAB) to the installation.

                  6.1.13 At the Consultants discretion a host and or other equipment may be ordered from Customer Operations for availability at the pre-implementation meeting.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   7 of 11
-------------------------------------------------------------------------------

         6.2 Phase II: Pre-implementation Meeting: This meeting will occur at the account facility with the account project leaders and Productivity Systems representatives. All attendees will have received the Pre-Implementation manual prior to the scheduled meeting so as to review the installation process. This manual will serve as the account's reference for the Sure-Med-Registered Trademark- installation.

                  The purpose of this meeting is to discuss the roles of both the account and Productivity Systems as they pertain to the implementation process. An installation timetable will be agreed upon and project goals will be established. Expectations will be defined for the installation process, interface functionality, and customization capabilities.

                  6.2.1 The Consultant will gather the necessary information to complete the Security Configuration Form. The installation team will utilize this form to configure the Sure-Med-Registered Trademark- System to account specifics.

                  6.2.2 The Consultant will gather nursing information necessary to complete both the Clinical Request Form
                           (CRF) and the In- service form. The CRF will be used to request nursing support from the Nursing Network. Account resource nurses and/or nurse educators will be also be identified along with what type of nurse training process to implement i.e., classroom or nursing unit.

                  6.2.3 Discussion will occur to identify and address any expected changes in current practices to both Pharmacy and Nursing. The Consultant will also discuss the importance of developing Pharmacy and Nursing Policies & Procedures for Sure-Med-Registered Trademark-.

                  6.2.4 The Consultant will review the completed drug list with the account, if available.

                  6.2.5 The FIE will review the Sure-Med-Registered Trademark- specifications with the account representatives which will include the following:

                           -        DID line
                           -        Cabinet communication lines
                           -        Interface
                           -        Electrical power

                  6.2.6 The installation team will review any accounts external specifications. Note: To date there have been no known account's with external specifications.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   8 of 11
-------------------------------------------------------------------------------

                  6.2.1 At the conclusion of the Pre-Implementation meeting a walk through of the facility will occur to identify locations for equipment, assembly area and nurse training.

                  6.2.8 At the Consultant's discretion, and if the equipment is on site, set up of the host and any other equipment may occur. If any equipment is set up it will be necessary to train selected users of its functionality.

         6.3 Phase III: Pre-Installation: At the Pre-Implementation meeting a timetable of critical steps which must be completed prior to the actual installation were identified along with the responsible personnel. All steps should be completed and on schedule for if any are omitted or delayed the installation date may also be delayed. Rescheduling the installation could result in a further delay of two or three months. The Consultant is responsible for maintaining contact with all concerned and determine that the project is on schedule.

                  6.3.1 The Consultant will document a recap of the pre-implementation meeting and send copies to the account, regional manager, sales specialist and other attendees.

                  6.3.2 The Consultant will send the completed CRF to the Nurse Consultant who will review and submit to the Nursing Network for assignment

                  6.3.3 The FIE will follow up any interface issues from the pre-implementation meeting and produce the FACE document.

                  6.3.4 Upon receipt of the completed drug list from the account, the Consultant will develop a dispenser grid form (Unit Doze cabinets only).

                  6.3.5 The Consultant will submit the completed Sure-Med-Registered Trademark- System Order/Return form(s) to Customer Operations at least 1 week prior to installation. Customer Operations will then notify the Consultant of any and all backorders. Once all orders have been shipped by Customer Operations the Consultant will verify with the account receipt of the equipment

                  6.3.6 Two weeks prior to installation the Consultant will verify with pharmacy, nursing, IS and engineering that all pre-installation task(s) have been completed, i.e., DID line, cabinet communication lines, interface lines etc. These tasks were identified and documented to account in follow-up Pre-Implementation letter.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   9 of 11
-------------------------------------------------------------------------------

                  6.3.7 The Consultant will coordinate travel arrangements with the installation team and provide pertinent documents as needed to the team.

                  6.3.8 Nursing Network will inform the Consultant of assigned nurse(s) trainers. The Consultant will in turn contact the assigned network nurse(s) and also provide to nurses(s) the completed Inservice Information packet which will provide all necessary training information specific to that account.

                  6.3.9 Once Chicago training of the account has occurred the Training Center will complete and forward to the Consultant a synopsis of training.

                  6.3.10 One week prior to installation the Consultant will follow up with the account project leader to confirm availability of inventory, pulling of stock, and appropriate resources have been allocated.

         6.4 Phase IV: Installation- The Consultant having determined that all pre-installation steps have been completed approves the installation phase to begin for all Sure-Med-Registered Trademark- equipment. The installation team will then arrive at account site. The Consultant as the Baxter project leader authorizes the commencement of the installation and determines when the project is completed.

                  6.4.1 Upon arrival at the account site the Consultant will establish with the account a time for daily update meetings as well as date and time for an exit meeting.

                  6.4.2 The Consultant will identify and address any deficiencies anticipating the affect an the installation process. This will be documented for future reference with copies sent to Sales Specialist and Regional Manager. These identified issues will be discussed with the account project leader for resolution.

                  6.4.3 The installation team will verify that all equipment and supplies are present. If any discrepancies occur in the received equipment the Consultant will contact Customer Operations for resolution.

                  6.4.4 All equipment will be inspected for damage. If any has occurred the Consultant will notify Customer operations for replacement. Upon receipt of replacement item the Consultant will complete a return report for the damaged equipment received. A copy of this will be sent to Customer Operations as well as attached to the damaged item for return. Customer Operation will complete any follow up required.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   10 of 11
-------------------------------------------------------------------------------

                  6.4.5 The installation team will complete all tasks as per the appropriate equipment checklists.

                  6.4.6 The FAE will refer to the Field Service Manual and Sure-Med-Registered Trademark- version 5.2.1 installation/upgrade manual as needed.

                  6.4.6 If any equipment fails during the installation i.e., laptop, motherboard, dispenser's etc. replacements will be ordered from Customer Operations. Upon receipt of replacement item the accompanied document will be completed by the installation team sighting that item was detective. This document will be attached to the item and returned to Round Lake

                  6.4.7 The installation team will establish and verify communications between the host and the cabinet(s). They will then download the medication and user files to the cabinet(s). The Host will be re-located to its permanent location and all connections will be established.

                  6.4.8 The Consultant will identify and prepare cabinet(s) specified for nurse training.

                  6.4.9 The installation team along with the account will verify the viability of the interface(s).

                  6.4.10 The account project leader is to review and modify the Sure-Med-Registered Trademark- System as needed.

                  6.4.11   The Consultant will review the entire
                           Sure-Med-Registered Trademark- System with the Chicago trainee(s) and support the trainee(s) in any additional system training.

                  6.4.12 The installation team will complete all Sure-Med-Registered Trademark- System testing as required per equipment checklists.

                  6.4.13 Nurse training will follow the developed pre-agreed schedule.

                  6.4.14 Go live of the Sure-Med-Registered Trademark- System will follow the pre-agreed schedule.

                  6.4.15 The installation team will prepare and notify Customer Operations of any supplies to be returned. The returns will include any appropriately labeled damaged or failed equipment and a list of returned inventory. A copy of the returns will be sent to Customer Operation for follow up.

                                                   DOCUMENT NO:
                                                     CHANGE NO:
DOCUMENT TYPE:         AUTHORIZING DOCUMENT         ISSUE DATE:
ORIG. OFFICE:          IVS EIS PROD. SYSTEMS              PAGE:   11 of 11
-------------------------------------------------------------------------------

                  6.4.16 The Consultant, along with the account, will complete the Exit Interview document. This document will be filed with the account folder and copies sent to Account Sales Specialist and Regional Manager.

         6.5. Phase V: Post Installation: with the completion of the installation the Consultant continues to maintain interim contact with the account. The purpose is to determine any previously unidentified post installation issues and answer any questions that may have arisen.

                  6.5.1 The Consultant will send a thank you letter to the account that will include a statement regarding any outstanding issues. A copy will be sent to the Account Sales Specialist and Regional Manager.

                  6.5.2 The Consultant will contact the account periodically during first month.

                           6.5.2.1 Once the installation team has completed the installation and has left the account site all technical support will come from Technical Assistance Center
                                        (TAC)

                  6.5.3 Once all outstanding issues related to the installation process have been resolved the Account Sales Specialist will then become account manager with Consultant support if required.

                  6.5.4 The FAE will complete the Installation Report and submit it to Customer operations.

                  6.5.5 The Consultant will complete the Installation overview Report and submit to Customer Operations with copies to Regional Manager and Vice President Field Operations.

7.0      TRAINING

         7.1 Training of these procedures for all Field Implementation employees will occur within 90 days by written acknowledgment of reviewing this procedure. Upon receipt of written acknowledgment of the completed training, it will be recorded on the Training Roster.

December 23, 1999

Mr. Art Mollenhauer
Vice President Finance
I.V. Systems & Medical Products
Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, Illinois 60015

Dear Art:

         Once countersigned by you, this letter constitutes a final and binding agreement between OmniCell Technologies, Inc. ("OmniCell") and Baxter Healthcare Corporation ("Baxter") resolving certain issues which have arisen between OmniCell and Baxter concerning the Asset Purchase Agreement of December 18, 1998, as amended by the Letter Agreement dated as of January 25, 1999 ("APA"), and the Loan and Security Agreement between Baxter and OmniCell of January 29, 1999 ("LSA"). To the extent our agreement herein requires modification, amendment or waiver of any provision of either of those agreements, this letter agreement is a written modification of those other agreements pursuant to
Section 12 of the APA and Section 9.2 of the LSA. Our agreement herein, and any modification, amendment and/or waiver with respect to the APA and the LSA, applies only to those items specifically discussed below. All rights, remedies and obligations of the parties, including, but not limited to, the survival of certain representations and warranties under the APA, remain in effect and without modification except as specifically discussed below. All capitalized terms in this letter agreement are used as defined in the APA and/or LSA.

         We have agreed as follows:

         1. PURCHASE PRICE - The "Purchase Price" shall be $14,754,000, including the $2,000,000 of cash paid at Closing and $4,840,000 which has been paid by offsetting amounts collected by Baxter on OmniCell's behalf.

         2. TERMINATION, MODIFICATION AND RELEASE - Sections 2.1, 2.2, 3.5, 3.11, 3.18, 5.9(b), 9.4 (except for the first and last sentences thereof) and
10.4 of the APA and Paragraphs (1), (2) and (5) of the Letter Agreement dated as of January 25, 1999 referred to above) are hereby terminated effective upon receipt by OmniCell of the amounts due from Baxter pursuant to Paragraph 3 below (the "Effective Time").

         As of the Effective Time, Baxter and OmniCell hereby release each other and their respective employees, agents, shareholders, directors, officers, attorneys, affiliates and successors, from any and all claims, actions, causes of action, damages, demands of any nature whatsoever that have arisen or may arise in law or in equity based upon or arising under the foregoing provisions of the APA, including the Letter Agreement dated as of January 25, 1999.

         In lieu of Section 3.18 of the APA, Baxter represents and warrants that the equipment described in the installation schedule referred to in Paragraph 12 below will be capable of being installed using commercially reasonable efforts by the dates indicated in the installation schedule.

Mr. Art Mollenhauer
Baxter Healthcare Corporation
December 23, 1999
Page 2.

         OmniCell represents and warrants that it is not currently aware of any basis for any claim by it that Baxter has breached any of its representations and warranties or any of its other obligations under the APA as amended by this letter agreement.

         3. RECONCILIATION PAYMENT - Baxter agrees to pay OmniCell no later than December 31, 1999), the amount of $1,195,968.

         4. RESTATED PROMISSORY NOTE - The Promissory Note dated January 29, 1999 shall be restated in the form attached hereto as Exhibit A, with a revised principal amount of $7,914,000. OmniCell shall deliver the original Promissory Note to Baxter in exchange for the Restated Promissory Note. Baxter and OmniCell acknowledge that interest on the Promissory Note has been fully paid and satisfied through December 31, 1999. Simultaneously with the execution hereof, Baxter is signing and delivering to Silicon Valley Bank an amendment to the Intercreditor Agreement between Baxter and Silicon Valley Bank in the form attached hereto as Exhibit B. Baxter hereby releases OmniCell and its employees, agents, shareholders, directors, officers, attorneys, affiliates and successors, from any and all claims, actions, causes of action, damages, demands of any nature whatsoever that have arisen in law or in equity based upon or arising under the Promissory Note with respect to the nonpayment of interest with respect to any period through December 31, 1999.

         5. BAXTER/OMNICELL e-COMMERCE RELATIONSHIP - Baxter agrees to introduce OmniCell to Baxter's e-commerce representatives and to give good faith consideration to Baxter becoming a supplier to OmniCell, including but not limited to having its products listed and available for sale on a non-exclusive basis through OmniBuyer, OmniCell's e-commerce system.

         6. PRIVATE PLACEMENT - Baxter agrees that the limit on private placements of equity securities before a Mandatory Prepayment is required under
Section 2.8 of the LSA shall be modified to permit OmniCell to complete the private placement of up to $30,000,000 (total) of equity securities in one or more transactions or rounds of financing to be completed no later than December 31, 2000 without triggering a Mandatory Prepayment so long as OmniCell shall apply at least 50% of the proceeds of such private placement to redeem the Series J Preferred Stock of OmniCell.. The existing exceptions to the prepayment obligation OmniCell contained in the proviso to Section 2.8(a) of the LSA, will remain in effect, except that the exception for sales of equity securities not exceeding 10% of the outstanding equity securities of OmniCell contained in clause (y) shall not be available for the year 2000.

         7. PWC CONSENT - Baxter agrees to cooperate with PricewaterhouseCoopers ("PWC") and promptly provide any assistance reasonably requested to enable PWC to issue its consent to inclusion of its opinion on the Sure-Med financial statements in the S-1 registration statement to be filed in connection with OmniCell's anticipated public offering.

         8. ACCOUNTS RECEIVABLE - Baxter and OmniCell agree that the items set forth in Exhibits C1 and C2 all constitute assets transferred to OmniCell pursuant to the Bill of Sale and Assignment dated January 29, 1999 from Baxter. Upon written request of OmniCell, Baxter agrees provide notice in writing to all customers listed on Exhibit C2 in a form reasonably

Mr. Art Mollenhauer
Baxter Healthcare Corporation
December 23, 1999
Page 3.

satisfactory to OmniCell, that OmniCell is the party entitled to receive payments under all such accounts, and the party to whom payments by those customers should be made. The amounts shown on Exhibit C1 have been either collected by Baxter from the customers indicated on Exhibit C1 or have been converted to leases between Baxter and such customer. Baxter shall be entitled to retain all such amounts so collected or to be collected under such leases, and OmniCell waives and releases in favor of Baxter all claims to such amounts and such leases.

         9. SEVERANCE ADJUSTMENTS - Baxter shall be responsible for all obligations to pay severance benefits with respect to all Remaining Employees, and OmniCell shall be responsible for all obligations to pay severance benefits with respect to all Transferred Employees. As described in Paragraph 2 above,
Section 5.9(b) of the APA is being terminated and there will be no further adjustment as between Baxter and OmniCell with respect to such severance obligations.

         10. CANADIAN ISSUES - Baxter agrees to deliver to OmniCell at Palo Alto, California or such other place within the continental United States as OmniCell shall direct in writing the Canadian inventory described in Exhibit D hereto. All shipping and other costs of such delivery shall be the responsibility of Baxter.

         11. WESTERN EUROPEAN DISTRIBUTION SERVICES - Baxter hereby waives and releases any and all claims against OmniCell and its subsidiaries and its affiliates with respect to distribution of Sure-Med products by Baxter in Western Europe during 1999.

         12. INSTALLATION SCHEDULE - Baxter and OmniCell agree that they will work together over the next 30 days to develop a schedule, prioritized by Baxter, for installation of remaining uninstalled Sure-Med units relating to outstanding Baxter receivables.

         13. OMNICELL EUROPE - Baxter agrees to waive any claim or right under
Section 6.2 of the LSA in connection with the establishment and maintenance by OmniCell of subsidiaries or operating branches in Europe for the purpose of manufacturing, marketing or distributing OmniCell products in Europe so long as the aggregate book value of the assets of such subsidiaries and branches calculated in accordance with generally accepted accounting principles consistently applied shall not at any time exceed USS 1,000,000.

         14. CANADIAN AND EUROPEAN INVENTORY - Baxter acknowledges to OmniCell that the inventory described in Exhibit D and the inventory located in Europe that was included in the audited balance sheet for the Sure-Med business that was previously delivered to OmniCell are owned by OmniCell and Baxter hereby waives and releases any and all rights or claims thereto.

         15. CONFIDENTIALITY - Baxter and OmniCell shall not disclose the existence or terms of this letter agreement without the prior written consent of the other party, except as required by law (including any disclosures required by Federal or state securities laws) and except that either party may make such disclosures as may be reasonably required to its respective independent accountants.

Mr. Art Mollenhauer
Baxter Healthcare Corporation
December 23, 1999
Page 4.

         16. GOVERNING LAW - This letter agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

         As discussed above, this letter agreement sets forth the complete agreement between Baxter and OmniCell with respect to the subjects specifically identified and discussed in this letter. All other terms and conditions of the APA and LSA remain in effect. This letter agreement is final immediately upon its execution by both parties.

Sincerely,

/s/ Earl E. Fry
Earl E. Fry
Vice President and Chief Financial Officer
OmniCell Technologies, Inc.

Mr. Art Mollenhauer
Baxter Healthcare Corporation
December 23, 1999
Page 5.

         ON BEHALF OF BAXTER HEALTHCARE CORPORATION, I HAVE EXECUTED AND AGREE TO ALL OF THE FOREGOING.

By:    /s/ Arthur Mollenhauer
       Art Mollenhauer
       Vice President Finance
       I.V. Systems & Medical Products
       Baxter Healthcare Corporation